UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
Filed by the Registrant
☑
 Filed by a Party other than the Registrant
☐
Check the appropriate box:
☑  Preliminary Proxy Statement

☐
 Confidential, For Use of the Commission Only (as permitted by Rule
 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to
§240.14a-12

AMC Networks Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

amc+ amc Acorntv allblk BBC AMERICA HIDIVE IFC IFCFilms SHUDDER SUNDANCE NOW SUNDANCETV WETV amc NETWORKS INTERNATIONAL

April 24, 2025

Dear Stockholder:

You are cordially invited to attend the AMC Networks annual meeting of stockholders, which will be conducted via live audio webcast on Thursday, June 5, 2025 at 10:00 a.m. Eastern Daylight Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/AMCX2025. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. For further information, please refer to the General Information section of the website.

In 2024, AMC Networks delivered solid financial results as we continued to adapt and innovate amidst a competitive and fast changing media environment. We are pleased with the progress we’ve made to reorient the business around free cash flow generation as we focus on three key areas that we believe will drive our business forward – high-quality programming, innovative distribution partnerships and profitability. The following are a few of our 2024 business highlights:

•  The Company achieved net cash provided by operating activities of $376 million and free cash flow of $331 million in 2024, reflecting an 84% and 96% increase, respectively, from the prior year.

•  The Company’s streaming revenues increased to $603 million in 2024, reflecting a 7% increase from the prior year.

•  The Company’s streaming subscribers increased to 12.4 million, reflecting an 8% increase from December 31, 2023.

•   We completed significant affiliate renewal activity, representing nearly half of our domestic affiliate subscriber base, including multi-year agreements with Charter, Cox, Verizon, and Cable One, among others.

•  We entered into an innovative branded non-exclusive content licensing partnership with Netflix to showcase 15 of our most popular shows.

•  We signed a multi-year renewal agreement with Amazon Prime Video Channels for the global distribution of our entire portfolio of streaming services.

•  We continued to expand our fast-growing, free ad-supported streaming (“FAST”) channels business, which included 19 total live FAST channel brands representing 136 active channel feeds on 12 different platforms at year end.

•  We delighted audiences with a high-quality slate of original programming across our networks and streaming services, including: AMC/AMC+’s The Walking Dead: The Ones Who Live, Anne Rice’s Interview with the Vampire, and The Walking Dead: Daryl Dixon; Acorn TV’s Harry Wild and Inspector Ellis; We TV’s Love After Lockup and The Braxtons; HIDIVE’s anime hits OSHI NO KO and I Parry Everything!; Shudder’s Late Night with the Devil and In a Violent Nature and IFC Films’ The Taste of Things and Memoir of a Snail, among many others.

Throughout the year, we have worked to update our stockholders on a range of topics including the Company’s business strategy, board of directors, governance and executive compensation practices. We are committed to maintaining an active dialogue with our stockholders and remain focused on creating stockholder value.

Thank you for your support and your continued investment in AMC Networks.

Sincerely yours,

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

AMC Networks Inc.

The Annual Meeting of Stockholders of AMC Networks Inc. (the “Company” or “AMC Networks”) will be held via live audio website on Thursday, June 5, 2025, at 10:00 a.m. Eastern Daylight Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/AMCX2025 (there is no physical location for the annual meeting). For further information on how to participate in the meeting, please see General Information, “How do I attend, vote at and ask questions during the annual meeting?” You will need to have your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the annual meeting. The annual meeting will be held to:

1.	Elect the Directors named in the accompanying proxy statement.

2.	Ratify the appointment of the Company’s independent registered public accounting firm.

3.	Hold an advisory vote to approve Named Executive Officer compensation.

4.	Approve the Company’s Amended and Restated 2016 Employee Stock Plan.

5.	Approve the Company’s redomestication to the State of Nevada by conversion.

6.	Conduct such other business as may be properly brought before the meeting.

Only stockholders of record on April 7, 2025 may vote at the meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the impact of the Company’s annual meeting on the environment.

Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope provided.

By order of the Board of Directors,

Anne G. Kelly Corporate Secretary

New York, New York

April 24, 2025

AMC Networks Inc., 11 Penn Plaza, New York, NY 10001

PROXY STATEMENT SUMMARY

We present here a summary of important information in this proxy statement. Please review the complete proxy statement before you vote.

2024 Business Highlights

Below are some key highlights from our last completed fiscal year:

In 2024, AMC Networks delivered solid financial results as we continued to adapt and innovate amidst a competitive and fast changing media environment. We are pleased with the progress we have made to reorient the business around free cash flow generation as we focus on three key areas that we believe will drive our business forward – high-quality programming, innovative distribution partnerships and profitability. The following are a few of our 2024 business highlights:

•	The Company achieved net cash provided by operating activities of $376 million and free cash flow of $331 million in 2024, reflecting a 84% and 96% increase, respectively, from the prior year.

•	The Company’s streaming revenues increased to $603 million in 2024, reflecting a 7% increase from the prior year.

•	The Company’s streaming subscribers increased to 12.4 million as of December 31, 2024, reflecting an 8% increase from December 31, 2023.

•

We completed significant affiliate renewal activity, representing nearly half of our domestic affiliate subscriber base, including multi-year agreements with Charter, Cox, Verizon, and Cable One, among others.

•	We entered into an innovative branded non-exclusive content licensing partnership with Netflix to showcase 15 of our most popular shows.

•	We signed a multi-year renewal agreement with Amazon Prime Video Channels for the global distribution of our entire portfolio of streaming services.

(1)	Free cash flow is a non-GAAP measure. See Annex A for the calculation of this measure and for a reconciliation to the nearest GAAP measure.
(2)	Adjusted operating income is a non-GAAP measure. See Annex A for the calculation of this measure and for a reconciliation to the nearest GAAP measure.

•	We continued to expand our fast-growing FAST channels business, which included 19 total live FAST channel brands representing 136 active channel feeds on 12 different platforms at year end.

•

We delighted audiences with a high-quality slate of original programming across our networks and streaming services, including: AMC/AMC+’s The Walking Dead: The Ones Who Live, Anne Rice’s Interview with the Vampire, and The Walking Dead: Daryl Dixon; Acorn TV’s Harry Wild and Inspector Ellis; We TV’s Love After Lockup and The Braxtons; HIDIVE’s anime hits OSHI NO KO and I Parry Everything!; Shudder’s Late Night with the Devil and In a Violent Nature and IFC Films’ The Taste of Things and Memoir of a Snail, among many others.

•	We received awards recognition for our content, including:

•	Anne Rice’s Interview with the Vampire (AMC/AMC+): Critics Choice Awards nominations.

•	The Walking Dead Universe (AMC/AMC+): Saturn Awards wins.

•	Planet Earth III (BBC America): Emmy Awards nominations.

•	The Boulet Brothers’ Dragula (Shudder): Emmy Awards nominations.

•	Memoir of a Snail (IFC Films): Academy Awards, Golden Globe Awards, Critics Choice Awards and Annie Animation Awards nominations.

•	Blackberry (IFC Films): Film Independent Spirit Awards nominations.

•	Late Night with the Devil (IFC Films/Shudder): Saturn Awards and Fangoria Chainsaw Awards wins.

•	V/H/S/Beyond (Shudder): Critics Choice Awards nominations.

•	HIDIVE (multiple series): 18 Crunchyroll Anime Awards nominations (including “Anime of the Year” and “Best Drama”) and 1 win.

Director Nominees

The board of directors of AMC Networks Inc. (the “Board of Directors” or “Board”) has nominated thirteen director candidates: five Class A nominees and eight Class B nominees. Each director is nominated for a term to expire at the 2026 annual meeting of the Company’s stockholders. Our directors have significant management, leadership and industry experience. In addition to these valuable attributes, our independent Class A nominees, elected by our Class A stockholders, also bring extensive knowledge of the media industry, enabling them to provide effective independent oversight of strategy and management’s execution of strategic initiatives, which is complemented by the valuable institutional knowledge of the Company that our Class B nominees, elected by our Class B stockholders provide. The Board is currently comprised of 54% independent directors. See Proposal 1 — Election of Directors, “Directors Elected By Class A Common Stockholders” and “Directors Elected By Class B Common Stockholders” in this proxy statement for detailed information about each director’s background, skills and qualifications.

Name	Director Since	Principal Occupation	Committees

Directors Elected By Class A Common Stockholders

Matthew C. Blank	2022	• Senior Advisor, The Raine Group, LLC	—

Joseph M. Cohen	2022	• Chairman and Chief Executive Officer, West Ridge Associates	—

Debra G. Perelman	2023	• Former President and Chief Executive Officer, Revlon, Inc.	Audit

Leonard Tow	2011	• Chief Executive Officer, New Century Holdings LLC	Compensation (Chair); Audit

Carl E. Vogel	2013	• Private Investor • Industry Advisor, KKR & Co Inc.	Audit (Chair)
Directors Elected By Class B Common Stockholders

James L. Dolan Chairman of the Board of Directors	2011	• Executive Chairman and Chief Executive Officer, Madison Square Garden Entertainment Corp. and Sphere Entertainment Co. • Executive Chairman, Madison Square Garden Sports Corp.	—

Christopher J. Cox	2024	• Founder and principal of Cox ADR LLC • Former partner with Hogan Lovells LLP	—

Aidan J. Dolan	2021	• Manager and Performer, Upright Man	—

Patrick F. Dolan	2011	• Former Senior Network Advisor, News 12 Networks	—

Thomas C. Dolan	2011	• Former Executive Vice President-Strategy and Development, Office of the Chairman, Cablevision Systems Corporation	—

Stephen C. Mills	2024	• Former President and General Manager, New York Knicks	—

Name	Director Since	Principal Occupation	Committees
Directors Elected By Class B Common Stockholders

Brian G. Sweeney	2011	• Former President and Chief Financial Officer, Cablevision Systems Corporation	—

Vincent Tese	2016

•  Chairman of ICE Clear Credit LLC

•  Former Chief Executive Officer of the New York State Urban Development Corporation

•  Former Executive Chairman of FCB Financial Holdings Inc., and its subsidiary Florida Community Bank

			Compensation

Executive Compensation Highlights

We, as a company, place great importance on our ability to attract, retain, motivate and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of, the strategic objectives of growing the Company’s businesses and maximizing stockholder value. In particular, we believe that the majority of compensation should be at risk and contingent on Company performance.

The primary elements of 2024 executive compensation were base salary, an annual cash incentive award and long-term incentive awards in the form of restricted stock units, which vest ratably over three years, and cash performance awards that cliff vest at the end of three years based on the achievement of specified performance metrics. In 2024, in-line with our commitment to aligning pay with Company performance, 81% of the total target compensation to Ms. Dolan, our CEO, and 70% of the total target compensation to our other named executive officers (“NEOs”) was “at-risk.” In this way, a significant portion of the value of compensation ultimately realized by our NEOs depended upon either the Company’s performance against key performance measures that align with our business strategy, or the direct performance of our stock and thus, the experience of our stockholders. For the full list of our NEOs, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

2024 NEO Total Direct Compensation Program Structure

Component		Pay for Performance Rationale	Performance Period

Base Salary		• Based on level and merit and benchmarking against relevant peers	N/A

Annual Cash Incentives

•  Based on the Company’s overall annual performance, which was calculated based on achievement of (i) the Company’s four strategic goals (see page 89 for a description of these goals) and (ii) specified AOI and free cash flow financial targets.

One year

Long-Term Incentive Awards	Cash Performance Awards (CPAs) • 50% to all of our NEOs	• AOI • Free cash flow • Distribution share and viewership	Three one-year performance periods averaged and subject to modifier tied to three-year performance
	Restricted Stock Units (RSUs) • 50% to all of our NEOs	• Stock Performance	Vests ratably over three years

2024 CEO Annual Compensation Decision Mix*

81% of CEO Target Pay is "At Risk"
Base Salary 19%
Annual Cash Incentive 37%
Long-Term Incentive RSUs 22%
CPA Grants 22%

v

2024 Non-CEO NEO Annual Compensation Decision Mix**

CPA Grants
19%
Base Salary
30%
Long-Term Incentive
RSUs
19%
Annual Cash
Incentive
32%

70% of NEO Target Pay is "At Risk" on Average

*	The percentages in the 2024 CEO Annual Compensation Decision Mix are based on Ms. Dolan’s compensation in 2024.
**	The percentages in the 2024 NEO Annual Compensation Decision Mix do not include Mr. Romanello’s compensation as he did not join the Company until December 10, 2024.

Compensation Governance Practices

✓	Align pay and performance

✓	Majority of compensation is at risk

✓	Engage in rigorous target-setting process for incentive metrics

✓	Prohibit hedging and short sales by all employees

✓	Prohibit pledging of Company stock and require pre-approval of trading by directors and executive officers

✓	No excise tax gross up provisions

✓	No dividends or dividend equivalents on unvested equity awards

✓	Maintain a clawback policy for erroneously awarded compensation to our executive officers compliant with SEC rules and include additional clawback provisions in our equity awards

✓	Stockholder feedback incorporated into compensation program reviews

✓	Retention of Pay Governance LLC, an independent compensation consultant

Corporate Governance Highlights

We are committed to ensuring that our Board is accountable to, and acts in the best interests of, all our stockholders, notwithstanding our status as a controlled company. We have implemented a number of strong governance practices and policies to promote independent leadership in the boardroom and the protection of stockholder rights.

Commitment to Sound Governance Practices as a Controlled Company

✓	Annual election of directors, with directors serving one-year terms

✓

Robust director nomination criteria, including considering whether directors have perspectives, backgrounds and experiences relevant to the Company’s strategic priorities, and the ability to serve the interests of both Class A and Class B stockholders

✓	Majority independent Board and Audit and Compensation comprised 100% of independent directors

✓	Executive sessions with only independent directors at least twice a year, facilitated by independent Class A director committee chairs

✓	Effective Board self-evaluations conducted at least annually

✓	Regular engagement with stockholders regarding business strategy and performance, Board, corporate governance and executive compensation practices

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2025

BOARD AND CORPORATE GOVERNANCE PRACTICES

In this proxy statement, the words “Company,” “we,” “us,” “our” and “AMC Networks” refer to AMC Networks Inc., a Delaware corporation. We refer to the U.S. Securities and Exchange Commission as the “SEC” and The Nasdaq Stock Market LLC as “NASDAQ.” This proxy statement is first being sent to stockholders on April 24, 2025.

AMC Networks Inc. is a holding company and conducts substantially all of its operations through its subsidiaries. Our Class A Common Stock is listed on NASDAQ under the symbol “AMCX.” As a result, we are generally subject to NASDAQ corporate governance listing standards. Our Board of Directors oversees the business of AMC Networks and monitors the performance of management.

Corporate Governance Guidelines

The Board has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Chairman of the Board and the Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our corporate website at http://investors.amcnetworks.com. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Engagement with our Stockholders

The Company values feedback from its stockholders and regularly engages with stockholders to keep informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including business strategy and performance, Board, corporate governance and executive compensation practices. These stockholder dialogues, which are often focused on Board, governance and compensation matters, inform discussions in the boardroom and are a component of the Compensation Committee’s review and refinement of our executive compensation program. Input from stockholders in recent years has also informed enhancements to our proxy disclosures, including those surrounding the Board’s independent Class A director selection and nomination process, and how our director selection process supports the evolution of our Board’s collective skills and expertise in line with Company strategy. In the spring and fall of 2024, we continued our practice of engaging with Class A stockholders representing a majority of Class A Common Stock outstanding to highlight our Board’s recent refreshment efforts, including the addition of one new independent director in 2024 leading to a majority-independent Board, and to discuss how our corporate governance and executive compensation practices support the Company’s evolved strategy.

Board Leadership Structure

Our Board has the flexibility to determine whether the roles of Chairman and principal executive officer should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the Company’s specific needs from time to time. Our Board has chosen to keep the roles of Chairman of the Board and Chief Executive Officer separate. The Board believes that this is the optimal leadership structure at this time as it recognizes Mr. James L. Dolan’s leadership position on the Board and deep industry knowledge and experience while the Company is also able to benefit from the experience of its Chief Executive Officer (the “CEO”), Ms. Kristin Dolan, with responsibility for day-to-day management of the Company.

Board Oversight of Company Strategy

The Board and its committees are involved in overseeing our corporate strategy, including major business and organizational initiatives, capital allocation priorities and potential business development opportunities. The Board engages in discussions regarding our corporate strategy at nearly every Board meeting and, at least annually, receives a formal update on the Company’s short- and long-term objectives, including the Company’s operating plan and long-term corporate strategic plan. The Board’s committees oversee elements of our strategy associated with their respective areas of responsibility.

Board Self-Assessment

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s assessment process seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conduct its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Executive Sessions of Non-Management and Independent Board Members

Under our Corporate Governance Guidelines, our non-management directors may meet in executive sessions with no members of management present. The non-management directors may specify the procedure to designate the director who may preside at any such executive session. Non-management directors who are not independent under the rules of NASDAQ may participate in these executive sessions, but our directors who are independent under the rules of NASDAQ meet separately in regularly scheduled executive sessions at least twice each year. Our independent Class A director committee chairs are essential in facilitating and leading these executive sessions.

Risk Management

The oversight of risk management is an important Board responsibility. The Audit Committee takes the lead on behalf of the Board in monitoring risk management. The Audit Committee discusses the process by which senior management of the Company and the relevant departments of the

Company assess and manage the Company’s exposure to risk. The Committee also discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Furthermore, the Audit Committee reviews and receives regular briefings concerning the Company’s information security and technology risks (including cybersecurity), including discussions of the Company’s information security and cybersecurity risk management programs.

Our Compensation Committee also considers the issue of the Company’s exposure to risk in establishing and implementing our executive compensation programs. AMC Networks believes that its executive compensation program, with its emphasis on long-term performance, its close connection to Company-wide and divisional performance and its significant equity components, is designed to align its executives’ compensation with the Company’s long-term strategy and growth and, as a result, does not encourage excessive risk taking.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, AMC Networks Inc., 11 Penn Plaza, New York, NY 10001. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting Convercent, which has been designated to act as a confidential contact organization for these purposes, at 1-800-461-9330.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance under the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets, and equal employment opportunity and harassment. The full text of the code is available on our website at http://investors.amcnetworks.com. In addition, a copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary. Within the time period required by the SEC, we will post on our website any amendment to the Code of Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer.

Director Independence

Our Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s corporate governance rules and, as a result, the Company is not required to comply with the corporate governance rules of NASDAQ requiring: (i) a majority of independent directors on our Board of Directors, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee. While our Board of Directors has elected not to comply with the NASDAQ requirement for a majority of independent directors on our board and an independent corporate governance and nominating committee given our stockholder voting structure, which entitles Class B holders to elect up to 75% of the Board, we remain committed to balancing the rights of

Class B holders with our Board’s commitment to independent oversight through our Class A director nomination process, described in more detail below. We do comply with the requirement for an independent compensation committee.

Our Board has determined that each of the following non-employee directors are “independent” within the meaning of the rules of NASDAQ and the SEC: Messrs. Matthew C. Blank, Joseph M. Cohen, Stephen C. Mills, Vincent Tese, Carl E. Vogel and Dr. Leonard Tow and Ms. Debra G. Perelman. In making the determination as to the independence of each director and director nominee, the Board considered all relationships between that director, or director nominee, and the Company and its affiliates. In reaching its determination with respect to Mr. Blank, the Board considered the fact that he previously served as Interim CEO of the Company from September 2021 to September 2022, as a director of Madison Square Garden Sports Corp. (“MSG Sports”) from 2019 to 2020 and as a director of Madison Square Garden Entertainment Corp., now known as Sphere Entertainment Co. (“Sphere Entertainment”), from 2020 until 2021. The Board determined that these relationships are not material and that Mr. Blank is independent. In reaching its determination with respect to Mr. Cohen, the Board considered the fact that he serves as an outside director of MSG Sports and previously served as a director of MSG Networks, Inc. (“MSG Networks”) from 2020 until its merger with Sphere Entertainment in July 2021. The Board determined that these relationships are not material and that Mr. Cohen is independent. In reaching its determination with respect to Mr. Mills, the Board considered the fact that he serves as an outside director of MSG Sports and previously served as a director of MSG Networks from 2020 to 2021. The Board determined that these relationships are not material and that Mr. Mills is independent. In reaching its determination with respect to Mr. Tese, the Board considered the fact that he serves as an outside director of MSG Sports and Sphere Entertainment and determined that this relationship is not material and that Mr. Tese is independent. In reaching its determination with respect to Mr. Vogel, the Board considered the fact that he serves as an outside director of Sphere Entertainment since April 2023. The Board determined that this relationship is not material and that Mr. Vogel is independent. In reaching its determination with respect to Ms. Perelman, the Board considered the fact that Ms. Perelman is nominated to be elected a director of Sphere Entertainment at Sphere Entertainment’s 2025 annual shareholder meeting and that Ms. Perelman’s half-sister, Samantha Perelman, is an employee of the Company’s AMC Studios operation. The Board determined that these relationships are not material and that Ms. Perelman is independent. The Board is currently comprised of 54% independent directors.

Director Nomination

As permitted under NASDAQ rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Common Stock currently have the right to elect up to 75% of the members of our Board. We believe that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Common Stock under our Amended and Restated Certificate of Incorporation.

Our Corporate Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”). The holders of our Class A Common Stock are currently entitled to elect at least 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors are recommended to the Board by a majority of the independent Class A Directors then in office who were elected by the holders of our

Class A Common Stock. Nominees for election as Class B Directors are recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board. The Board considers, among other things, whether the Board is comprised of directors with an appropriate mix of opinions, perspectives, and personal and professional experiences and backgrounds, as well as other characteristics. The Board believes that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a board that encompasses a broad range of skills, expertise, industry knowledge, viewpoints, backgrounds and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board also considers nominees for Class A Directors recommended by holders of our Class A Common Stock. Nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees.

Stockholders who wish to submit nominees for consideration by the Board for election at our 2026 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s By-laws and SEC rules. See “Other Matters—Stockholder Proposals for the 2026 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Board Meetings

The Board met six times between January 1, 2024 and December 31, 2024. During that time, each of our directors attended at least 75% of the meetings of the Board and, as applicable, the committees of the Board on which he or she served during such time. We also encourage our directors to attend annual meetings of stockholders. All of the thirteen directors who stood for election at the 2024 annual meeting of stockholders attended the meeting.

Board Committees

Our Board has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

Committee Members: Mr. Vogel (Chair), Dr. Tow and Ms. Perelman

Meetings in 2024: 4

The primary purposes and responsibilities of our Audit Committee are to:

•

Assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm;

•

Appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;

•	Review and evaluate the qualifications and performance of the Company’s internal audit service provider;

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;

•

Discuss the process by which senior management of the Company assess and manage the Company’s exposure to risk, and discuss the Company’s major financial risk exposures and the steps management of the Company has taken to monitor and control such exposures;

•	Discuss cybersecurity and data privacy risks and threats with the Company’s General Counsel and Chief Financial Officer, who provide a cybersecurity report to the Audit Committee on a quarterly basis;

•

Review and approve related party transactions that are required to be disclosed under SEC rules, other than those submitted for approval by a committee of independent directors under the Company’s Related Party Transaction Approval Policy;

•	Conduct and review with the Board an annual performance evaluation of the Audit Committee;

•	Prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•	Review and reassess the Audit Committee charter at least annually; and

•	Report to the Board on a regular basis.

The text of our Audit Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

As discussed above, our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both NASDAQ and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Dr. Tow, Mr. Vogel and Ms. Perelman is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under Corporate Governance, “Communicating with Our Directors.”

Compensation Committee

Committee Members: Dr. Tow (Chair) and Mr. Tese

Meetings in 2024: 9

The primary purposes and responsibilities of our Compensation Committee are to:

•

Establish our general compensation philosophy and, in consultation with management and Pay Governance, the Company’s independent compensation consultant, oversee the development and implementation of compensation programs;

•

Review and approve corporate goals and objectives relevant to the compensation of CEO, evaluate her performance in light of these goals and objectives and determine and approve her compensation based upon that evaluation;

•

Make recommendations to the Board with respect to the compensation of our executive officers (other than the CEO) who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the CEO, the “Senior Employees”);

•	Approve any new equity compensation plan or material changes to an existing plan;

•	Oversee the activities of the committee or committees administering our retirement and benefit plans;

•	In consultation with management, oversee regulatory compliance with respect to compensation matters;

•	Determine and approve any severance or similar termination payments to be made to Senior Employees (current or former);

•	Determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;

•	Prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement;

•	Conduct and review with the Board an annual performance evaluation of the Compensation Committee; and

•	Report to the Board on a regular basis, but not less than annually.

The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. The text of our Compensation Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary.

The Compensation Committee reviews the performance of the CEO, evaluates their performance in light of the corporate goals and objectives relevant to their compensation and determines and approves the compensation levels for the CEO based on this evaluation. In determining the long-term incentive component compensation for the CEO, the Compensation Committee considers, among other factors, the Company’s performance, the value of similar incentive awards to executives in similar positions at comparable companies and the awards given to the CEO in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

Dr. Tow and Mr. Tese served as members of the Compensation Committee during 2024. Neither of Dr. Tow and Mr. Tese are current or former officers or employees of the Company.

Other Committees

In addition to standing committees, the Company has adopted a policy whereby a committee of our Board consisting entirely of independent directors (an “Independent Committee”) will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC (“Item 404”)) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently applies to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.

Our Board has also adopted a special approval policy for transactions with MSG Sports, Sphere Entertainment and Madison Square Garden Entertainment Corp. (formerly MSGE Spinco, Inc.) (“MSG Entertainment”) and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries and MSG Entertainment and its subsidiaries, on the other hand, in which the amount exceeds $1 million. In addition, the Audit Committee receives a quarterly update from the Company’s General Counsel of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries and MSG Entertainment and its subsidiaries, on the other hand regardless of value. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.

For a further discussion of the scope of these policies, see “Related Party Transaction Approval Policy.”

Currently, and throughout our fiscal year ended December 31, 2024, our Audit Committee or Compensation Committee served as the Independent Committee under the above policy. For a further discussion of the scope of this policy, see “Related Party Transaction Policy.”

Our Amended By-Laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Director Compensation

The following table describes the components of the non-employee director compensation program in effect during 2024:

Compensation Element*	Compensation Program

Annual Retainer	$70,000

Annual Equity Retainer**	$135,000 in RSUs that vest on the date of grant and settle 90 days after service on the Board ceases

Annual Non-Executive Chairman Fee***	$200,000

Annual Committee Retainer Fees	$25,000

Chair Fee	$35,000 for the Audit Committee, $35,000 for the Compensation Committee

Meeting Fees	$2,000 per meeting

* Includes any non-standing committee of the Board that may be established from time to time. A director who is a Company employee receives no additional compensation for serving as a director.

** Each director annual grant of RSUs is determined by dividing the value of the annual equity retainer by the twenty trading day average closing price on the day prior to the annual stockholders’ meeting.

*** The Board approved an annual non-executive chairman fee of $200,000 on October 1, 2024, effective as of such date, in recognition of the role’s additional leadership responsibilities.

2024 Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors from January 1, 2024 through December 31, 2024. Directors who are employees of the Company receive no additional compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation (4)	Total ($)

Matthew Blank	82,000	127,868	—	209,868

Joseph Cohen	80,000	127,868	—	207,868

Christopher J. Cox(5)	38,908	130,977	—	169,885

Aidan Dolan	82,000	127,868	—	209,868

Charles F. Dolan(6)	2,241,346	—	—	2,241,346

James L. Dolan(7)	132,000	127,868	—	259,868

Patrick F. Dolan	82,000	127,868	—	209,868

Thomas C. Dolan	82,000	127,868	—	209,868

Stephen C. Mills(8)	46,654	127,868	—	174,522

Debra G. Perelman	115,000	127,868	—	242,868

Brian G. Sweeney	82,000	127,868	—	209,868

Vincent Tese	123,000	127,868	—	250,868

Leonard Tow	193,000	127,868	—	320,868

Carl E. Vogel	150,000	127,868	—	277,868

Marianne Dolan Weber(9)	40,332	127,868	—	168,200

(1)

These amounts represent base fees, meeting fees and committee fees earned. The amounts reported do not include the Company’s reimbursement of reasonable out-of-pocket expenses incurred by each non-employee director in attending Board and Committee meetings.

(2)

With the exception of Mr. Christopher J. Cox, this column reflects the fair market value of 8,042 RSUs granted to each non-employee director on June 12, 2024 based on the closing stock price of $15.90 on that date, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For Mr. Christopher J. Cox, this column reflects the fair market value of 12,968 RSUs granted on July 15, 2024 based on the closing stock price of $10.10 on that date as calculated in accordance with FASB ASC Topic 718.

(3)

For each non-employee director, the aggregate number of RSUs held as of December 31, 2024 is as follows: Mr. Matthew Blank, 23,170 units; Mr. Joseph Cohen, 22,658 units; Mr. Christopher J. Cox, 12,968 units; Mr. Aidan Dolan 25,151 units; Mr. Charles F. Dolan, 0 units; Mr. James L. Dolan, 50,284 units; Mr. Patrick F. Dolan, 50,284 units; Mr. Thomas C. Dolan, 50,284 units; Mr. Stephen C. Mills, 8,042 units; Ms. Debra G. Perelman, 19,012 units; Mr. Brian G. Sweeney, 50,284 units; Mr. Vincent Tese, 38,747 units; Dr. Leonard Tow, 50,284 units; Mr. Carl E. Vogel, 43,980 units; and Ms. Marianne Dolan Weber, 0 units.

(4)

The Company encourages its directors to attend certain events relating to its business at the Company’s expense to gain a better understanding of the Company’s business and products. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate amount of perquisites did not exceed $10,000 for any director.

(5)	Reflects compensation for Mr. Christopher Cox’s service as a non-employee director from July 15 through December 31, 2024.

(6)

Charles F. Dolan served as the Company’s Chairman Emeritus until June 12, 2024 and was an employee of the Company until his death on December 29, 2024. He earned $241,346 in salary in 2024. In addition, on June 13, 2024, Mr. Dolan received a special recognition cash award approved by the Compensation Committee in the amount of $2,000,000 for his long-standing service to the Company. Mr. Dolan also participated in the Company’s benefit plans until his death.

(7)	James L. Dolan, the Chairman of the Board, earned $50,000 in non-executive chairman fees in 2024.

(8)	Reflects compensation for Mr. Stephen C. Mills’s service as a non-employee director from June 12 through December 31, 2024.

(9)	Reflects compensation for Ms. Marianne Dolan Weber’s service as a non-employee director from January 1 through July 8, 2024.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated thirteen of the Company’s thirteen current directors for re-election to the Board. Of the thirteen nominees for director, five are to be elected by the Class A stockholders and eight are to be elected by the Class B stockholders. All of the directors that are standing for re-election other than Christopher J. Cox were elected by the respective Class A and Class B stockholders at the 2024 annual meeting of the Company’s stockholders held on June 12, 2024. The Board noted that more votes were withheld than were cast in favor of the election of Class A Director Leonard Tow at the 2024 annual meeting and discussed the implications of that vote both in its Board meetings and with stockholders following the vote outcome. The Board believes, based on the public recommendations of ISS and Glass Lewis – two of the largest proxy advisor firms which are followed by many institutional investors – that the opposition to Dr. Tow was primarily driven by dissatisfaction with the Company’s governance structure and specifically our status as a controlled company and associated dual classification board structure and not the result of specific objections to Dr. Tow or his performance on the Board. Dr. Tow is a seasoned industry executive whose experience as a founder and chief executive officer of a major cable television company and as a former Board member of Cablevision have continued to provide our Board with valuable perspectives on the risks and opportunities inherent to our industry and our strategy. After careful consideration of the outcome and circumstances, as well as the crucial skills and differentiated experience he brings to the Board, the Board decided to nominate Dr. Tow for re-election at the annual meeting.

All director nominees are hereby nominated for a term to expire at the 2026 annual meeting of the Company’s stockholders.

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock.

If a nominee for election as a director by the Class A stockholders becomes unavailable before the election, the Company representatives named in the Class A proxy card will be authorized to vote for a replacement nominee for election as a director by the Class A stockholders if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy card will be authorized to vote for a replacement Class B director nominee if the Board names one.

The Board unanimously recommends that you vote FOR each of the following candidates:

Director Nominees Elected By Class A Common Stockholders

MATTHEW C. BLANK

Age: 74

Director since October 2022

Mr. Blank has served as a Senior Advisor at The Raine Group, LLC, since rejoining as of December 1, 2022. Mr. Blank previously served as a senior advisor to The Raine Group, LLC from September 2020 to September 2021. Mr. Blank served as Interim CEO of AMC Networks Inc. from September 2021 to September 2022. Mr. Blank was an advisor to Showtime Networks, Inc. (“Showtime”) from January 2018 to December 2018, after serving as Chairman of Showtime from January 2016 to December 2017. Prior to that, Mr. Blank served as Chief Executive Officer of Showtime from 1995 through 2015 and President and Chief Operating Officer of Showtime from 1993 through 1995, after serving as Executive Vice President of Marketing, Creative Services and Public Affairs from 1988 to 1992. Prior to joining Showtime, Mr. Blank served over 12 years in various roles at Home Box Office, Inc. (“HBO”), leaving HBO as its Senior Vice President of Consumer Marketing. Mr. Blank currently serves as a director of CuriosityStream Inc. Mr. Blank previously served on the board of directors of Cumulus Media, Inc., Madison Square Garden Entertainment Corp. from April 2020 to September 2021 and Madison Square Garden Sports Corp. from December 2019 to April 2020.

Key Skills & Qualifications In light of Mr. Blank’s extensive knowledge of the media industry acquired through his high level executive roles at AMC Networks Inc., Showtime and HBO, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

JOSEPH M. COHEN

Age: 78

Director since June 2022

Mr. Cohen has been Chairman and Chief Executive Officer of West Ridge Associates, a sports and media consulting firm, since 2013. West Ridge’s clients include Platinum Equities, a private equity firm, the Cleveland Guardians and Arizona Diamondbacks of Major League Baseball, and The Switch, a broadcast transmission facilities provider. In April 2022, Mr. Cohen was named Chairman of Brand Velocity Group Sports, a private equity firm. Mr. Cohen has served as an independent consultant of The Switch since May 2020 and previously served as President of Sports at The Switch from 2013 to 2018 as an employee and from 2018 through May 2020 (as an independent consultant). He was Chief Executive Officer and Principal Owner of The Switch predecessor companies Hughes Television Network (1985-1989) and HTN Communications, LLC (2003-2013). Mr. Cohen served in various senior executive roles with Madison Square Garden while the business was part of Cablevision and was President of MSG Networks (1977-1985), when he was a member of the National Basketball Association (NBA) and National Hockey League (NHL) television committees. He returned as Executive Vice President of MSG Media & Development (1995-2002). Mr. Cohen was Chairman of the Los Angeles Kings of the NHL (1993-1995), also serving on the NHL Board of Governors. He was President of Spectacor West and Chief Executive Officer of Spectacor Films (1991-1993), serving on the board of Allied Communications, Inc. (ACI), an independent film distribution company. He was also co-founder and a director of USA Network (1977-1981). Mr. Cohen is a member of the board of directors of MSG Sports and previously served as a director of MSG Networks from June 2020 until the merger of Madison Square Garden Entertainment Corp. with MSG Networks in July 2021. He also serves as a director of Joe Torre’s Safe At Home Foundation and Maccabi World Union. He serves as a director emeritus of the March of Dimes and trustee emeritus of the California Institute of the Arts. Recognition of Mr. Cohen includes the Sports Broadcasting Hall of Fame and the WWE Hall of Fame, the Sports Business Journal’s Champions Class of 2016, Ellis Island Medal of Honor and Billboard Magazine’s Facilities Manager of the Year (1974 and 1976). Mr. Cohen brings to the Board his long-term experience and knowledge of the sports, entertainment and media industries.

Key Skills & Qualifications In light of Mr. Cohen’s long-term experience as a senior executive of other companies and his knowledge of the entertainment and media industries, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

DEBRA G. PERELMAN

Age: 51

Director since June 2023

Ms. Perelman has served as Executive Chair of Stripes Beauty since May 2024 and is also a Managing Partner at InviNext Growth Partners, a new fund dedicated to investing in consumer growth companies. Previously, Ms. Perelman served as President and Chief Executive Officer of Revlon, Inc. from May 2018 to August 2023 and as a director of Revlon, Inc. from June 2015 to August 2023. Ms. Perelman previously served as Revlon, Inc.’s Chief Operating Officer from January 2018 until May 2018 (Revlon, Inc. filed for bankruptcy in June 2022 and emerged in May 2023). From 2014 until December 2017, Ms. Perelman also served as Executive Vice President, Strategy and New Business Development of MacAndrews & Forbes, a diversified holding company. Ms. Perelman joined MacAndrews & Forbes in 2004 as Vice President. Prior to joining MacAndrews & Forbes, Ms. Perelman held various positions at Revlon, Inc. in corporate finance and brand marketing. Ms. Perelman currently serves as a director of Beyond, Inc. and Sally Beauty Holdings, Inc., is the co-founder and serves as a member of the Board of Child Mind Institute and is also on Mastercard’s CPG Innovate Steering Committee.

Key Skills & Qualifications In light of Ms. Perelman’s experience as the chief executive officer of a public company, as well as the knowledge and experience she has gained in various positions, including brand marketing and corporate finance at Revlon, Inc. and MacAndrews & Forbes, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that she should be reelected to the Board.

LEONARD TOW

Age: 96

Director since June 2011

Dr. Tow has been Chief Executive Officer of New Century Holdings LLC, an outdoor advertising company, since January 2005. He also served as Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004. Dr. Tow previously served as a director of Cablevision until its sale in June 2016 and Citizens Communications Company. Dr. Tow also serves as Chairman of the Tow Foundation, a trustee of the Brooklyn College Foundation, a trustee of Columbia University Mailman School of Public Health, a trustee of WNET.ORG and a member of the board of Lincoln Center Theater.

Key Skills & Qualifications In light of Dr. Tow’s experience as a founder and chief executive officer of a major cable television company, his experience as the chief executive officer of a private company, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

CARL E. VOGEL

Age: 67

Director since June 2013

Mr. Vogel is a private investor and an industry advisor focused on media and communications for KKR & Co Inc., a global investment firm. He is also the president and sole stockholder of Bulldog Capital, Inc., a private investment firm. He served as Executive Partner of Mill Point Capital, a middle market private equity firm; and Executive Chairman of Full Circle Fiber Partners, LLC, an investment platform focused on opportunities in fiber, engineering and technology. Mr. Vogel was a former Senior Advisor of DISH Network Corporation; former President and Vice Chairman of DISH Network Corporation (formerly EchoStar Communications Corporation), a satellite delivered digital television services provider in the United States); the former Vice Chairman and Senior Advisor at EchoStar Corp., a developer of set-top boxes and other electronic technology; and the former President, Chief Executive Officer and director of Charter Communications, a broadband service provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media. In addition, Mr. Vogel is a member of the board of directors, audit committee and compensation committee of Sphere Entertainment. Mr. Vogel also served as a director of Sirius XM Holdings Inc., Universal Electronics, Inc., Ascent Media Corporation, Inc., DISH Network Corporation and Shaw Communications, Inc. during the last five years.

Key Skills & Qualifications In light of Mr. Vogel’s extensive knowledge of the media industry acquired through his high level executive roles at DISH Network Corporation and Charter Communications Inc., his accounting experience acquired through his work as a certified public accountant and his role as a chief executive and senior finance executive of public companies, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

Director Nominees Elected By Class B Common Stockholders

JAMES L. DOLAN

Age: 69

Director since March 2011

Mr. James L. Dolan has served as the Company’s Non-Executive Chairman since February 27, 2023 and previously served in such role from September 2020 to December 5, 2022. From December 5, 2022 through February 27, 2023, Mr. Dolan served as the Company’s Interim Executive Chairman. He has also been Executive Chairman of MSG Sports since October 2015 and its Chief Executive Officer since May 2024. Mr. Dolan previously served as Chief Executive Officer of MSG Sports from November 2017 until the effective time of the spinoff of Sphere Entertainment, then MSG Entertainment Corp, from MSG Sports, which occurred on April 17, 2020. Mr. Dolan has been the Executive Chairman and Chief Executive Officer of Sphere Entertainment since November 2019 and the Executive Chairman and Chief Executive Officer of MSG Entertainment since December 2022. Mr. Dolan was the Executive Chairman of MSG Networks from June 2009 until July 2021 and he was the President and Chief Executive Officer of MSG Networks from March 2015 to July 2015. Mr. Dolan was Chief Executive Officer of Cablevision from October 1995 until its sale in June 2016. He was President of Cablevision from June 1998 to April 2014, Chief Executive Officer of Rainbow Media Holdings, Inc. from September 1992 to October 1995, and Vice President of Cablevision from 1987 to September 1992. Mr. Dolan currently serves as a director of MSG Sports, MSG Entertainment and Sphere Entertainment. Mr. Dolan previously was a director of MSG Networks, Cablevision and Live Nation Entertainment, Inc. Mr. Dolan is the spouse of Kristin Dolan, the father of Aidan J. Dolan, the brother of Patrick F. Dolan and Thomas C. Dolan and the brother-in-law of Christopher J. Cox and Brian G. Sweeney.

Key Skills & Qualifications In light of Mr. Dolan’s experience in various positions with Cablevision since 1979, including as its Chief Executive Officer from 1995 until its sale in June 2016 and his experience as the Executive Chairman of MSG Sports since October 2015, SPHR since November 2019, MSG Entertainment since December 2022 and MSG Networks from June 2009 until July 2021, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, MSG Entertainment, Sphere Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

CHRISTOPHER J. COX

Age: 61

Director since July 2024

Mr. Cox is the founder and principal of Cox ADR LLC. He was a partner with Hogan Lovells LLP from April 2019 to January 2024. Prior to joining Hogan Lovells LLP, he was a partner with Weil Gotshal & Manges LLP, which he joined as an associate in 1997. Mr. Cox is currently a member of the American Bar Association Dispute Resolutions Section, where he co-chairs the Client Representation Committee and sits on the Arbitration and Mediation Committees. Mr. Cox is the brother-in-law of Kristin Dolan and James L. Dolan.

Key Skills & Qualifications In light of Mr. Cox’s experience as founder and principal of Cox ADR LLC, as well as the knowledge and experience he has gained during his tenure as a partner at Hogan Lovells LLP and a partner Weil Gotshal & Manges LLP, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

AIDAN J. DOLAN

Age: 33

Director since June 2021

Mr. Aidan J. Dolan is a graduate of New York University and has earned a certification in entrepreneurship at the Wharton School of Business. Mr. Dolan has been involved with various entrepreneurial endeavors, including managing and performing in Upright Man, a New York-based band, since 2015 and launching an apparel line founded in May 2019. Mr. Dolan served as a director of MSG Networks from June 2020 until its merger with Madison Square Garden Entertainment Corp. in July 2021. Mr. Dolan is the son of James L. Dolan, the step-son of Kristin Dolan and the nephew of Thomas C. Dolan, Patrick F. Dolan and Brian G. Sweeney.

Key Skills & Qualifications In light of his familiarity with the Company’s business and being a member of the third generation of Cablevision’s founding family and experience as a director of MSG Networks, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that Aidan J. Dolan should be reelected to the Board.

PATRICK F. DOLAN

Age: 73

Director since June 2011

Mr. Patrick F. Dolan was Senior Network Advisor of News 12 Networks from April 2018 to October 2018. News 12 Networks is a subsidiary of Altice N.V. He was the President of News 12 Networks from February 2002 to April 2018 and Vice President from September 1995 to February 2002. He has been a majority owner of Newsday Media Group since July 2016. Mr. Dolan previously served as a director of Cablevision. Mr. Dolan is the brother of James L. Dolan and Thomas C. Dolan, the uncle of Aidan J. Dolan and the brother-in-law of Kristin Dolan and Brian G. Sweeney.

Key Skills & Qualifications In light of Mr. Dolan’s experience as a member of Cablevision’s founding family, in his previous position with News 12 Networks and in various previous positions with Cablevision, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

THOMAS C. DOLAN

Age: 72

Director since June 2011

Mr. Thomas C. Dolan was Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision from September 2008 until its sale in June 2016. He was Chief Executive Officer of Rainbow Media Corp. from April 2004 to April 2005 and Executive Vice President and Chief Information Officer of Cablevision from October 2001 until April 2005. He serves as a director of MSG Sports, Sphere Entertainment and MSG Entertainment and previously served as a director of MSG Networks until the merger of Sphere Entertainment with MSG Networks, and Cablevision. Mr. Dolan is the brother of James L. Dolan and Patrick F. Dolan, the uncle of Aidan J. Dolan and the brother-in-law of Kristin Dolan and Brian G. Sweeney.

Key Skills & Qualifications In light of Mr. Dolan’s experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1987, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, Sphere Entertainment, MSG Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

STEPHEN C. MILLS

Age: 65

Director since June 2024

Mr. Stephen C. Mills served as President from 2017 to 2020 and Executive Vice President and General Manager from 2013 to 2017 of the New York Knicks, which is owned by MSG Sports. Prior to joining the New York Knicks, he served as a Partner at Athletes & Entertainers Wealth Management Group, LLC from 2009 to 2013, the Chief Operating Officer and Sports Business President of MSG Networks from 2003 to 2009, and in various roles at the NBA from 1984 to 2000. Mr. Mills has served as a director of Selective Insurance Group, Inc. since September 2020, a director of MSG Sports since 2020 and as a Trustee of Ariel Investments since 2015. Mr. Mills previously served as a director of MSG Networks from October 2020 to 2021. Mr. Mills has also served on the board of advisors for the Hospital for Special Surgery since 2011 and as a director of the Princeton University Varsity Club since 2010. He previously served as a trustee of USA Basketball from 1992 to 2000 and the Basketball Hall of Fame from 1992 to 2000.

Key Skills & Qualifications In light of the knowledge and experience Mr. Mills has gained and contributions he has made during his tenure as a director of the Company, MSG Sports and MSG Networks, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

BRIAN G. SWEENEY

Age: 60

Director since June 2011

Mr. Sweeney served as the President of Cablevision from April 2014 and Chief Financial Officer of Cablevision from March 2015 until its sale in June 2016. Previously, Mr. Sweeney served as the Senior Executive Vice President, Strategy and Chief of Staff of Cablevision from January 2013 to April 2014, Senior Vice President — Strategic Software Solutions of Cablevision from June 2012 to January 2013 and Senior Vice President — eMedia of Cablevision from January 2000 to December 2012. He serves as a director of MSG Sports, Sphere Entertainment and MSG Entertainment and previously served as a director of MSG Networks until the merger of Sphere Entertainment with MSG Networks, and Cablevision. Mr. Sweeney is the brother-in-law of James L. Dolan, Kristin Dolan, Patrick F. Dolan and Thomas C. Dolan and the uncle of Aidan J. Dolan.

Key Skills & Qualifications In light of Mr. Sweeney’s experience in various positions with Cablevision since 1993, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports, Sphere Entertainment, MSG Entertainment, MSG Networks and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

VINCENT TESE

Age: 82

Director since June 2016

Mr. Tese has been Chairman of ICE Clear Credit LLC since 2013. Mr. Tese was the Chairman of FCB Financial Holdings, Inc. (formerly known as Bond Street Holdings, LLC) from November 2009 to January 2019 and the Executive Chairman of FCB Financing Holdings, Inc. and its subsidiary, Florida Community Bank from January 2010 to January 2019. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. He is a director of MSG Sports, Sphere Entertainment, and Claros Mortgage Trust, Inc. He also serves as a trustee of New York Presbyterian Hospital and New York University School of Law. Mr. Tese previously was a director of Gabelli Asset Management, National Wireless Holdings, Inc., The Bear Stearns Companies, Inc., Cablevision, MSG Networks, Mack-Cali Realty Corporation and Intercontinental Exchange, Inc.

Key Skills & Qualifications In light of his experience as the chief executive officer of the New York State Urban Development Corporation, his other governmental service, his experience as the executive chairman of Florida Community Bank, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Sports and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm (the “independent auditors”) with respect to our operations for 2025. KPMG will audit our financial statements, including our internal control over financial reporting, for 2025. Representatives of KPMG will participate in the annual meeting to answer appropriate questions and to make a statement if they desire.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our organizational documents, the Board is submitting the selection of KPMG to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information about fees for services rendered by KPMG, our independent registered public accounting firm, in 2024 and 2023:

	2024	2023

Audit fees (1)	$3,039,000	$2,316,000

Audit-related fees (2)	$ 137,000	$ 52,000

Tax fees (3)	$ 94,000	$ 149,000

All other fees	—	—

(1)

Audit fees billed to and incurred by the Company consist of (i) services for work arising from the Company’s financial statement audit, including the integrated audit of internal control over financial reporting, (ii) statutory and separate Company audits of the financial statements of certain Company subsidiaries, (iii) reviews of the Company’s unaudited interim consolidated financial statements for quarterly periods, and (iv) services for work arising from the Company’s long-term debt transactions.

(2)	Audit-related fees billed to the Company consisted principally of services relating to agreed-upon procedures, technical accounting advice and attest services.

(3)	Tax fees billed to the Company consisted of compliance services and advisory services related to state, federal and foreign tax matters.

The Audit Committee’s pre-approval policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed under “Audit fees,” “Audit-related fees,” “Tax fees” and “All other fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

PROPOSAL 3 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Regulation 14A of the Exchange Act, we are seeking stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

The Company’s stockholders previously approved, in an advisory vote held at the 2024 annual meeting of stockholders, holding an advisory vote to approve the compensation of our Named Executive Officers once every year.

The Company values the opinions of its stockholders and, consistent with our record of stockholder engagement, will consider the outcome of the vote when making future compensation decisions. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion and Analysis.” As described in the Compensation Discussion and Analysis, we believe that the Company’s executive compensation programs effectively ties a significant portion of compensation to the Company’s performance and provides a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success.

We are asking our stockholders to vote “FOR” the adoption of the following resolution:

RESOLVED, that the stockholders of AMC Networks Inc. (“AMC Networks”) approve, on an advisory basis, the compensation of AMC Networks’ Named Executive Officers, as disclosed in AMC Networks’ Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the compensation tables and narratives under the heading “Executive Compensation.”

Our Board and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our Named Executive Officers.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 4 — PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED 2016 EMPLOYEE STOCK PLAN

Executive Summary of Proposal

Summary of Proposal:

To adopt the Amended and Restated 2016 Employee Stock Plan (as amended, the “A&R 2016 Employee Stock Plan”) that would reserve an additional 5,000,000 shares of Class A Common Stock to the existing share reserve under the existing Amended and Restated 2016 Employee Stock Plan (the “Current A&R 2016 Employee Stock Plan”) for issuance of Awards under the A&R 2016 Employee Stock Plan.

Uses of Equity Compensation:

Equity is an essential tool to attract, motivate and retain highly-skilled and talented senior management at the Company as well as other key employees and it aligns the interests of such employees with stockholders.

Historic Burn Rate and Potential Dilution:

We believe that the shares available for issuance under the A&R 2016 Employee Stock Plan will provide sufficient shares for our equity-based compensation needs for approximately three years following the date on which the A&R 2016 Employee Stock Plan is approved by our stockholders.

Our three-year average annual equity burn rate for the period ending December 31, 2024 was 3.97%.

Our equity-based compensation model, including the equity compensation paid to our executive officers and members of management, results in a “burn rate” as indicated in the chart below:

	2022	2023	2024	Three-Year Average

(a) Restricted stock units granted (1)	920,372	2,168,067	2,126,690	1,738,376

(b) Weighted average basic shares outstanding	43,134,662	43,827,460	44,438,307	43,800,143

(c) Burn rate (a/b) (2)	2.13%	4.95%	4.79%	3.97%

(1)	Reflects the gross number of shares underlying awards made to employees during the respective year.

(2)	Not adjusted for forfeiture and withholding which would reduce the burn rate if taken into account.

Our Compensation Committee recognizes that, as commonly calculated, the total potential dilution or “overhang” from the adoption of the A&R 2016 Employee Stock Plan is 22.12%. The overhang is calculated as follows, in each case as of March 31, 2025: (x) the sum of (a) 7,636,017 shares available under the A&R 2016 Employee Stock Plan and (b) 5,122,851 shares underlying outstanding awards under the Current A&R 2016 Employee Stock Plan, divided by (y) the sum of (a) 44,915,741 shares outstanding, (b) 7,636,017 shares available under the A&R 2016 Employee Stock Plan and (c) 5,122,851 shares underlying outstanding awards under the Current A&R 2016 Employee Stock Plan.

Current Awards Outstanding:

A summary of shares outstanding under our Current A&R 2016 Employee Stock Plan is included below, as of March 31, 2025:

Restricted Stock Units Outstanding	5,122,851

Shares Remaining for Grant Under Current A&R 2016 Employee Stock Plan	2,636,017

Total Common Stock Outstanding	44,915,741

Plan Features:

The Compensation Committee has included certain features in the Plan:

•  Limits on awards to individual participants.

•  No repricing of stock options without stockholder approval.

•  No discounted stock options or SARs.

•  No automatic reloads.

•  Dividends on equity awards do not vest and are not paid until the underlying award is vested.

At the annual meeting, the Company’s stockholders will be asked to approve a new A&R 2016 Employee Stock Plan. Based on the recommendation of our Compensation Committee, on March 11, 2025, our Board of Directors unanimously approved the A&R 2016 Employee Stock Plan subject to stockholder approval. The A&R 2016 Employee Stock Plan will be applicable only to awards granted on or after the date on which the A&R 2016 Employee Stock Plan is approved by stockholders (the “A&R Plan Effective Date”). The terms and conditions of awards granted under the Current A&R 2016 Employee Stock Plan prior to the A&R Plan Effective Date will not be affected by the adoption or approval of the A&R 2016 Employee Stock Plan, and the Current A&R 2016 Employee Stock Plan terms will remain applicable with respect to such awards.

The A&R 2016 Employee Stock Plan is designed to enable the Company to offer eligible employees of the Company stock based incentives in the Company to attract, retain and reward such individuals and strengthen the alignment of interests between such individuals and the Company’s stockholders. The Company believes that the acquisition of such stock based incentives will motivate these employees and strengthen their desire to remain with the Company. The Company also believes that such stock based incentives will enable the Company to more effectively attract and retain desirable personnel.

The A&R 2016 Employee Stock Plan provides for grants of incentive stock options (as defined in Section 422A of the Internal Revenue Code (the “Code”)), non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards (collectively, “Awards”). The A&R 2016 Employee Stock Plan will terminate, and no more Awards will be granted, after ten years from the A&R Plan Effective Date (unless sooner terminated by our Board of Directors or our Compensation Committee). The termination of the A&R 2016 Employee Stock Plan will not affect previously granted Awards.

As of March 31, 2025, there were 2,636,017 shares available for grant under the Current A&R 2016 Employee Stock Plan. If stockholders do not approve the A&R 2016 Employee Stock Plan, the amendments to the Current A&R 2016 Employee Stock Plan will not take effect, but the Company may continue to grant awards under the Current A&R 2016 Employee Stock Plan in accordance with the current terms and conditions thereof.

The terms of the A&R 2016 Employee Stock Plan are substantially similar to the Current A&R 2016 Employee Stock Plan. The primary aspects of the A&R 2016 Employee Stock Plan are set forth below. The summary is qualified in its entirety by the A&R 2016 Employee Stock Plan which is set forth in Annex B to this proxy statement.

Shares Subject to the A&R 2016 Employee Stock Plan; Other Limitations

The A&R 2016 Employee Stock Plan will be administered by the Company’s Compensation Committee. Awards may be granted under the A&R 2016 Employee Stock Plan to such employees of the Company as the Compensation Committee may determine. As of March 31, 2025, assuming approval of the A&R 2016 Employee Stock Plan at the annual meeting, the total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Awards under the A&R 2016 Employee Stock Plan may not exceed an aggregate of 7,636,017, representing 2,636,017 available for grant under the Current A&R 2016 Employee Stock Plan plus the 5,000,000 shares added as a result of the approval of the A&R 2016 Employee Stock Plan, which may be either treasury shares or authorized and unissued shares. As of March 31, 2025, Awards covering 5,122,851 shares remained outstanding under the Current A&R 2016 Employee Stock Plan. The closing price of a share of the Company’s Class A Common Stock on March 31, 2025 was $6.88. To the extent that (i) an Award under the A&R 2016 Employee Stock Plan is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares, (ii) any shares under an Award under the A&R 2016 Employee Stock Plan are not issued because of payment or withholding obligations or (iii) restricted shares revert back to the Company prior to the lapse of the restrictions or are applied by the Company for purposes of tax withholding obligations, then the Compensation Committee may also grant Awards with respect to such shares or restricted shares. Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Awards may be made under the A&R 2016 Employee Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Awards may be made under the A&R 2016 Employee Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Awards under the A&R 2016 Employee Stock Plan.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award).

Employee Awards

All employees of the Company will be eligible to receive Awards under the A&R 2016 Employee Stock Plan. As of December 31, 2024, the Company had approximately 1,818 full time employees. Historically, the Company’s Compensation Committee has made grants of equity awards to a limited number of eligible employees. For example, in 2024, approximately 276 employees received equity awards under the Current A&R 2016 Employee Stock Plan. No single employee may be issued Awards during any one calendar year for, or that relate to, more than 2,000,000 shares of Class A Common Stock. In addition, as of March 31, 2025, the total number of shares underlying Awards of incentive stock options (“ISOs”) may not, subject to adjustment as provided in the A&R 2016 Employee Stock Plan, exceed 2,636,017 shares of Class A Common Stock.

Under the A&R 2016 Employee Stock Plan, the Company may grant options and stock appreciation rights, which will be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option or stock appreciation right is granted. Other than in the case of the death of a participant, such options and stock appreciation rights may be exercised for a term fixed by the Compensation Committee but no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option or stock appreciation right is outstanding, the option or stock appreciation right will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, a stock appreciation right will be settled (and an option may be settled, in the Compensation Committee’s discretion) for an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the stock appreciation right (or option).

The Company may also grant restricted shares and restricted stock units. A restricted share is a share of Class A Common Stock that is registered in the participant’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the participant’s award agreements. The recipient of a restricted share will have the rights of a stockholder, subject to any restrictions and conditions specified by the Compensation Committee in the recipient’s award agreement. Notwithstanding the previous sentence, unless the Compensation Committee determines otherwise, all ordinary cash dividends paid upon any restricted share prior to its vesting will be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.

A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, a restricted stock unit will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant, upon the vesting of the restricted stock unit, an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued.

The Compensation Committee may grant other equity-based or equity-related awards to participants subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Under the A&R 2016 Employee Stock Plan, the Compensation Committee will have the authority, in its discretion, to add performance criteria as a condition to any employee’s exercise of a stock option or stock appreciation right, or the vesting or payment of any restricted shares or restricted stock units, granted under the A&R 2016 Employee Stock Plan. Additionally, the A&R 2016 Employee Stock Plan specifies certain performance criteria that may, in the case of certain executive officers of the Company, be conditions precedent to the vesting of bonus award shares or restricted shares granted to such executives under the A&R 2016 Employee Stock Plan. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, program, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, sponsor, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income, adjusted operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow, unlevered free cash flow, cash flow from operations and similar measure; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Company’s Class A Common Stock; (xiii) a specified increase in the private market value of the Company; (xiv) the price of the Company’s Class A Common Stock; (xv) earnings per share; and/or (xvi) total stockholder return.

If, after the A&R Plan Effective Date, the Company creates a new class of capital stock (a “New Class”), then the Compensation Committee may grant Awards for shares of the New Class. Each share of the New Class granted pursuant to an Award shall count against the per employee share limitation of 2,000,000 described above as one share of Class A Common Stock (or such other number as equitably determined by the Compensation Committee).

Any Award that is subject to recovery under any law, governmental regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required pursuant to such law, regulation or listing, or the Company’s clawback policy. The Compensation Committee has the authority to equitably adjust the terms of any outstanding Awards under the A&R 2016 Employee Stock Plan for any Adjustment Event pursuant to which it determines an adjustment is necessary.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the A&R 2016 Employee Stock Plan at any time and from time to time may amend or revise the terms of the A&R 2016 Employee Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of NASDAQ. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an A&R 2016 Employee Stock Plan Adjustment Event, except to the extent the terms of an award agreement expressly refer to an A&R 2016 Employee Stock Plan Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Certain Awards Under the A&R 2016 Employee Stock Plan

The following summary generally describes the principal federal (but not state and local) income tax consequences of certain awards under the A&R 2016 Employee Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options

An employee will not be subject to tax upon the grant of an ISO or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in the employee’s alternative minimum taxable income. Whether the employee is subject to the alternative minimum tax will depend on his or her particular circumstances. The employee’s basis in the shares received will be equal to the exercise price paid, and the holding period in such shares will begin on the day following the date of exercise. If an employee disposes of the shares on or after (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the employee will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and his or her basis in the shares.

Nonstatutory Stock Options

For the grant of an option that is not intended to be (or does not qualify as) an ISO, an employee will not be subject to tax upon the grant of such an option (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to an employee as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. An employee’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and an employee’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock

An employee will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and transfer restrictions (the “restrictions”) under the A&R 2016 Employee Stock Plan unless the employee makes the election referred to below. Upon lapse of the restrictions, an employee will recognize ordinary income equal to the fair market value of the shares on the date of lapse (less any amount the employee may have paid for the shares), and such income will be subject to income tax withholding and employment taxes. An employee’s basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and an employee’s holding period in such shares begins on the day after the restrictions lapse. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in an employee’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

If permitted by the applicable award agreement, an employee may elect, within 30 days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares awarded (less any amount an employee may have paid for the shares), determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If an employee makes this election, the employee’s holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the employee upon the lapse of the restrictions. However, if the employee forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the employee (even though the employee previously recognized income with respect to such forfeited shares).

In the taxable year in which an employee recognizes ordinary income on account of shares awarded to the employee, the Company generally will be entitled to a deduction equal to the amount of income recognized by the employee. In the event that the restricted shares are forfeited by an employee after having made the Section 83(b) election referred to above, the Company generally will include in our income the amount of our original deduction.

Stock Appreciation Rights

An employee will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of shares receivable by the employee in respect of a stock appreciation right will be taxable to the employee as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. An employee’s basis in any shares received will be equal to the fair market value of such shares on the date of exercise, and an employee’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock Units

An employee will not be subject to tax upon the grant of a restricted stock unit. Upon vesting of a restricted stock unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the cash and/or shares underlying a restricted stock unit, an employee will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of distribution. An employee’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and an employee’s holding period in such shares will begin on the date of distribution. If any dividend equivalent amounts are paid to an employee, they will be includible in the employee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, an employee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the employee’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Currently, capital gain is generally taxed at a maximum rate of 20% if the property is held more than one year.

New Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to the persons and groups named below under the A&R 2016 Employee Stock Plan. All Awards under the A&R 2016 Employee Stock Plan are at the discretion of the Compensation Committee. The A&R 2016 Employee Stock Plan does not require that any Awards be made to any individual or group and does not provide any formulas or guidelines for Awards. The following table sets forth the number of awards that were received by the persons and groups named below for the 2024 fiscal year under the Current A&R 2016 Employee Stock Plan.

	Dollar Value($)(1)	Number of RSUs (1)

Kristin Dolan, CEO	2,308,981	183,398

Dan McDermott, President – Entertainment & AMC Studios	486,100	38,610

Kim Kelleher, Chief Commercial Officer	486,100	38,610

Patrick O’Connell, Executive Vice President and Chief Financial Officer	729,150	57,915

Salvatore Romanello, Executive Vice President and General Counsel	412,881	42,919

James G. Gallagher, Former Executive Vice President and General Counsel	1,215,250	96,525

All Executive Officers(2)	4,588,481	374,579

All Directors who are not Executive Officers	—	—

All Employees who are not Executive Officers	20,579,380	1,655,586

(1)

This column reflects the aggregate grant date fair value of the Company’s restricted stock units granted in 2024 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

(2)	Includes the named executive officers individually listed above and Michael J. Sherin III, but excludes James G. Gallagher.

The Board unanimously recommends that you vote FOR this proposal.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances under all of our equity compensation plans as of December 31, 2024.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (2))

Equity compensation plans approved by security holders	3,878,487	$17.50	5,514,710

Equity compensation plans not approved by security holders	—	—	—

Total	3,878,487	$17.50	5,514,710

(1)	Includes the following plans: Current A&R 2016 Employee Stock Plan and the Amended and Restated 2011 Stock Plan for Non-Employee Directors.

(2)

In March 2025, the Compensation Committee granted RSU awards covering an aggregate of 3,103,666 shares, which is not reflected as a reduction in the number of shares remaining available for future issuance in column (c).

PROPOSAL 5 — PROPOSAL TO APPROVE THE COMPANY’S REDOMESTICATION TO THE STATE OF NEVADA BY CONVERSION

Our Board has approved, and recommends that stockholders approve, a proposal to redomesticate, by conversion, the Company from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Nevada (the “Nevada Corporation”), and adopt the resolutions of the Board approving the redomestication (the “Nevada Redomestication Resolution”), included as Annex C to this proxy statement, as more fully described in this Proposal 5 (the “Nevada Redomestication Proposal”). We call the proposed conversion of the Delaware Corporation into the Nevada Corporation the “Nevada Redomestication.”

Principal Terms of the Nevada Redomestication

The Nevada Redomestication, if approved by our stockholders, will be effected through a conversion pursuant to Section 266 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Sections 92A.195 and 92A.205 of the Nevada Revised Statutes, as amended (the “NRS”), as set forth in the plan of conversion (the “Plan of Conversion”), included as Annex D to this proxy statement. Approval of this Proposal 5 will constitute approval of the Plan of Conversion.

Through the adoption of the Plan of Conversion, upon the effectiveness of the Nevada Redomestication:

•	The Company will continue in existence as a Nevada corporation and will continue to operate our business under the current name, “AMC Networks Inc.”

•

The internal affairs of the Company will cease to be governed by Delaware law and will instead be subject to Nevada law. See “What Changes After the Nevada Redomestication?—Certain Differences in Stockholder Rights Under Delaware and Nevada Law” below.

•

The Company will cease to be governed by our existing amended and restated certificate of incorporation (the “Delaware Charter”) and amended by-laws (the “Delaware Bylaws”) and will instead be subject to the provisions of the proposed Nevada articles of incorporation (the “Nevada Charter”) and the proposed Nevada bylaws (the “Nevada Bylaws”), forms of which are included as Annex E and Annex F, respectively, to this proxy statement. See “What Changes After the Nevada Redomestication?—Certain Differences Between the Delaware Charter and Bylaws and the Nevada Charter and Bylaws” below.

•

The Nevada Redomestication will not result in any immediate change in headquarters, business, jobs, management, properties, location of any of our offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Nevada Redomestication).

•	Each outstanding share of Class A common stock, par value $0.01 per share, of the Delaware Corporation (the “Delaware Corporation Class A Common Stock”) will be automatically converted into one outstanding share of Class A common stock, par value $0.01 per share, of the Nevada Corporation (the “Nevada Corporation Class A Common Stock”) pursuant to the Plan of Conversion.

•

Each outstanding share of Class B common stock, par value $0.01 per share, of the Delaware Corporation (the “Delaware Corporation Class B Common Stock” and together with the Delaware Corporation Class A Common Stock, the “Delaware Corporation Common Stock”) will be automatically converted into one outstanding share of Class B common stock, par value $0.01 per share, of the Nevada Corporation (the “Nevada Corporation Class B Common Stock” and together with the Nevada Corporation Class A Common Stock, the “Nevada Corporation Common Stock”) pursuant to the Plan of Conversion.

•	Stockholders will not need to exchange their existing stock certificates for new stock certificates.

•

Each outstanding warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, Delaware Corporation Class A Common Stock or Delaware Corporation Class B Common Stock, as applicable, will continue in existence and automatically become a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, the same amount of Nevada Corporation Class A Common Stock or Nevada Corporation Class B Common Stock, as applicable, under the same terms and conditions.

•	Our outstanding convertible notes will remain outstanding and will be convertible into an equal number of shares of Nevada Corporation Class A Common Stock under the same terms and conditions.

•

Our Class A common stock will continue to be traded on the NASDAQ under the symbol “AMCX”. We do not expect any interruption in the trading of our Class A common stock as a result of the Nevada Redomestication.

If our stockholders approve the Nevada Redomestication, we anticipate that the Nevada Redomestication will become effective (the “Effective Time”) as soon as practicable following the annual meeting.

In connection with the Nevada Redomestication, the Company intends to make filings with the Nevada Secretary of State and the Delaware Secretary of State and does not anticipate making any other filings to effect the Nevada Redomestication.

The Nevada Redomestication may be delayed by our Board, or the Plan of Conversion may be terminated and abandoned by action of our Board, at any time prior to the Effective Time, whether before or after the approval by our stockholders, if our Board determines for any reason that such delay or abandonment would be in the best interests of the Company and its stockholders, as the case may be.

Background of the Proposal

General

In response to a number of factors, including views regarding the legal landscape in Delaware and Nevada, as part of their ongoing oversight, direction and management of the Company’s business, our Board and management have recently reviewed the Company’s jurisdiction of incorporation.

Like many corporations, AMC Networks Inc. was originally incorporated in Delaware. A large portion of U.S. corporations have historically chosen Delaware as their state of incorporation due to its reputation for having a well-defined legal environment. Because of the extensive experience of the Delaware courts and considerable body of judicial decisions, Delaware has garnered the reputation of offering corporations greater guidance on matters of corporate governance and transaction liability issues.

However, the increasingly litigious environment facing corporations, especially ones with controlling stockholders, has created unpredictability in decision-making. For example, in 2024, the Delaware Supreme Court determined in In re Match Group, Inc. Derivative Litigation, 315 A.3d 446 (Del. 2024) that all transactions involving a controlling stockholder receiving a non-ratable benefit are presumptively subject to entire fairness review (i.e., Delaware’s most stringent standard) unless the transaction complies with the strictures set out in Kahn v. M&F Worldwide Corporation, 88 A.3d 635 (Del. 2014) (“MFW”). The Match Group decision confirmed what corporate and legal communities had viewed in recent years as an expansion in Delaware of the application of MFW, a case originally establishing the requirements that must be followed to lower the standard of review for freeze-out merger transactions between a controlled corporation and its controlling stockholder from entire fairness to the deferential business judgment standard. In March 2025, Delaware lawmakers amended the DGCL to provide that a controlling stockholder transaction that does not constitute a “going private transaction” is entitled to statutory safe harbor protection if it is approved in good faith by a committee consisting of a majority of disinterested directors or approved or ratified by a majority of the votes cast by the disinterested stockholders and the material facts regarding the transaction have been disclosed to the committee approving, or the disinterested stockholders voting on, the transaction. Although these amendments are intended to enable boards of directors and controlling stockholders to negotiate and structure transactions with more legal certainty, interpretative questions will remain as prior doctrines are reconciled with the new statutory mandates.

In contrast, in Guzman v. Johnson, 137 Nev. 126 (2021), a case relating to the Company’s acquisition of RLJ Entertainment Inc., the Supreme Court of Nevada affirmed that Nevada’s statutory business judgement rule is the sole standard for analysis involving fiduciary duty claims against corporate directors and officers in Nevada, regardless of the circumstances or the parties involved in the transactions (including the presence of a controlling stockholder). Guzman also clarified that Nevada law does not impose conditions related to the use of a committee of disinterested directors or approved by a majority of the votes cast by disinterested stockholders in order to benefit from the protection of the business judgment rule. This is unlike the heightened entire fairness test applicable to certain transactions and board actions in Delaware that do not qualify for the statutory safe harbor protection under the DGCL.

Further, the Company’s franchise tax obligations to Delaware have become significant, amounting to approximately $250,000 in the most recent year, whereas annual business license and filing fees in Nevada are approximately $3,000.

By redomesticating the Company from Delaware to Nevada, we believe we will be better suited to take advantage of business opportunities and that Nevada law can better provide for our ever-changing business needs and lowers our ongoing administrative expenses. Accordingly, our Board believes that it is in our and our stockholders’ best interests that our state of incorporation be changed from Delaware to Nevada and has recommended the approval of the Nevada Redomestication to our stockholders.

The Board of Directors’ Evaluation of the Nevada Redomestication

At a meeting held on March 11, 2025, our Board discussed the Company’s potential redomestication. As part of this discussion, management outlined reasons for considering a redomestication from Delaware to Nevada, including:

•	More predictability and certainty in decision-making, exemplified by the Supreme Court of Nevada’s decision in Guzman, as compared to recent Delaware Chancery Court decisions;

•	Reducing risk of opportunistic litigation against the Company, and its directors and officers, which can be time-consuming, burdensome and expensive; and

•	Expected savings from not having to pay a franchise tax in Delaware.

For additional detail on each of the above points considered by the Board, see “Reasons for the Nevada Redomestication” section below.

At that meeting, management also outlined certain considerations associated with a redomestication from Delaware to Nevada, including:

•	Extensive Delaware case law and its established court system;

•	Certain differences between Delaware and Nevada law; and

•	Transaction costs, including legal and transactional costs and litigation costs if there are challenges to the redomestication.

The Board also reviewed with management and discussed recent developments, including (i) the recent decision of the Delaware Supreme Court in Maffei v. Palkon holding that the decision of the Tripadvisor, Inc. board of directors to redomesticate the company from Delaware to Nevada is subject to the deferential business judgment rule standard of review and not the significantly more onerous entire fairness standard, and (ii) the recent introduction by the Delaware General Assembly of then new proposals (since adopted into law) to address some of the recent developments under Delaware law described above with an intention of creating more certainty in Delaware corporate law.

On April 11, 2025, our Board again met to discuss and evaluate the Company’s potential redomestication to Nevada, including further discussion of the factors described above, and the recent amendments to the DGCL.

Recommendation of the Board of Directors

Following its meetings and discussions, our Board determined the Nevada Redomestication is in the best interests of the Company and its stockholders. On April 11, 2025, our Board approved the Nevada Redomestication, adopted the Nevada Redomestication Resolution, directed that the Nevada Redomestication be submitted for consideration by our stockholders at the annual meeting and recommended that our stockholders approve the Nevada Redomestication (including the Plan of

Conversion, Nevada Charter and Nevada Bylaws) and adopt the Nevada Redomestication Resolution. Pursuant to Section 266 of the DGCL, the Nevada Redomestication Resolution is hereby submitted for adoption by the stockholders of the Company, with the recommendation of the Board that stockholders vote for the Nevada Redomestication Resolution.

Reasons for the Nevada Redomestication

Our Board believes that there are several reasons the Nevada Redomestication is in the best interests of the Company and its stockholders.

Nevada Law Provides More Predictability and Certainty in the Underlying Laws that Impact Decision-Making

We believe that Nevada can offer more predictability and certainty in decision-making because of its statutory regime. Unlike in Delaware, where corporate law regarding fiduciary duties is significantly driven by case law, Nevada codifies the fiduciary duties of directors and officers and provides for a statutory business judgment rule. In turn, Nevada courts follow a more predictable statute-based approach to director and officer duties that is less dependent on judicial interpretation. For example, in Guzman, the Supreme Court of Nevada held that the Nevada statutory business judgment rule is the sole standard for judicial review of corporate director and officer fiduciary duties in Nevada. Nevada’s statutory business judgment rule presumes that directors and officers acted in good faith and on an informed basis and allows for director or officer liability only when the plaintiff affirmatively rebuts the presumption and demonstrates that the fiduciary duty breach involved intentional misconduct, fraud, or a knowing violation of law. In contrast to Delaware, Nevada law does not impose situation-specific conditions, such as requiring that interested transactions be both recommended by a disinterested committee of independent directors and subject to a “majority of the minority” vote, in order to benefit from the protection of the statutory business judgment rule.

The Nevada Redomestication is expected to provide greater flexibility in connection with certain corporate transactions. It should be noted that the Nevada Redomestication is not being effected to prevent an ultimate sale of the company, nor is it in response to any present attempt known to our Board to acquire control of the Company or obtain representation on our Board. In connection with the Nevada Redomestication, the Nevada Corporation will (i) become subject to the Nevada business combination statutes in the same manner that the Delaware Corporation is subject to the Delaware business combination statute, with the same exemptive approval applied to members of the group of controlling stockholders that has the effect of making the statute inapplicable to transactions between the Company and current and future members of the Dolan family group, and (ii) opt out of the Nevada control share acquisition statutes, which have no counterpart in Delaware. Business combination statutes and control share acquisition statutes may discourage unsolicited takeovers. Nevertheless, certain effects of the proposed Nevada Redomestication may be considered to have anti-takeover implications by virtue of being subject to Nevada law. See “Certain Considerations Associated with the Nevada Redomestication—Certain Differences Between Delaware and Nevada Law” below.

The Nevada Redomestication Reduces the Risk of Opportunistic Litigation Against the Company, and its Directors and Officers, Which Can be Time-Consuming, Burdensome and Expensive

We believe the Nevada Redomestication will result in less opportunistic litigation against the Company and our directors and officers, which in turn will better allow our directors and officers to focus on the business and save the Company the costs of such litigation. Although the DGCL was recently amended to, among other things, increase protections for directors and officers of a corporation and provide more certainty in Delaware corporate law, we believe Nevada strikes a better balance between the benefits and costs of litigation to the Company and its stockholders than does Delaware. This is because Nevada has a statute-focused approach to corporate law whereas Delaware’s approach continues to depend significantly upon judicial interpretation and judge-made laws that have lent themselves to greater uncertainty.

The increasing frequency of claims and litigation in Delaware brought against corporations and their directors and officers creates unnecessary distraction and costs for businesses. This risk is particularly acute for companies, such as ours, that have controlling stockholders. Historically, the absence of statutory bright-line standards in Delaware for transactions that involved a controlling stockholder has encouraged law firms to test new theories of liability and broaden the definition of what transactions should be deemed conflicted and how strict the standards should be for reviewing such transactions. The amount of time and money required to respond to and to defend these matters could be substantial. These costs are often borne by the Company’s stockholders through, among other things, indemnification obligations, distraction to Company management and employees and increased insurance premiums. Although recent amendments to the DGCL establish new standards for transactions involving controlling stockholders, as discussed above under “Background of the Proposal—General,” interpretative questions will remain.

The DGCL permits a corporation to adopt provisions limiting or eliminating the liability of a director (or, based on more recent amendments to the DGCL that would require an amendment to the Delaware Charter in order to apply to the Company, an officer) to a company and its stockholders for monetary damages for breach of fiduciary duty, provided that the liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Nevada’s statutes permit a broader exclusion of individual liability of both officers and directors to a company and its stockholders. Nevada law provides for an exclusion of damages as a result of any director’s or officer’s act or failure to act, unless the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the company has been rebutted and it is proven that the director’s or officer’s act or failure to act constituted a breach of their fiduciary duties in that capacity and such breach involved intentional misconduct, fraud or a knowing violation of law. Because the Nevada exculpation statutes do not distinguish between different types of fiduciary duties (unlike the DGCL, which excludes breaches of the duty of loyalty), Nevada law permits a corporation to eliminate liability of directors or officers for a breach of the duty of loyalty unless it is proven that such breach involved intentional misconduct, fraud or a knowing violation of law. There is currently no known pending claim or litigation against any of our directors or officers for breach of fiduciary duty related to their service as our directors or officers.

As a result of reducing the risk of lawsuits being filed against us and our directors and officers, our Board believes that the Nevada Redomestication may help us attract and retain qualified directors and officers for the Company.

As discussed below, Nevada law also takes a different approach than Delaware with respect to stockholder inspection rights. Although the DGCL was recently amended to narrow the scope of materials that corporations may be required to provide to stockholders and establish additional procedural requirements for stockholder inspections, we believe Nevada law has a better balance between stockholder rights to accountability and mitigating the unmeritorious use of inspection rights.

Expected Savings From Not Having to Pay a Franchise Tax in Delaware

We anticipate state tax savings of almost $247,000 as a Nevada corporation instead of a Delaware corporation. For the most recent franchise tax period, the Company paid approximately $250,000 in franchise taxes to the state of Delaware, which will no longer be required to be paid if the Nevada Redomestication is completed. If the Nevada Redomestication is completed, our current annual fees in Nevada will consist of an annual state business license fee of $500 plus the fee for filing the Company’s annual list of directors and officers based on the number of authorized shares and their par value, currently equal to $2,600, for a total of $3,100.

Certain Considerations Associated with the Nevada Redomestication

Although our Board believes that the Nevada Redomestication is in the best interests of the Company and its stockholders, there can be no assurance that the Nevada Redomestication will result in the benefits described in this proxy statement, including the benefits of or resulting from incorporation under Nevada or the application of Nevada law to the internal affairs of the Company.

For the Company’s comparison of stockholders’ rights and the material substantive provisions that apply to the Board and executive officers under Delaware and Nevada law, see “What Changes After Nevada Redomestication?—Certain Differences in Stockholder Rights Under Delaware and Nevada Law” below.

In considering the Nevada Redomestication, our Board also considered certain associated risks.

Extensive Delaware Case Law and Established Court System

The Delaware Court of Chancery and the Delaware Supreme Court are experienced business courts. Delaware has an extensive body of case law. Trials are before judges who are experts in corporate law. Delaware statutory law is regularly updated by the legislature, which meets every year. The Delaware system has long been noted for its expertise.

While Nevada also has encouraged incorporation in that state and has adopted comprehensive, modern and flexible statutes that it periodically updates and revises to meet changing business needs, Nevada case law concerning the effects of its statutes and regulations is limited. As a result, we and our stockholders would not have the benefit of Delaware’s breadth of precedent to anticipate the legality of certain corporate affairs and transactions and stockholders’ rights to challenge them, particularly on any matters as to which Nevada’s statutes do not provide a clear answer and a Nevada court must make a determination as a matter of first impression.

Certain investors may be less willing to invest in a corporation incorporated in a jurisdiction other than Delaware, whose corporate laws may be less understood or perceived to be less responsive to stockholder rights or demands.

Certain Differences Between Delaware and Nevada Law

Although our Board believes that the rights of stockholders under the DGCL and the NRS are substantially equivalent, at least on balance of the relevant considerations against one another and as relevant to the Company, the DGCL and Delaware case law collectively are different in certain respects than the NRS and existing Nevada case law in ways that may affect the rights of our stockholders. Please see the Company’s summary of certain differences in the section titled “What

Changes After Nevada Redomestication? — Certain Differences in Stockholder Rights Under Delaware and Nevada Law.” For instance, as further explained below, under the NRS, a stockholder may inspect a Nevada corporation’s articles of incorporation, bylaws, and ledger of record stockholders, subject to certain limitations, if such stockholder holds (or has been authorized by the holders of) at least 5% of the outstanding shares of stock of the Nevada corporation, or has been a stockholder of record for at least six months immediately preceding the demand. In addition, the NRS provides that a stockholder of record may inspect the books of account and financial statements of a Nevada corporation if such stockholder holds (or has been authorized by the holders of) at least 15% of the outstanding shares of stock of the Nevada corporation; however, these additional inspection rights may not be available for stockholders of publicly traded companies. The DGCL, on the other hand, does not require that a stockholder hold a certain number of shares or hold such shares for a stated period of time prior to exercising their books and records inspection rights. Thus, many of our stockholders entitled to make a books and records demand today (as stockholders of a Delaware corporation) will not be able to make a similar demand following the Nevada Redomestication.

Our Board has identified a handful of other areas where the rule in Nevada differs in some respect from the rule in Delaware. These are generally procedural in nature. The potentially most important area is related to antitakeover protections. Both Delaware and Nevada permit a range of antitakeover defenses, including poison pills. Both states have prohibitions (unless statutorily mandated conditions are met) on business combinations with “interested” stockholders owning certain proportions of the outstanding shares, though they apply at different ownership thresholds and have differing moratorium periods: 15% of the voting power of the outstanding voting stock for three years in Delaware and 10% of the voting or investment power of the outstanding voting stock for up to four years in Nevada. The Nevada Corporation will become subject to the Nevada business combination statutes in the same manner that the Delaware Corporation is subject to the Delaware business combination statute, with the same exemptive approval applied to members of the group of controlling stockholders that has the effect of making the statute inapplicable to transactions between the Company and current and future members of the Dolan family group.

Transaction Costs and Litigation Risk

We will also incur certain non-recurring costs in connection with the Nevada Redomestication, including certain filing fees and legal and other transaction costs. We may face legal challenges in connection with the Nevada Redomestication, and we may also face media scrutiny. We believe a majority of these costs have already been incurred or will be incurred by the submission of the Nevada Redomestication Proposal to stockholders regardless of whether the Nevada Redomestication is ultimately completed, except for any litigation related expenses that may arise, which we cannot predict. Many of the expenses that will be incurred and other potential transaction costs are difficult to accurately estimate at the present time, and additional unanticipated costs may be incurred in connection with the Nevada Redomestication.

What Changes After the Nevada Redomestication?

The Nevada Redomestication will effect a change in the legal domicile of the Company and other changes, the most significant of which are described below. Following the Nevada Redomestication, we will be governed by the NRS instead of the DGCL, and we will be governed by the Nevada Charter and the Nevada Bylaws. Approval of this Proposal 5 will constitute approval of the Nevada Charter and Nevada Bylaws. The Delaware Charter and the Delaware Bylaws will no longer be applicable following completion of the Nevada Redomestication. Copies of the Delaware Charter and Delaware Bylaws are included as Annex G and Annex H, respectively, to this proxy statement.

Certain Differences in Stockholder Rights Under Delaware and Nevada Law

The rights of our stockholders are currently governed by the DGCL, Delaware case law, the Delaware Charter and the Delaware Bylaws. Following completion of the Nevada Redomestication, the rights of our stockholders will be governed by the NRS, Nevada case law, the Nevada Charter and the Nevada Bylaws.

The statutory corporate laws of Nevada, as set forth in the NRS, are similar in many respects to those of Delaware, as set forth in the DGCL. However, there are certain differences that may relate to your rights as a stockholder, as well as the corporate governance of the Company. The following are brief summaries of certain legal considerations relating to the current rights of stockholders of a Delaware corporation and the stockholders of a Nevada corporation and the corporate governance of a company in Delaware and in Nevada.

The following discussion does not provide a complete description of the differences that may affect you. This summary is qualified in its entirety by reference to the NRS and the DGCL, the Delaware Charter and the Delaware Bylaws, the Nevada Charter and the Nevada Bylaws, and the body of case law in both jurisdictions, and some of the differences in the legal considerations below may not affect you in light of the provisions of the Nevada Charter and Nevada Bylaws, which opt in to or out of certain determinations as permitted under the NRS.

Issue	Delaware	Nevada
Increasing or Decreasing Authorized Capital Stock

Delaware law does not have a provision permitting the board of directors of a corporation to increase or decrease the number of authorized shares in a class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any class or series of the corporation’s shares (and change the par value thereof) without a vote of the stockholders.

The NRS allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in a class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any class or series of the corporation’s shares (and change the par value thereof) without a vote of the stockholders, so long as the action taken does not adversely change or alter any right or preference of the stockholders and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares.

Classified Board of Directors

The DGCL permits a Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office. If a board of directors is classified, the stockholders elect only one class each year and each class would have a term of office of up to three years.

The NRS permits a Nevada corporation to classify its board of directors into any number of classes with staggered terms of office, so long as at least one-fourth of the total number of directors is elected annually.

Issue	Delaware	Nevada
Removal of Directors

Under the DGCL, the holders of a majority of shares of each class entitled to vote in an election of directors may vote to remove any director or the entire board with or without cause unless (i) the board of directors is classified, in which case directors may be removed only for cause (unless the certificate of incorporation provides otherwise), or (ii) the corporation has cumulative voting, in which case, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her.

The NRS requires the vote of the holders of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote in an election of directors in order to remove a director or all of the directors. The articles of incorporation may provide for a voting threshold higher than two-thirds, but not lower. Furthermore, the NRS does not make a distinction between removal for cause and removal without cause.

Director Independence for Corporate Acts and Transactions

Under the recent amendments to the DGCL, a disinterested director is defined as a director who is not party to the act or transaction being considered and who does not have a material interest in that act or transaction or a material relationship with a person that has a material interest in the act or transaction. A material relationship is defined as a familial, financial, professional, employment or other relationship that would be reasonably expected to impair the objectivity of the director’s judgment when participating in the authorization or approval of the act or transaction at issue.

In addition, under the DGCL, any director of a corporation that has a class of stock listed on a national securities exchange is presumed to be a disinterested director with respect to an act or transaction to which that director is not a party if the board of directors has determined that the director satisfies the relevant criteria for determining director independence from the corporation and, if applicable, the controlling stockholder or control group, under any rules promulgated by the applicable exchange. This presumption may only be rebutted by substantial and particularized facts that the director has a material interest in the act or transaction or has a material relationship with a person with a material interest in the act or transaction.

The NRS does not have counterparts to the disinterested director provisions under the DGCL. However, NRS 78.140 provides a statutory framework for the approval of a transaction between a corporation and a director or officer who has an interest in that transaction, as described in more detail under “—Standard of Judicial Review of Board Decisions” below.

Fiduciary Duties

Under Delaware law, the standards of conduct for directors and officers have mostly developed through Delaware court case law. Generally, directors and officers must exercise a duty of care and a duty of loyalty to the corporation and its stockholders.

Fiduciary duties of directors and officers are codified in the NRS. Nevada law requires that directors and officers of Nevada corporations exercise their powers in good faith and with a view to the interests of the corporation. The NRS also provides as a matter of law that directors and officers are presumed to act in good

Issue	Delaware	Nevada

In addition, under Delaware law, controlling stockholders of a corporation may owe fiduciary duties to the corporation and its minority stockholders in certain circumstances, including when the controlling stockholder is selling its shares or seeking to change the status quo using its voting power, although the recent amendments to the DGCL do provide that controlling stockholders and control groups, in their capacity as such, cannot be liable for monetary damages for breach of the duty of case. See “—Limitation on Personal Liability of Directors, Officers, Controlling Stockholders and Control Groups” below.

faith, on an informed basis and with a view to the interests of the corporation in making business decisions.

While the express provisions of the NRS do not specify the fiduciary duties of controlling stockholders, the Nevada Supreme Court has acknowledged, without clear delineation, that controlling stockholders do have limited fiduciary duties to minority stockholders, at least in the context of a merger transaction.

Reliance

Members of the board of directors or any committee designated by the board of directors are entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation.

In performing their duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Reliance may also be extended to legal counsel, public accountants, advisers, bankers or other persons reasonably believed to be competent, and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the committee was reasonably believed to merit confidence. However, directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted. Nevada law extends the statutory protection for reliance on such persons to corporate officers.

Standard of Judicial Review of Board Decisions

So long as directors properly discharge their fiduciary duties of care and loyalty when managing a corporation, under Delaware case law, their decisions will generally be protected by the presumption of the business judgment rule, under which a court will not second guess an unconflicted business decision made by the board of directors unless such decision cannot be attributed to “any rational business purpose.”

NRS 78.138 provides for a statutory business judgment rule, which presumes that directors and officers acted in good faith and on an informed basis and allows for director or officer liability only when the plaintiff affirmatively rebuts the business judgment rule presumption and proves (i) a breach of fiduciary duty and (ii) that the fiduciary breach involved intentional misconduct, fraud or a knowing violation of law.

Issue	Delaware	Nevada

However, in certain circumstances, Delaware courts may instead apply different heightened levels of scrutiny, including in the case of: (i) conflicted transactions, which include transactions involving a controlling stockholder or other related party; (ii) adoption of defensive measures; (iii) actions infringing on the stockholder franchise (i.e., stockholder voting); and (iv) change of control transactions. In those cases, a court will scrutinize not only the board of directors’ decision-making process but also the substance of the decision.

Section 144 of the DGCL provides that a transaction between a corporation and a director or officer who has an interest in that transaction (but that is not a controlling stockholder transaction) is entitled to statutory safe harbor protection if (a) the transaction is approved in good faith and without gross negligence by a majority of disinterested directors on the board or a committee of the board and the material facts regarding the director’s or officer’s relationship with or interest in transaction have been disclosed to the board or board committee approving the transaction or (b) the transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders.

Under the recent amendments to Section 144 of the DGCL, a controlling stockholder transaction that does not constitute a “going private transaction” is entitled to statutory safe harbor protection if it is (a) approved in good faith by a committee consisting of a majority of disinterested directors or (b) approved or ratified by a majority of the votes cast by the disinterested stockholders and the material facts regarding the transaction have been disclosed to the committee approving, or the disinterested stockholders voting on, the transaction.

The entire fairness standard of judicial review under Delaware law applies to transactions involving a controlling stockholder for which the safe harbors under amended Section 144 of the DGCL are not available. The entire fairness standard places the burden on the board of directors to demonstrate both fair dealing (i.e., process) and fair price.

The statutory business judgment rule is generally the sole standard for any analysis involving fiduciary duty claims against corporate directors and officers in Nevada, regardless of the circumstances or the parties involved in the transactions (including the presence of a controlling stockholder). However, in the narrow circumstances of an action to resist a change or potential change in control that impedes the rights of stockholders to vote for or remove directors, directors will only be given the benefit of the presumption of the business judgment rule if the directors have reasonable grounds to believe a threat to corporate policy and effectiveness exists and the action taken that impedes the exercise of the stockholders’ rights is reasonable in relation to such threat. The NRS also expressly provides that this precondition to the application of the business judgment rule does not apply to poison pills or actions that only affect the time of the exercise of stockholders’ voting rights. Neither the NRS nor Nevada case law has precisely delineated the scope or extent of the fiduciary duties of controlling stockholders.

NRS 78.140 provides a statutory framework for the approval of a transaction between a corporation and a director or officer who has an interest in that transaction. Under the framework, an interested transaction will not be void or voidable if: (a) the interest is disclosed to the board of directors or a committee thereof, and the disinterested directors or committee members approve the transaction in good faith; (b) the interest is disclosed to the stockholders of the corporation, and the stockholders holding a majority of the voting power approve or ratify the transaction in good faith; (c) the interest is not known to the interested director or officer at the time the transaction is brought before the board of directors for action; or (d) the transaction is fair to the corporation at the time it is authorized or approved.

Issue	Delaware	Nevada
Considerations by Directors Permitted by Statute

The DGCL does not provide directors with statutory authority to consider any constituencies other than stockholders in making decisions. Delaware case law provides that fiduciary duties in most circumstances require directors to seek to maximize the value of the corporation for the long-term benefit of the stockholders.

In exercising their powers, including in response to a change or potential change of control, directors and officers of Nevada corporations may consider all relevant facts, circumstances, contingencies or constituencies, which may include, without limitation, the effect of the decision on relevant corporate constituencies. The NRS includes a nonexclusive list of such constituencies, which include the corporation’s employees, suppliers, creditors and customers, the economy of the state and nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and of the stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. To underscore the discretion of directors and officers of Nevada corporations, the NRS specifically states that such directors and officers are not required to consider the effect of a proposed corporate action upon any constituent as a dominant factor. Further, a director may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change of control is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies, including that there are reasonable grounds to believe that, within a reasonable time the corporation or any successor would be or become insolvent subjected to bankruptcy proceedings.

Standard of Review for Change of Control Transactions

Under Delaware case law, a decision to seek to sell, or not to sell, a corporation is generally a business decision protected by the business judgment rule.

However, once a board of directors decides to proceed with a sale of the corporation or such a sale becomes inevitable, then under Delaware case law the primary responsibility of the board of directors becomes to obtain the best price reasonably available for stockholders and the board of directors must prioritize this over other goals.

Under the recent amendments to the DGCL, a controlling stockholder transaction constituting a “going private transaction” is entitled to statutory safe harbor protection if

Under the NRS, director actions taken in response to a change or potential change in control are generally granted the benefits of the business judgment rule, except with respect to an action to resist a change or potential change in control that impedes the rights of stockholders to vote for or remove directors, in which case there is a precondition to the application of the business judgment rule, as described above.

The NRS does not have counterparts to the provisions of the DGCL relating to controlling stockholder “going private transactions.” However, Nevada’s codified business judgment rule applies to judicial review of director and officer actions in the context of a transaction with a controlling

Issue	Delaware	Nevada

it is approved in good faith by a committee consisting of a majority of disinterested directors and approved or ratified by a majority of the votes cast by the disinterested stockholders and the material facts regarding the transaction have been disclosed to both the committee approving, and the disinterested stockholders voting on, the transaction.

stockholder. See “—Standard of Judicial Review of Board Decisions” above.

In addition, the NRS provides a framework for approval of a transaction between a corporation and a director or officer who has an interest in that transaction, as described in more detail under “—Standard of Judicial Review of Board Decisions” above.

Limitation on Personal Liability of Directors, Officers, Controlling Stockholders and Control Groups

The DGCL permits a corporation to adopt a provision in its certificate of incorporation limiting or eliminating the monetary liability of a director or officer to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, unlawful repurchases or dividends, or improper personal benefit. However, under Delaware law, the exculpation of officers (namely, the chief executive officer, president, chief financial officer, chief operating officer, chief legal officer, controller, treasurer and chief accounting officer, as well as any other persons identified as “named executive officers” in a corporation’s most recent SEC filings) is authorized only in connection with direct claims brought by stockholders, including class actions; however, it does not eliminate monetary liability of officers for breach of fiduciary duty arising out of claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

Under the recent amendments to the DGCL, no person who is a controlling stockholder or a member of a control group will be liable in that capacity to a corporation or its stockholders for monetary damages for breach of fiduciary duty other than for (i) a breach of the duty of loyalty to the corporation or the other stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) any transaction for which the person derived an improper personal benefit.

A “controlling stockholder” is defined under the DGCL to mean any person who, together with that person’s affiliates and associates, either (i) owns or controls a majority in voting power of the outstanding stock of the

Under the NRS, a director or officer is not liable unless the presumption that such person acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. In addition, it must be proven both (i) that the act or failure to act constituted a breach of a fiduciary duty as a director or officer and (ii) that such breach involved intentional misconduct, fraud or a knowing violation of law, which is arguably a more stringent burden than a breach of the duty of loyalty or deriving an improper personal benefit under the DGCL. In addition, the NRS provision limiting the personal liability of directors and officers applies to individual liability of directors and officers to the corporation, its stockholders and creditors. Furthermore, under the NRS, it is not necessary to adopt provisions in the articles of incorporation limiting personal liability of directors as this limitation is provided by statute. Thus, the NRS provides broader protection from personal liability for directors and officers than the DGCL.

The NRS does not have counterparts to the provisions of the DGCL relating to the liability of controlling stockholders and control groups for breaches of fiduciary duties. However, Nevada’s codified business judgment rule applies to judicial review of director and officer actions in the context of a transaction with a controlling stockholder. See “—Standard of Judicial Review of Board Decisions” above.

In addition, the NRS provides a framework for approval of a transaction between a corporation and a director or officer who has an interest in that transaction, as described in more detail under “—Standard of Judicial Review of Board Decisions” above.

Issue	Delaware	Nevada

corporation entitled to vote generally in the election of directors or (ii) has the power functionally equivalent of that of a stockholder that owns or controls a majority in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors by virtue of ownership or control of at least one-third in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors or for the election of directors who have a majority in voting power of the votes of all directors on the board of directors and power to exercise managerial authority over the business and affairs of the corporation. A “control group” is defined under the DGCL to mean two or more persons who are not controlling stockholders who, by virtue of an agreement, arrangement or understanding between or among those persons, constitute a controlling stockholder.

Indemnification

Under the DGCL, a Delaware corporation is permitted to indemnify any person who is a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party or threatened to be made a party, provided such person acted in good faith and in a manner the person reasonably believed was in or not opposed to the best interests of the corporation (and in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful).

In connection with any threatened, pending or completed action by or in the right of the corporation involving a person who is or was a director, officer, employee or agent, or is or was serving at the request of the corporation

The NRS generally permits a corporation to indemnify any director or officer who acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of an action involving a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful). Under the NRS, the person seeking indemnity may also be indemnified if he or she is not liable for his or her actions under NRS 78.138. Under the statutory indemnification regime under the NRS, the corporation through its stockholders, directors or independent legal counsel must determine that the indemnification is proper.

Under the NRS, the indemnification pursuant to the statutory mechanisms available under the NRS, as described above, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, but unless ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a

Issue	Delaware	Nevada

as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, a Delaware corporation has the power to indemnify such a person who is a party or is threatened to be made a party for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit: (i) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) if such person is found liable to the corporation, only to the extent the Court of Chancery or the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. This is not exclusive of any other indemnification rights, which may be granted by a Delaware corporation to its directors, officers, employees or agents.

court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

Advancement of Expenses

The DGCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Under the NRS, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay advancements of expenses in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Director Compensation	The DGCL does not have a specific statute on the fairness of director compensation.

The NRS provides that, unless otherwise provided in the articles of incorporation or bylaws, the board of directors (or a committee thereof), without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors so establishes the compensation of directors, such compensation is presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.

Actions by Written Consent of Stockholders

The DGCL provides that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be

The NRS provides that, unless the articles of incorporation or bylaws provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the meeting, the holders of outstanding stock having at least a majority

Issue	Delaware	Nevada

necessary to authorize or take the action at a meeting of stockholders consent to the action in writing. In addition, the DGCL requires a corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

of the voting power of the capital stock of the corporation, or a different proportion of voting power if required for such action at the meeting, consent to the action in writing. Unlike the DGCL, the NRS does not impose notice requirements in connection with stockholder action by written consent.

Dividends and Distributions

Unless further restricted in the certificate of incorporation, the DGCL permits a corporation to declare and pay dividends out of either (i) surplus, or (ii) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). The DGCL defines surplus as the excess, at any time, of the net assets of a corporation over its stated capital. In addition, the DGCL provides that a corporation may redeem or repurchase its shares only when the capital of the corporation is not impaired and only if such redemption or repurchase would not cause any impairment of the capital of a corporation.

The NRS provides that no distribution (including dividends on, or redemption or purchases of, shares of capital stock or distributions of indebtedness) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or, (ii) except as otherwise specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. Directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including but not limited to unrealized appreciation and depreciation, and any other method that is reasonable in the circumstances.

Restrictions on Business Combinations

Under Section 203 of the DGCL, certain “business combinations” with “interested stockholders” of a corporation are subject to a three-year moratorium unless specified conditions are met. For purposes of Section 203, the term “business combination” is defined broadly to include (i) mergers with or caused by the interested stockholder; (ii) sales or other dispositions to the interested stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of either the corporation’s consolidated assets or its outstanding stock; (iii) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder’s proportionate ownership of any class or series of the

Unlike Delaware’s three-year moratorium on business combinations, the Nevada combinations statutes impose a two-year moratorium that extends to prohibit a business combination for up to four years, unless certain conditions are met. NRS 78.411 to 78.444, inclusive, regulate combinations more stringently that Section 203 of the DGCL. First, an interested stockholder is defined as a beneficial owner of 10% or more of the voting power. Second, the two-year moratorium can be lifted only by (i) advance approval of the combination, or the transaction by which such person first becomes an interested stockholder, by the corporation’s board of directors, (ii) approval of the combination by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates, or (iii) the combination meets specified fair value requirements. Finally, after the two-year

Issue	Delaware	Nevada

corporation’s or such subsidiary’s stock); or (iv) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 of the DGCL does not apply if: (i) prior to the time on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns at least 85% of the corporation’s voting stock upon consummation of the transaction that made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) at or after the time on which such stockholder becomes an interested stockholder, the board of directors approves the business combination and it is also approved at a stockholder meeting by at least two-thirds (66 2⁄3%) of the outstanding voting stock not owned by the interested stockholder. Companies are entitled to opt out of the business combination provisions.

period, a combination remains prohibited unless (i) the combination or the transaction by which the person first became an interested stockholder is approved in advance by the board of directors as described above, (ii) the combination is approved by a majority of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates or (iii) the combination meets specified fair value requirements. But note that these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. The combinations statutes in Nevada apply only to Nevada corporations with 200 or more stockholders of record.

Companies are entitled to opt out of the business combination provisions. Any opt-out of the business combinations provisions of the NRS must be contained in the original articles of incorporation, or an amendment to the articles of incorporation approved by a majority of the outstanding voting power not then beneficially owned by interested stockholders or their affiliates and associates, but the amendment would not be effective until 18 months after the vote of the stockholders to approve the amendment, and would not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

Acquisition of Controlling Interests	Delaware law does not have similar provisions.

Pursuant to Nevada’s “acquisition of controlling interest” statutes (NRS 78.379 – 78.3793), any person who acquires a “controlling interest” in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more of the voting power of the

Issue	Delaware	Nevada

issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. In addition, NRS 78.3788 provides that the controlling interest statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date, and which does business directly or indirectly in Nevada. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires.

Corporations are entitled to opt out of the above controlling interest provisions of the NRS.

Stockholder Vote for Mergers and Other Corporate Reorganizations

Under the DGCL, unless the certificate of incorporation specifies a higher percentage, the stockholders of a corporation that is being acquired in a merger or selling all or substantially all of its assets must authorize such merger or sale of assets by vote of a majority of outstanding shares (or voting power of the outstanding shares) entitled to vote. The corporation’s board of directors must also approve such transaction.

Under the NRS, a merger or sale of all assets requires authorization by stockholders of the corporation being acquired or selling its assets by at least a majority of the voting power of the outstanding shares entitled to vote, as well as approval of such corporation’s board of directors. Although a substantial body of case law has been developed in Delaware

Issue	Delaware	Nevada

The DGCL does not require a stockholder vote of a constituent corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the plan of merger does not amend the existing certificate of incorporation, (ii) each share of stock of such constituent corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the effective date of merger and (iii) either no shares of the common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of the common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

as to what constitutes the “sale of substantially all of the assets” of a corporation, it is difficult to determine the point at which a sale of virtually all, but less than all, of a corporation’s assets would be considered a “sale of all of the assets” of the corporation for purposes of Nevada law. It is possible that many sales of less than all of the assets of a corporation requiring stockholder authorization under Delaware law would not require stockholder authorization under Nevada law.

The NRS does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances as under the DGCL, as described in the opposite column.

Appraisal or Dissenters’ Rights

Under Section 262 of the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a Delaware corporation in a merger, consolidation or conversion, provided that no appraisal rights are available with respect to shares of any class or series of stock if, at the record date for the meeting held to approve such transaction, such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is listed on a national securities exchange or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing. Under the DGCL, no appraisal rights are available to stockholders of the surviving or resulting corporation in a merger if the merger did not require their approval.

Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder’s shares in the event of (i) accordance of full voting rights under certain circumstances in connection with certain acquisitions of a controlling interest in the corporation, (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133, (iii) consummation of a plan of conversion to which the corporation is a party, (iv) consummation of a plan of exchange in which the corporation is a party, (v) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares, or (vi) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip

Issue	Delaware	Nevada

In addition, Section 262 of the DGCL allows beneficial owners of shares to file a petition for appraisal without the need to name a nominee holding such shares on behalf of such owner as a nominal plaintiff and makes it easier than under Nevada law to withdraw from the appraisal process and accept the terms offered in the action giving rise to appraisal rights.

rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

Holders of covered securities (generally those that are listed on a national securities exchange) or shares traded in an organized market and held by at least 2,000 stockholders of record with a market value of at least $20,000,000 are generally not entitled to dissenter’s rights. However, this exception is not available if (i) the articles of incorporation of the corporation issuing the shares provide that such exception is not available, (ii) the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provides otherwise or (iii) the holders of the class or series of stock are required by the terms of the corporate action to accept for the shares anything except cash, shares of stock or other securities as described in NRS 92A.390(3) or any combination thereof.

The NRS prohibits a dissenting stockholder from voting his or her shares or receiving certain dividends or distributions after his or her dissent.

Special Meetings of the Stockholders

The DGCL permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting.

The NRS permits special meetings of stockholders to be called by the entire board of directors, any two directors or the President, unless the articles of incorporation or bylaws provide otherwise.
Special Meetings Pursuant to Petition of Stockholders for Election of Directors

The DGCL provides that a director or a stockholder of a corporation may apply to the Court of Chancery of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting.

Under the NRS, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected.

Adjournment of Stockholder Meetings

Under the DGCL, if a meeting of stockholders is adjourned and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each

Under the NRS, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of

Issue	Delaware	Nevada
stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

directors of the corporation fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Duration of Proxies	Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period.

Under the NRS, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. The NRS also provides for irrevocable proxies, without limitation on duration, in limited circumstances.

Quorum

The DGCL provides that the certificate of incorporation or bylaws may establish quorum requirements, but in no event will a quorum consist of less than one-third of the shares entitled to vote. If the certificate of incorporation and bylaws are silent as to specific quorum requirements: (a) a majority of the shares or voting power of the shares entitled to vote will constitute a quorum at a meeting of stockholders; and (b) where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series will constitute a quorum entitled to take action with respect to that vote on that matter.

The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for the transaction of business.

Voting

The DGCL provides that the certificate of incorporation or bylaws may establish voting requirements. If the certificate of incorporation and bylaws are silent as to specific voting requirements: (a) in all matters other than the election of directors, the affirmative vote of the majority of shares present at the meeting and entitled to vote on the subject matter will be the act of the stockholders; (b) directors will be elected by a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors; and (c) where a separate vote by a class or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series present at the meeting will be the act of such class or series or classes or series. Under the DGCL, if a corporation has classes of stock outstanding that have different voting rights, then references in the DGCL to a majority of other proportion of stock or shares are

Under the NRS, unless the articles of incorporation or bylaws provide for different proportions, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Unless provided otherwise in the corporation’s articles of incorporation or bylaws, directors are elected at the annual meeting of stockholders by plurality vote.

Issue	Delaware	Nevada

deemed to refer to such majority or other proportion of the votes of such stock or shares. A bylaw amendment adopted by stockholders which specifies the votes that will be necessary for the election of directors cannot be further amended or repealed by the board of directors.

Stockholder Inspection Rights

Under the DGCL, any stockholder may inspect, and make copies and extracts from, a Delaware corporation’s books and records during normal business hours for any proper purpose upon written demand under oath if (i) the stockholder’s demand is made in good faith and for a proper purpose (i.e., a purpose reasonably related to a stockholder’s interest as a stockholder), (ii) the stockholder’s demand describes with reasonable particularity the stockholder’s purpose and the books and records the stockholder seeks to inspect and (iii) the books and records sought are specifically related to the stockholder’s purpose.

Books and records are defined under the DGCL to mean the certificate of incorporation; the bylaws; minutes of all meetings of stockholders and the signed consents evidencing all action taken by stockholders without a meeting, in each case for the three years preceding the date of the demand; all communications in writing or by electronic transmission to stockholders generally within the three years preceding the date of the demand; minutes of any meeting of the board of directors or any committee of the board of directors and records of any action of the board of directors or any such committee; materials provided to the board of directors or any committee of the board of directors in connection with actions taken by the board of directors or any such committee; annual financial statements of the corporation for the three years preceding the date of the demand; any agreements with current or prospective stockholders under Section 122(18) of the DGCL; and director and officer independence questionnaires.

If a Delaware corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Inspection rights under Nevada law are more limited. The NRS grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least five days’ written demand the right to inspect in person or by agent or attorney, during usual business hours (i) the articles of incorporation and all amendments thereto, (ii) the bylaws and all amendments thereto and (iii) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are record stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively. A Nevada corporation may require a stockholder to furnish the corporation with an affidavit that such inspection is not for any purpose other than the business of the corporation.

In addition, the NRS grants certain stockholders the right to inspect, make copies of and audit the books of account and financial statements of a corporation for any purpose related to the requesting stockholders’ interest in the corporation as a stockholder. The right to inspect the books of account and financial statements of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder of record who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. However, this right does not apply with respect to any corporation that furnishes to its stockholders a detailed annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

Issue	Delaware	Nevada
Business Opportunities

Under Delaware law, the corporate opportunity doctrine holds that a corporate officer or director may not generally and unilaterally take a business opportunity for his or her own if: (i) the corporation is financially able to exploit the opportunity; (ii) the opportunity is within the corporation’s line of business; (iii) the corporation has an interest or expectancy in the opportunity; and (iv) by taking the opportunity for his or her own, the corporate fiduciary will thereby be placed in a position inimical to his duties to the corporation. The DGCL permits a Delaware corporation to renounce, in its certificate of incorporation or by action of the board of directors, any interest or expectancy of the corporation in, or being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

The NRS permits a Nevada corporation to renounce, in its articles of incorporation or by action of the board of directors, any interest or expectancy to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

Certain Differences Between the Delaware Charter and Bylaws and the Nevada Charter and Bylaws

Following completion of the Nevada Redomestication, the Company will be governed by the NRS instead of the DGCL, as well as by the Nevada Charter and the Nevada Bylaws. Our current Delaware Charter and Delaware Bylaws will no longer be applicable following completion of the Nevada Redomestication.

The Nevada Charter and Nevada Bylaws differ in certain respects from the Delaware Charter and Delaware Bylaws. Set forth below is a table summarizing certain material differences in the rights of our stockholders under Nevada and Delaware law under the respective charters and bylaws. This chart does not address each difference, but focuses on those differences that we believe are most relevant to our stockholders. This chart is qualified in its entirety by reference to the Nevada Charter, the Nevada Bylaws, the Delaware Charter, the Delaware Bylaws, the DGCL and the NRS.

Provision	Delaware	Nevada
Charter Regarding Preferred Stock

The Delaware Charter provides that holders of shares of any preferred stock will not have any voting rights, except as provided in an applicable certificate of designations or as otherwise required by the laws of the State of Delaware.

The Nevada Charter provides that holders of shares of any preferred stock will not have any voting rights, except as provided in an applicable certificate of designation. Except as otherwise stated in an applicable certificate of designation, any right of holders of preferred stock to vote pursuant to NRS 78.2055(3), 78.207(3) or 78.390(2) (which relate to reverse stock splits or charter amendments having an adverse effect on a particular series of preferred stock) is specifically denied.

Provision	Delaware	Nevada
Charter Regarding Limitation of Liability

The Delaware Charter provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of the director’s duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the payment of unlawful dividends, stock repurchases or redemptions; or (d) for any transaction from which the director derived an improper personal benefit.

The Nevada Charter provides that the liability of both directors and officers of the Company will be eliminated or limited to the fullest extent permitted by the NRS. Under the NRS, this does not exclude exculpation for breaches of duty of loyalty.

Charter Regarding Dividends and Distributions	There is no corresponding provision in the Delaware Charter or Delaware Bylaws.

The Nevada Charter provides that the Company is allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b) (the Company may make a distribution even if its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved immediately after the time of the distribution, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of the capital stock of the Company having preferential rights superior to those receiving the distribution).

Charter Regarding Business Opportunities of Overlap Persons

The Delaware Charter acknowledges that the Company may have overlapping directors and officers with certain affiliated entities under the common control of the Dolan family group and their subsidiaries and successors and that the Company may engage in material business transactions with such entities. In the Delaware Charter, the Company renounced its rights to certain business opportunities and provided that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to those affiliated entities or any of their respective subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. The Delaware Charter also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and those affiliated entities and/or

The Nevada Charter updates the provisions of the Delaware Charter regarding overlapping directors and officers to address the corporate changes in the overlap policy adopted by our Board. In particular, the Nevada Charter covers overlapping directors and officers with MSG Sports, Sphere Entertainment and MSG Entertainment and their respective subsidiaries.

Provision	Delaware	Nevada

any of their respective subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

Charter Regarding Severability of Invalid, Illegal or Unenforceable Provisions	There is no corresponding provision in the Delaware Charter or Delaware Bylaws.

The Nevada Charter provides that if any provision(s) of the Nevada Charter are held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of the Nevada Charter will not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby; and (ii) to the fullest extent permitted by applicable law, the provisions of the Nevada Charter will be construed so as to permit the Company to protect its directors, officers, employees and agents from individual liability.

Charter Regarding Indemnification

The Delaware Charter provides that the Company will, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL and that such right to indemnification will continue as to a person who has ceased to be a director, officer, employee or agent. The right to indemnification will inure to the benefit of a person’s heirs, executors and administrators.

The Nevada Charter provides that the Company will, to the fullest extent permitted by the NRS (including, without limitation, NRS 78.7502 and 78.751), indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including as a manager of a limited liability company), including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities or other matters referred to therein or covered thereby. The right to indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of a person’s heirs, executors and administrators.

Provision	Delaware	Nevada
Bylaws Regarding Length of Proxies	Under the Delaware Bylaws, no proxy authorized by a stockholder will be valid after three years from the date of its execution unless the proxy provides for a longer period.

The Nevada Bylaws provide that no proxy will be voted or acted upon after six months from its date, unless the proxy provides for a longer period in accordance with the NRS. Under the NRS, proxies are valid for six months from the date of creation unless the proxy provides for a longer period of up to seven years.

Bylaws Regarding Irrevocability of Proxies

The Delaware Bylaws provide that a proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

The Nevada Bylaws provide that a proxy may be made irrevocable for so long as it is coupled with an interest sufficient in law to support an irrevocable proxy.
Bylaws Regarding Advance Notice of Stockholder Proposals or Director Nominations

The Delaware Bylaws provide that any notice submitted by a stockholder in connection with a stockholder proposal or director nomination under the Company’s advance notice bylaws is required to include certain information, including the stockholder’s contact information, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder. The notice submitted for a stockholder proposal is also required to include the text of the proposal to be presented and the stockholder’s reasons for, and any material interest in, the proposal. The notice submitted for a director nomination is also required to include the name of the person to be nominated for election as director, the number and class of all shares of each class of stock of the Company beneficially owned by the nominee and the nominee’s consent to serve as director, if elected.

The Nevada Bylaws provide that any notice submitted by a stockholder in connection with a stockholder proposal or director nomination under the Company’s advance notice bylaws is required to include certain additional information. Namely, the stockholder must provide: its derivative holdings with respect to the Company’s stock; a description of any arrangements with other persons relating to the proposal or nomination; for a nomination, any other information relating to the nominee that would be required to be disclosed in a proxy statement or other related filings; for a nomination, certain representations that the nominee is eligible for consideration as an independent director under the relevant standards of the SEC and the stock exchange upon which the Company’s shares are traded; that the holder is entitled to submit the proposal or nomination as a stockholder of record entitled to vote at the meeting; and that the stockholder intends to appear in person at the meeting to propose its nomination or other business.

Bylaws Regarding Removal of Directors

The Delaware Bylaws provide that any or all directors may be removed for cause or without cause by our stockholders by majority vote. However, as long as the Delaware Charter provides that each class of stock, voting separately as a class, elects a certain percentage of directors, a director may be removed without cause by stockholders only by the majority vote of the class of stock, voting separately as a class, that either elected such director or elected the predecessor of such director whose position

The Nevada Bylaws provide that any or all directors may be removed for cause or without cause by the vote of stockholders representing not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote. However, as long as the Nevada Charter provides that each class of stock, voting separately as a class, elects a certain percentage of directors, a director may be removed without cause by stockholders only by the vote of the holders of the

Provision	Delaware	Nevada
was filled by such director due to the predecessor director’s death, resignation or removal.

class of stock representing not less than two-thirds of the voting power of the issued and outstanding shares of such class of stock entitled to vote, voting separately as a class, that either elected such director or elected the predecessor of such director whose position was filled by such director due to the predecessor director’s death, resignation or removal.

Bylaws Regarding Actions by Written Consent of the Board	Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee consent thereto in writing.

Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee consent thereto in writing, other than any director abstaining in writing pursuant to and in accordance with NRS 78.315(2).

Bylaws Regarding Board Committee Composition	The Delaware Bylaws provide that no committee established by the Board may be composed of fewer than two directors.

The Nevada Bylaws provide that, unless the Board determines otherwise, a committee appointed by the Board that was initially composed of two or more directors may continue as a committee of one director if the other member(s) of the committee are no longer able to serve on the committee due to death, disability, incapacitation, resignation from the Board or failure to meet the qualifications for service on the relevant committee.

Bylaws Regarding Officers

Under the Delaware Bylaws, the directors may elect or appoint an Executive Chairman, a Chief Executive Officer, one or more Vice Chairmen, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers and such other officers as they may determine.

Under the Nevada Bylaws, the directors are required to elect the officers required by the NRS (i.e., President, Secretary and Treasurer or the respective equivalents thereof; for example, a Chief Executive Officer in lieu of a President), and may elect or appoint an Executive Chairman, a Chief Executive Officer, one or more Vice Chairmen, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers and such other officers as they may determine.

Bylaws Regarding Controlling Interest Statutes	There is no corresponding provision in the Delaware Charter or Delaware Bylaws.

The Nevada Bylaws provide that, in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Company will not apply to the Company or to any acquisition of any shares of the Company’s capital stock.

Provision	Delaware	Nevada
Bylaws Regarding Exclusive Forum for Disputes	There is no corresponding provision in the Delaware Charter or Delaware Bylaws.

Under the Nevada Bylaws, the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative (a) brought in the name or right of the Company or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any current or former director, officer, employee or agent of the Company to the Company or its stockholders, (c) any internal action (as defined in NRS 78.046), (d) to interpret, apply, enforce or determine the validity of the Nevada Charter or the Nevada Bylaws or (e) asserting a claim governed by the internal affairs doctrine. The foregoing forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to the extent such application would be contrary to law.

In addition, the Nevada Bylaws provide that the federal district courts of the United States will be the exclusive forum for any actions, suits or proceedings brought under the Securities Act of 1933.

Franchise Tax Savings and Filing Fees

For the most recent franchise tax period, the Company paid approximately $250,000 in franchise taxes to the state of Delaware, which will no longer be required to be paid if the Nevada Redomestication is completed. If we redomesticate in Nevada, our annual fees will consist of an annual state business license fee of $500 plus the fee for filing the Company’s annual list of directors and officers based on the number of authorized shares and their par value, currently equal to $2,600, for a total of $3,100. Accordingly, the Nevada Redomestication will result in a net savings by the Company of almost $247,000 annually.

The annual filing fees to qualify as a foreign jurisdiction in either jurisdiction are immaterial, and there are certain immaterial fees associated with effecting the Nevada Redomestication via conversion.

What Does Not Change After the Nevada Redomestication?

Apart from being governed by the Nevada Charter, Nevada Bylaws and the NRS, following completion of the Nevada Redomestication, the Company will continue to exist in the form of a Nevada corporation. By virtue of the Nevada Redomestication, all of the rights, privileges and powers of the Delaware Corporation, and all property, real, personal and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware

Corporation, will remain vested in the Nevada Corporation and will be the property of the Nevada Corporation. In addition, all debts, liabilities and duties of the Delaware Corporation will remain attached to the Nevada Corporation and may be enforced against the Nevada Corporation.

No Change in Business, Jobs or Physical Location

The Nevada Redomestication will not result in any immediate change in business, jobs, management, properties, location of any of our offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the costs related to the Nevada Redomestication). We intend to maintain our corporate headquarters in New York.

Our management, including all directors and officers, will remain the same in connection with the Nevada Redomestication and will have the same positions with the Nevada Corporation. To the extent that the Nevada Redomestication will require the consent or waiver of a third party, the Company will use commercially reasonable efforts to obtain such consent or waiver before completing the Nevada Redomestication. The Company does not expect that any such required consent will impede its ability to redomesticate to Nevada. The Nevada Redomestication will not otherwise adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Nevada Corporation.

No Securities Act Consequences

We will continue to be a publicly held company following completion of the Nevada Redomestication, and our Nevada Corporation Class A Common Stock would continue to be listed on the NASDAQ and traded under the symbol “AMCX”. The Company will continue to file required periodic reports and other documents with the SEC. There is not expected to be any interruption in the trading of the Nevada Corporation Class A Common Stock as a result of the Nevada Redomestication. Our outstanding convertible notes will remain outstanding and will be convertible into an equal number of shares of Nevada Corporation Class A Common Stock under the same terms and conditions. We and our stockholders will be in the same respective positions under the federal securities laws after the Nevada Redomestication as we and our stockholders were prior to the Nevada Redomestication.

No Material Accounting Implications

We expect that the Nevada Redomestication will have no effect from an accounting perspective. As such, our financial statements previously filed with the SEC will remain our financial statements following the Nevada Redomestication.

No Exchange of Stock Certificates Required

Stockholders will not be required to exchange their current stock certificates for new Nevada Corporation stock certificates. At the Effective Time, each outstanding share of Delaware Corporation Class A Common Stock or Delaware Corporation Class B Common Stock will automatically be converted into one share of Nevada Corporation Class A Common Stock or Nevada Corporation Class B Common Stock, as applicable, and your stock certificates will represent the same number of shares of the Nevada Corporation as they represented of the Delaware Corporation. Following the Effective Time, any current stock certificates submitted to our transfer agent for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for Nevada Corporation stock certificates. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to us or our transfer agent unless and until requested to do so.

Certain Federal Income Tax Consequences

We believe that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company, the Nevada Corporation or the stockholders of the Company who receive the Nevada Corporation Common Stock for their Delaware Corporation Common Stock in connection with the Nevada Redomestication. The aggregate tax basis of the Nevada Corporation Common Stock received by a stockholder of the Company as a result of the Nevada Redomestication will be the same as the aggregate tax basis of the Delaware Corporation Common Stock converted into that Nevada Corporation Common Stock held by that stockholder as a capital asset at the time of the Nevada Redomestication. Each stockholder’s holding period of shares of Nevada Corporation Common Stock received in the Nevada Redomestication will include the holding period of the shares of Delaware Corporation Common Stock converted into those shares of Nevada Corporation Common Stock, provided the shares are held by such stockholder as a capital asset at the time of the Nevada Redomestication.

This proxy statement only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders based upon individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, stockholders who hold their stock through a partnership or as part of a straddle or other derivative arrangement, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This proxy statement does not address the tax consequences under state, local or foreign laws. State, local or foreign income tax consequences to stockholders may vary from the U.S. federal income tax consequences described above, and stockholders are urged to consult their own tax advisors as to the consequences to them of the Nevada Redomestication under all applicable tax laws.

This discussion is based on the U.S. Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all in effect as of the date of this proxy statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received rulings from the Internal Revenue Service regarding the consequences of the Nevada Redomestication. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.

You should consult your own tax advisor to determine the particular tax consequences to you of the Nevada Redomestication, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

Additional Information

Regulatory Matters

The Nevada Redomestication will not be consummated until after stockholder approval is obtained. If stockholder approval is obtained, we will obtain all required consent of government authorities, including the filing of the Nevada Articles of Conversion, the Nevada Charter and the Delaware Certificate of Conversion.

Appraisal Rights

Holders of our Delaware Corporation Class A Common Stock are not entitled to appraisal rights with respect to the Nevada Redomestication described in this Proposal 5.

If the Nevada Redomestication is completed, holders of record and beneficial owners of our Delaware Corporation Class B Common Stock who (1) do not vote in favor of the approval of the Nevada Redomestication; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the Effective Time; (4) otherwise comply with the procedures of Section 262 of the DGCL (“Section 262”); and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the Nevada Redomestication under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of Delaware Corporation Class B Common Stock, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of Delaware Corporation Class B Common Stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

Under Section 262, if the Nevada Redomestication is completed, holders of record and beneficial owners of our Delaware Corporation Class B Common Stock who (1) deliver a written demand for appraisal of such person’s shares of our Delaware Corporation Class B Common Stock to us prior to the vote on the approval of the Nevada Redomestication; (2) do not vote, in person or by proxy, in favor of the proposal to approve the Nevada Redomestication; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the Effective Time; and (4) otherwise comply with the procedures set forth in Section 262 may be entitled to have their shares of our Delaware Corporation Class B Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the Nevada Corporation Class B Common Stock set forth in the Plan of Conversion, for the “fair value” of their shares of our Delaware Corporation Class B Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Nevada Redomestication, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the Effective Time through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the converted corporation in the Nevada Redomestication to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the converted corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The converted corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a proposed conversion is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes our notice to the holders of record and beneficial owners of our Delaware Corporation Class B Common Stock that appraisal rights are available in connection with the Nevada Redomestication, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Nevada Redomestication, any holder of record or beneficial owner of shares of our Delaware Corporation Class B Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the Nevada Corporation Class B Common Stock described in the Plan of Conversion. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our Delaware Corporation Class B Common Stock, we believe that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of our Delaware Corporation Class B Common Stock must do ALL of the following:

•	such person must not vote in favor of the proposal to approve the Nevada Redomestication;

•	such person must deliver to us a written demand for appraisal before the vote on the Nevada Redomestication at the annual meeting; and

•

such person must continuously hold of record or beneficially own the shares of our Delaware Corporation Class B Common Stock from the date of making the demand through the Effective Time (a person will lose appraisal rights if the person transfers the shares before the Effective Time).

As described below, within 120 days after the Effective Time, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The converted corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the converted corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our Delaware Corporation Class B Common Stock.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the approval of the Nevada Redomestication, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the approval of the Nevada Redomestication or abstain.

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to us, before the vote on the approval of the Nevada Redomestication at the annual meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the approval of the Nevada Redomestication. A vote in favor of the approval of the Nevada Redomestication, in person at the annual meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the approval of the Nevada Redomestication, and it will constitute a waiver of such person’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the approval of the Nevada Redomestication or abstain from voting on the approval of the Nevada Redomestication. Neither voting against the approval of the Nevada Redomestication nor abstaining from voting or failing to vote on the proposal to approve the Nevada Redomestication will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the approval of the Nevada Redomestication. A proxy or vote against the approval of the Nevada Redomestication will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the approval of the Nevada Redomestication at the annual meeting will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform us of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares of Delaware Corporation Class B Common Stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the converted corporation and to be set forth on the verified list (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

AMC Networks Inc.

11 Penn Plaza

New York, New York 10001

Attention: Corporate Secretary

At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the Plan of Conversion, by delivering to us, as the converted corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the Effective Time may only be made with the written approval of the converted corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below) to the Delaware Court of Chancery; provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the applicable Nevada Corporation Class B Common Stock within 60 days after the Effective Time. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the value of the Nevada Corporation Class B Common Stock being offered pursuant to the Plan of Conversion.

Notice by the Converted Corporation

If the Nevada Redomestication is completed, within ten days after the Effective Time, the converted corporation will notify each stockholder (including any beneficial owner) who has submitted a demand for appraisal in accordance with Section 262, and who has not voted in favor of the approval of the Nevada Redomestication, that the Nevada Redomestication has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the converted corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the converted corporation in the case of a petition filed by any person other than the converted corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The converted corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the converted corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our Delaware Corporation Class B Common Stock. Accordingly, any persons who desire to have their shares of Delaware Corporation Class B Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our Delaware Corporation Class B Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the Effective Time, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the converted corporation a statement setting forth the aggregate number of shares not voted in favor of the approval of the Nevada Redomestication and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the converted corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the converted corporation, service of a copy thereof must be made upon the converted corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the converted corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the converted corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the converted corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our Delaware Corporation Class B Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Nevada Redomestication, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the converted corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the converted corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the converted corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the transaction that “throw any light on future prospects” of the corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation” of the transaction. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the [transaction] and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the value of the Nevada Corporation Class B Common Stock they would receive pursuant to the Nevada Redomestication if they did not seek appraisal of their shares. ALTHOUGH WE BELIEVE THAT THE VALUE OF THE NEVADA CORPORATION CLASS B COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE NEVADA REDOMESTICATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS AND BENEFICIAL OWNERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE VALUE OF THE NEVADA CORPORATION CLASS B COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE NEVADA REDOMESTICATION. We do not anticipate offering more than the applicable shares of Nevada Corporation Class B Common Stock in connection with the Nevada Redomestication to any persons exercising appraisal rights, and we reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our Delaware Corporation Class B Common Stock is less than the value of the Nevada Corporation Class B Common Stock to be issued in connection with the Nevada Redomestication. If a petition for appraisal is not timely filed, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the converted corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of shares of our Delaware Corporation Class B Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our Delaware Corporation Class B Common Stock will be deemed to have been converted at the Effective Time into the right to receive shares of Nevada Corporation Class B Common Stock in connection with the Nevada Redomestication. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the person delivers to the converted corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the applicable shares of Nevada Corporation Class B Common Stock in connection with the Nevada Redomestication in accordance with Section 262.

From and after the Effective Time, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our Delaware Corporation Class B Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the Effective Time).

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

As of April 7, 2025, we had 32 holders of record of our Delaware Corporation Class B Common Stock and 11,484,408 shares of our Delaware Corporation Class B Common Stock outstanding.

Interest of Certain Persons

Our Board believes that the corporate laws of the state of Delaware and the state of Nevada are substantially equivalent as to the rights of stockholders, at least on balance of the relevant considerations against one another and as relevant to the Company. As part of its process, the Board considered if redomestication to Nevada would convey any non-ratable benefits on any of the Company’s directors or officers and did not identify any such non-ratable benefits. Our Board noted that there is currently no known pending claim or litigation against any of our directors or officers for breach of fiduciary duty related to their service as our directors or officers. However, others may allege, and stockholders should be aware in voting on the Nevada Redomestication Proposal, that our directors and executive officers may be considered to have interests in the Nevada Redomestication that are different from, or in addition to, the interests of the stockholders generally. Our Board has considered these potential interests, among other matters, in reaching the decision to approve the Nevada Redomestication and to recommend that our stockholders vote in favor of this proposal.

Vote Required

Assuming a quorum is present, Proposal 5 will be approved if a majority of the voting power of our outstanding shares of stock entitled to vote thereon is voted for Proposal 5 (i.e., for the approval of the Nevada Redomestication and the adoption of the Nevada Redomestication Resolution). Brokers will not have discretionary voting authority with respect to shares held in street name for their clients. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Recommendation of our Board of Directors

The Board unanimously recommends that you vote FOR the approval of the Nevada Redomestication and the adoption of the Nevada Redomestication Resolution.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. Three independent Class A Directors comprise the Audit Committee. The Audit Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Audit Committee has no material relationship with the Company under the Board’s independence standards and each is independent and financially literate under the listing standards of NASDAQ and under the SEC’s standards relating to independence of audit committees. In addition, the Board of Directors has determined that all of our Audit Committee members: Mr. Vogel, Dr. Tow and Ms. Perelman, satisfy the financial expertise requirements of NASDAQ and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements and internal control over financial reporting with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed under the applicable requirements of the PCAOB and the SEC. Finally, the Audit Committee has received the written disclosures from KPMG in accordance with the applicable requirements of the PCAOB regarding KPMG’s independence, and has discussed with KPMG its independence.

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit Service Provider and KPMG the overall scope of and plans for their respective audits. The Audit Committee meets with the Internal Audit Service Provider and KPMG in regular and executive sessions (with and without management), to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

The Audit Committee is also responsible for the approval of audit fees, and the Committee reviewed and approved all fees paid to KPMG. These fees are described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Audit Committee has adopted a formal policy for pre-approval of audit-related and non-audit services, which is briefly described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee concluded that KPMG is independent from the Company and its management.

Based upon the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. The Audit Committee has also retained KPMG as the Company’s independent registered public accountants for the fiscal year 2025. The Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent registered public accountants is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year 2025.

Members of the Audit Committee

Carl E. Vogel (Chair)

Leonard Tow

Debra G. Perelman

Dated: April 8, 2025

COMPENSATION DISCUSSION AND ANALYSIS

AMC Networks’ executive compensation program emphasizes alignment of pay and performance through annual and long-term programs that provide performance-based incentives tied to key financial and strategic measures that we believe drive stockholder value and reward sustained achievement of our key financial goals and business objectives.

This Compensation Discussion and Analysis provides a discussion of our compensation philosophy and 2024 program for the named executive officers (“NEOs” or “Named Executive Officers”) listed below.

Kristin Dolan	Chief Executive Officer

Dan McDermott	President-Entertainment & AMC Studios

Kim Kelleher	Chief Commercial Officer

Patrick O’Connell	Executive Vice President and Chief Financial Officer

Salvatore Romanello	Executive Vice President and General Counsel(1)

James G. Gallagher	Former Executive Vice President and General Counsel(2)

(1)	Mr. Romanello was appointed Executive Vice President and General Counsel and named as an executive officer, as of December 10, 2024.

(2)

Mr. Gallagher served as Executive Vice President and General Counsel until December 10, 2024 and remained employed with the Company through January 2, 2025. He is listed above as a Named Executive Officer for 2024. For details regarding Mr. Gallagher’s compensation for 2024, please refer to the “2024 Summary Compensation Table” section. For details regarding the terms of Mr. Gallagher’s separation agreement, please refer to the “Termination and Severance” section.

EXECUTIVE SUMMARY

Business Highlights

Our Business

AMC Networks is a global entertainment company home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. We create and curate celebrated series and films across distinct brands and make them available to audiences everywhere on an array of distribution platforms, including linear networks, subscription streaming services and other ad-supported streaming platforms, as well as through licensing arrangements. We have an extensive library of television and film properties, including several storied franchises such as The Walking Dead Universe, Anne Rice Immortal Universe, and Agatha Christie library that are well-known to global audiences. We generate revenues primarily from fees charged to distributors that carry our various brands and content, the sale of advertising on our linear networks, streaming services and digital ad-supported products, content licensing arrangements, brand licensing for consumer products, and revenue from our portfolio of streaming services.

We have operated in the entertainment industry for more than 40 years, and over that time we have created targeted and focused video entertainment products that we own and operate and that are powered by distinguished brands, including AMC, AMC+, BBC AMERICA (“BBCA”), IFC, SundanceTV, We TV, Acorn TV, Shudder, Sundance Now, ALLBLK, HIDIVE and IFC Films. Our distinctive, critically acclaimed content spans multiple genres, including drama, documentary, comedy, reality, anime, anthology, feature film and short form. Our content and our brands are well known and well regarded by our key constituents – our viewers and subscribers as well as distributors and advertisers. Our network, streaming and show brands have developed strong, dedicated followings within their respective targeted demographics, increasing their value to our key constituents. Through AMC Studios, our in-house studio, production, and distribution operation, we own and control a significant portion of the original scripted series that we deliver to viewers on our linear and streaming platforms. Our ability to produce and own high quality content has provided us with the opportunity to license our owned content to leading third-party platforms. Our owned content as well as the content that we license is distributed domestically and internationally across linear networks, digital streaming services, home video and syndication.

In the U.S., our programming networks are AMC, BBCA, IFC, SundanceTV and We TV. Our deep and established presence in the industry and the recognition we have received for our content and brands through industry awards, critical acclaim and other honors lend us a high degree of credibility with content creators and producers, providing us with strong relationships with top creative talent and demand for our owned programming for distribution on third-party platforms. Our networks are distributed primarily through traditional and virtual multi-channel video programming distributors (“MVPDs”) and are available on every major U.S. distribution platform. Our programming strategy is to target audiences with high-quality, compelling stories and powerful brands, with shows like The Walking Dead: Dead City, The Walking Dead: Daryl Dixon, Anne Rice’s Interview with the Vampire, Anne Rice’s Mayfair Witches, Dark Winds and The Braxtons, which resonate with critics and fans alike.

For the last several years, we have been increasingly focused on establishing a portfolio of targeted subscription streaming services. Our targeted streaming strategy is to serve distinct audiences and build loyal and engaged fan communities around each service. With our targeted approach, we are serving audiences with streaming offerings that are companions to (rather than competitive with) the larger general entertainment streaming services. We prioritize offering a selection of curated premium content that resonates with our subscribers, resulting in robust engagement and retention.

Our services include AMC+, our premium streaming bundle featuring an extensive lineup of popular and critically acclaimed programming from AMC, BBC America, IFC, and SundanceTV along with full access to targeted streaming services Shudder and Sundance Now. Its library includes fan favorites Mad Men, Halt & Catch Fire, A Discovery of Witches, Creepshow, Boyhood, Hell on Wheels, Rectify, Portlandia, and series from The Walking Dead Universe and Anne Rice Immortal Universe, among many others. Launched in 2020, AMC+ is available to customers ad-free and ad-supported through our direct to consumer (“DTC”) app, as well as through MVPDs and virtual MVPDs, and digital streaming platforms such as Amazon Prime Channels, Apple TV Channels and The Roku Channel.

Our targeted streaming offerings also include:

•	Acorn TV, our streaming service specializing in premium international television with exclusive new programs and a deep library of mysteries, dramas and thrillers;

•

Shudder, serving subscribers with a premium selection in genre entertainment covering horror, thrillers and the supernatural and brings subscribers Hollywood favorites, cult classics, original series, and critically acclaimed new genre films;

•	Sundance Now, offering cross-genre escapism for viewers seeking fresh perspectives, thought-provoking experiences and transportive journeys to far-off places;

•	ALLBLK, focused on Black content from Black storytellers; and

•	HIDIVE, an anime-focused streaming service offering a robust library of television series, movies, and original video animations.

The content on these platforms is a mix of licensed and owned originals, contributing to strong growth and a stable user base. We have launched several of our services, most notably AMC+, Acorn TV, and Shudder, in certain international markets, including Canada, the U.K., Australia and New Zealand. We will continue to be opportunistic in determining the most optimal monetization strategy for new international markets.

Internationally, we deliver programming that reaches subscribers in over 100 countries and territories around the world. The international division of the Company, AMC Networks International (“AMCNI”), consists of our premier AMC global brand as well as a portfolio of popular, locally recognized brands delivering programming in a wide range of genres.

We also operate a film distribution business that distributes independent narrative and documentary films under three distinct film brands: IFC Films, RLJ Entertainment Films (“RLJE Films”) and Shudder. The IFC Films brand in particular is known for attracting high-profile talent and distributing films that regularly garner critical acclaim and industry honors, including numerous Academy Award, Golden Globe, and Cannes Film Festival Award winning titles, and has been behind some of the most culturally impactful and successful independent film and documentary releases of all time.

Solid 2024 Performance Continues to Drive Long-Term Financial Results

In 2024, AMC Networks delivered solid financial results as we continued to adapt and innovate amidst a competitive and fast changing media environment. We are pleased and encouraged by the progress we have made in 2024 to reorient the business around free cash flow generation as we focus on three key areas that we believe will drive our business forward – high-quality programming, innovative distribution partnerships and profitability.

Key highlights for 2024 include:

•	Cash provided by operating activities of $376 million

•	Free cash flow(1)(3)(4) of $331 million

•	Operating loss of $40 million

•	AOI(2)(3) of $563 million

•	Net revenues of $2.4 billion

[1]	Free cash flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less capital expenditures.
[2]

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

[3]	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.
[4]	From time to time, certain adjustments are made to neutralize the impact of certain business items upon free cash flow which are not forecasted in the Company’s budget.

Our incentive compensation is largely determined by successful performance against several of these financial measures and is designed to promote the creation of long-term stockholder value.

In recent years, AMC Networks’ Board and management have been deliberately shifting the Company’s strategy as a result of the complex operating environment and rapidly changing media industry, to a modernized strategy focused on maximizing the availability and monetization of our content across a broad array of distribution platforms. To align with this shift, the Company has prioritized AOI and free cash flow as the primary indicators of performance against this evolved strategy to deliver stockholder value. In order to further the meaningful link between the execution of its new strategy and our NEOs’ compensation, the Compensation Committee chose to use AOI and free cash flow as the two key financial measures in calculating annual and long-term cash incentive compensation for the Company’s 2023 performance year. Given the continued importance of these metrics to the achievement of our shifting Company strategy, the Compensation Committee determined to maintain AOI and free cash flow as the two key financial measures for 2024 and to heavily link compensation outcomes to financial performance against pre-set targets. This decision underscores the importance of delivering on this strategy, aligns executives’ interests with those of stockholders, and demonstrates a consistent pay-for-performance approach as management executes on key strategic initiatives to drive long-term value. Previously, net revenue, in addition to AOI and free cash flow, was utilized in evaluating the Company’s financial performance for purposes of calculating annual and long-term cash incentive compensation granted in 2022.

For the Company’s annual incentive plan in 2024, the Compensation Committee designated AOI and free cash flow as the key financial performance measures, in addition to identifying four strategic goals across the organization for the year: (i) evolve the culture and organization, (ii) drive audience engagement, (iii) improve customer and partner experiences and (iv) preserve revenue and free cash flow. These strategic goals are critical to Company achievement of the financial goals and support our continued strategic evolution. The Compensation Committee weighted the combined key financial performance measures and the strategic goals equally, 50% each, and then designated specific weightings among each of the individual financial and strategic components, along with relevant metrics, to evaluate the Company’s performance. In order to be attentive to stockholder perspectives, we have continued to evaluate and enhance our disclosure over time to provide insight into the Compensation Committee’s evaluation of achievement against strategic goals, which we have continued to disclose in 2024. For more information on weightings and key performance highlights across selected financial and strategic goals, see “2024 Annual Incentive Program Awards” on page 88.

The chart below provides the Company’s performance for certain financial measures in 2022, 2023 and 2024 that were used for our Annual Incentive Plan and our long-term incentive awards.

The following are several of our 2024 achievements.

•	The Company achieved net cash provided by operating activities of $376 million and free cash flow of $331 million in 2024, reflecting an 84% and 96% increase, respectively, from the prior year.

•	The Company’s streaming revenues increased to $603 million in 2024, reflecting a 7% increase from the prior year.

•	The Company’s streaming subscribers increased to 12.4 million as of December 31, 2024, reflecting an 8% increase from December 31, 2023.

•

We completed significant affiliate renewal activity, representing nearly half of our domestic affiliate subscriber base, including multi-year agreements with Charter, Cox, Verizon, and Cable One, among others.

•	We entered into an innovative branded non-exclusive content licensing partnership with Netflix to showcase 15 of our most popular shows.

•	We signed a multi-year renewal agreement with Amazon Prime Video Channels for the global distribution of our entire portfolio of streaming services.

•	We continued to expand our fast-growing FAST channels business, which included 19 total live FAST channel brands representing 136 active channel feeds on 12 different platforms at year end.

•

We delighted audiences with a high-quality slate of original programming across our networks and streaming services, including: AMC/AMC+’s The Walking Dead: The Ones Who Live, Anne Rice’s Interview with the Vampire, and The Walking Dead: Daryl Dixon; Acorn TV’s Harry Wild and Inspector Ellis; We TV’s Love After Lockup and The Braxtons; HIDIVE’s anime hits OSHI NO KO and I Parry Everything!; Shudder’s Late Night with the Devil and In a Violent Nature and IFC Films’ The Taste of Things and Memoir of a Snail, among many others.

We received recognition for our content, including:

•	Anne Rice’s Interview with the Vampire (AMC/AMC+): Critics Choice Awards nominations

•	The Walking Dead Universe (AMC/AMC+): Saturn Awards wins

•	Planet Earth III (BBC America): Emmy Awards nominations

•	The Boulet Brothers’ Dragula (Shudder): Emmy Awards nominations

•	Memoir of a Snail (IFC Films): Academy Awards, Golden Globe Awards, Critics Choice Awards and Annie Animation Awards nominations

•	Blackberry (IFC Films): Film Independent Spirit Awards nominations

•	Late Night with the Devil (IFC Films/Shudder): Saturn Awards and Fangoria Chainsaw Awards wins

•	V/H/S/Beyond (Shudder): Critics Choice Awards nominations

•	HIDIVE (multiple series): 18 Crunchyroll Anime Awards nominations (including “Anime of the Year” and “Best Drama”) and 1 win

Strategic Priorities

Our strategy is to create, showcase and curate high-quality, brand-defining content that appeals to distinct audiences as we aim to maximize the distribution, advertising, and content licensing revenue of each of our branded services. Our strategic priorities, which inform the Compensation Committee’s determination and evaluation of goals, are:

Continued Development of High-Quality Original Content Including Owned and Controlled Content and Valuable IP. We intend to continue to develop high-quality original content across our linear networks and streaming services to optimize our distribution, advertising and content licensing revenue, further enhance our brands, strengthen our engagement with our viewers, subscribers, distributors and advertisers, and to build viewership and attract and retain subscribers for our streaming services.

Multi-Platform Distribution Approach to Content Monetization and Distribution while Growing Streaming Offerings and Brands. We distribute our content across an array of distribution platforms, including our own linear networks at cost-effective rates, subscription streaming services and ad-supported streaming platforms, as well as through licensing arrangements with other distributors and platforms so that our viewers can access our content where, when and how they want to watch it. As part of our strategy, we are aiming to expand distribution of our services and content in order to increase our total addressable market. To that end, we have partnerships with all major streaming services and digital platforms, including Netflix, Hulu, Apple TV, Amazon Prime and Roku, to make our content available on various platforms permitting subscribers to access programs at their convenience, including electronic-sell-through (“EST”) and physical (DVD and Blu-ray) formats. We also have agreements with traditional MVPDs, such as Comcast, Charter, DIRECTV, DISH, Verizon, Cox, and Altice and virtual MVPDs, such as Philo, YouTube TV, Sling TV and DIRECTV Stream, as well as Connected TV solutions including Samsung Smart TV, Vizio, LG and XumoTV. We aim to provide similar content across our traditional and streaming offerings.

Our targeted streaming strategy is to serve distinct audiences and build loyal and engaged fan communities around each service. With our targeted approach, we are serving audiences with streaming offerings that are companions to (rather than competitive with) the larger general entertainment streaming services. As we assess the optimal level and mix of programming across our platforms, we will prioritize curation to provide compelling offerings that aim at maximizing subscriber engagement and retention.

We have launched several of our services, most notably AMC+, Acorn TV, Shudder and HIDIVE, in key international markets, including Canada, Australia and New Zealand. We will continue to be opportunistic in determining the most optimal monetization strategy for new international markets.

Growth and Innovation in Advertising and Advertising Technologies. We continue to leverage our high-quality popular content on our networks to optimize our advertising revenue. In addition, we are embracing an array of new advertising opportunities, including an expanding and robust presence on FAST and advertising video on demand (“AVOD”) platforms. At year end, we had a total of 19 active distinct channels featuring our content, in different configurations, across major FAST platforms, such as Pluto TV, Plex, Sling TV and Samsung TV Plus.

Maintain Financial Discipline with Focus on Free Cash Flow. We are aiming to become more efficient to drive free cash flow and maximize stockholder value, including through streamlining our organization; remaining prudent with our investments in programming, including continuing to focus on optimizing programming spend; implementing and tracking comprehensive goals, strategies and tactics driving efficiencies in the business; enhancing our technology and customer service; improving marketing; and reducing corporate costs.

2024 Key Compensation Decisions

Taking into consideration the Company’s solid overall 2024 operational and financial performance despite the challenges in the media industry, including shifts in consumer behavior that are impacting the cable television business, the Compensation Committee made the following determinations for this year:

Topic	Committee Action	Committee Rationale

Annual Incentive Bonus Pool	Approved the 2024 annual incentive bonus payouts at 105%

To reflect the Company’s performance for 2024, the Compensation Committee approved the payout of the annual incentive bonuses to the NEOs at 105% of target, based on the Company’s overall corporate performance, which was calculated based on (i) the Company’s achievement of its four strategic goals and (ii) achievement of its pre-established AOI and free cash flow financial targets.

2022-2024 Cash Performance Awards Payout	Certified Company’s achievement against performance objectives and approved payout at 106.1% for the Company’s 2022 cash performance awards

To reflect the Company’s financial performance over the three-year period of 2022 through 2024, the Compensation Committee certified and approved the performance of its cash performance awards, which was calculated by averaging the achievement of three one year performance periods (2022, 2023, and 2024) against the Company’s specified targets of AOI, net revenues (for the 2022 performance year only) and free cash flow measures and then adjusting the average by performance modifiers based on the Company’s distribution share and viewership among a comparator group at the end of the three-year performance period resulting in an overall payout of these awards at 106.1% of target.

Stockholder Engagement and Our Compensation-Related Stockholder Votes

The Company values feedback from our stockholders and regularly engages with stockholders to remain informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including Company performance and strategy, our Board and corporate governance practices, our executive compensation program, as well as human capital and talent management strategy. Specifically, in 2024, we engaged with holders of a majority of our Class A Common Stock on these topics. These stockholder dialogues, focused on governance and compensation matters, are an important component of the Compensation Committee’s review of our executive compensation program.

The Compensation Committee believes that our executive compensation program closely links to our business strategies, aligns pay with performance and reflects competitive practices regarding executive compensation.

Consistent with the results of the advisory vote on the frequency of the stockholder advisory vote on executive compensation held at the 2024 annual meeting of stockholders, the Company will hold an advisory vote on executive compensation, or “Say-on-Pay,” every year, as permitted under SEC rules. See Proposal 3 for this year’s “say-on-pay” proposal.

In the Company’s most recent advisory “say-on-pay” proposal, which was held in 2024, 91% of stockholders voted to approve on an advisory basis the Company’s executive compensation. Through our engagement with Class A stockholders both leading up to and following the 2024 annual meeting of stockholders, we specifically sought their perspectives on our most recent “say-on-pay” vote. The Board considered feedback received during engagement as part of its ongoing evaluation of our compensation program, including reorienting our annual incentive program to focus on key financial metrics and goals supporting our business strategy, and providing enhanced disclosure of performance highlights aligned to strategic goals. We will continue to engage with our stockholders and solicit input on this important topic.

Compensation Governance Practices

Our executive compensation program is governed by sound pay practices highlighted below that are maintained and reviewed by our Compensation Committee.

✓	Align pay and performance

✓	Majority of compensation is at risk

✓	Engage in rigorous target-setting process for incentive metrics

✓	Prohibit hedging and short sales by all employees

✓	Prohibit pledging of Company stock and require pre-approval of trading by directors and executive officers

✓	No excise tax gross up provisions

✓	No dividends or dividend equivalents on unvested equity awards

✓	Maintain a clawback policy for erroneously awarded compensation to our executive officers compliant with SEC rules and include additional clawback provisions in our equity awards

✓	Stockholder feedback incorporated into compensation program reviews

✓	Retention of Pay Governance LLC, an independent compensation consultant

Philosophy and Objectives of Our Executive Compensation Program

The Company is a media and entertainment business comprised of dynamic and powerful brands. In support of our business objectives, the Company places great importance on our ability to attract, retain, motivate, and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. The Compensation Committee sets executive compensation, and seeks to offer both short and long-term incentive compensation programs that will provide competitive compensation, drive performance and encourage executive retention, guided by the following principles:

•	The majority of compensation for the Company’s executive officers should be at risk, i.e., contingent on Company performance;

•	Incentive compensation of the Company’s executive officers should be weighted more heavily on long-term rather than short-term accomplishments and results;

•	Equity-based compensation should be used when appropriate to align the interests of our executive officers with our stockholders’ interests; and

•

The overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate, and reward the talented executives who are essential to the Company’s continuing success. Total target direct compensation, rather than individual compensation elements, is the Compensation Committee’s focus in designing the competitive compensation program.

The primary elements of 2024 executive compensation were base salary, an annual cash incentive award and long-term incentive awards in the form of restricted stock units, which vest ratably over three years, and cash performance awards that cliff vest at the end of three years. We target the elements of our compensation so that at least 50% of total target direct compensation for our NEOs is performance-based. In this way, a significant portion of the value ultimately realized by the executive depends upon the Company’s performance and can be considered at-risk compensation.

Elements of the Company’s Compensation Program

Our executive compensation program is designed to provide a mix of fixed and variable incentive awards, including short-and long-term incentives. The elements of our total direct compensation program for our NEOs for 2024, excluding any one-time promotional or new-hire awards, are described below.

2024 NEO Total Target Direct Compensation Program Structure

Component		Pay for Performance Rationale	Performance Period

Base Salary		• Based on level and merit and benchmarking against relevant peers	N/A

Annual Cash Incentives

•  Based on the Company’s overall annual performance, which was calculated based on achievement of (i) the Company’s four strategic goals (see page 86 for a description of these goals) and (ii) specified AOI and free cash flow financial targets.

One year

Long-Term Incentive Awards	Cash Performance Awards (CPAs) • 50% to all of our NEOs	• AOI • Free cash flow • Distribution share and viewership	Three one-year performance periods averaged and subject to a modifier tied to three-year performance.
	Restricted Stock Units (RSUs) • 50% to all of our NEOs	• Stock Performance	Vests ratably over three years

2024 CEO Annual Compensation Decision Mix*

2024 Non-CEO NEO Annual Compensation Decision Mix**

*	The percentages in the 2024 CEO Annual Compensation Decision Mix are based on Ms. Dolan’s compensation in 2024.

**	The percentages in the 2024 NEO Annual Compensation Decision Mix do not include Mr. Romanello’s compensation as he did not join the Company until December 10, 2024.

2024 Performance Metrics

A significant percentage of total compensation generally is allocated to at-risk compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation, other information provided by the Compensation Committee’s independent compensation consultant, such as peer group market data, and other factors, such as each executive officer’s experience, performance and length of service, to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate. The allocation between cash and equity compensation and short and long-term compensation is designed to provide a combination of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

Historically, the performance metrics for the Company’s incentive compensation have been based on the Company’s net revenues, AOI and free cash flow. However, beginning in 2023, as a result of its regular review of our compensation program, the Compensation Committee decided to use only AOI and free cash flow as its financial metrics as the Compensation Committee believes that these two financial measures are key in evaluating our NEOs’ effectiveness in executing the Company’s strategy to maximize the availability and monetization of our content across a broad array of distribution platforms. Moreover, these financial metrics are now the key performance measures used by the Company’s investors and analysts to evaluate the Company’s operating performance. The Compensation Committee believes that successful performance against these measures promotes the creation of long-term stockholder value, and as such determined to continue using AOI and free cash flow as the key financial performance measures for 2024.

•	AOI is important because it reflects our ability to control costs and generate income through our operations to invest in our current businesses as well as new opportunities.

•	Free cash flow reflects our ability to generate cash for our stockholders after we have made the necessary investments in our current operations to ensure they continue to perform.

These financial measures make up the Company’s cash performance award objectives and are included as a component of the Annual Incentive Program. The Compensation Committee believes these streamlined metrics align with our go-forward strategy and most effectively serve to align executives’ interests with those of stockholders.

2024 COMPENSATION DECISIONS

Employment Agreements

We have written employment agreements with each of our NEOs. We generally enter into employment agreements with our senior executives when the Compensation Committee determines that it is appropriate to attract or retain an executive. As discussed in greater detail below under Executive Compensation Tables, “Employment Agreements,” much of the NEOs’ compensation is determined in accordance with their employment agreements.

The Compensation Committee believes that entering into employment agreements with our senior executives provides management stability and helps ensure that the Company has the continuity to achieve our strategic objectives. The Compensation Committee further recognizes that the entertainment industry standard practice is for executives to have employment agreements. Each of the NEOs has demonstrated strong performance and willingness to take on greater responsibilities as the Company evolves and their employment agreements are designed to ensure their continued contributions to the Company. For additional details about these employment agreements, please refer to the “Employment Agreements” section which is on pages 108 to 121 of this Proxy Statement.

Base Salaries

Base salaries for our executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. The Compensation Committee currently reviews the salaries of the executive officers at least annually. The Compensation Committee evaluates each executive officer’s performance and experience and based on this evaluation and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, may increase base salaries for the executive officers over time. Each of the employment agreements of our NEOs contains a minimum base salary level. For information regarding these minimum base salary levels, please see Executive Compensation Tables, “Employment Agreements” below.

In connection with its review of Mr. O’Connell’s compensation versus that of his peers, the Compensation Committee increased his base salary for 2024 by approximately $200,000. The Compensation Committee did not increase the base salaries of any of the other executive officers of the Company. The base salaries of the NEOs in 2024 at year end were as follows: Ms. Dolan —$2,000,000; Mr. McDermott — $1,530,000; Ms. Kelleher — $1,300,000; Mr. O’Connell — $1,000,000; Mr. Romanello — $800,000; and Mr. Gallagher — $850,000. See footnote 1 to Executive Compensation Tables, “Summary Compensation Table” for additional information regarding the 2024 base salaries.

Annual Cash Incentives

Annual cash incentive awards are designed to link executive compensation directly to the Company’s performance and provide incentives and rewards for excellent business performance during the year. All members of management, including the NEOs, participate in the Company’s Annual Incentive Program.

NEO Annual Incentive Award Target Setting

Each NEO who is eligible for an annual cash incentive award is assigned a target annual incentive award equal to a percentage of that employee’s annual base salary. For 2024, target awards were set as a percentage of the base salary earned during 2024.

The target annual cash incentive awards are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of our NEOs contains a target annual incentive award level. The Compensation Committee currently reviews the target award levels of the executive officers and going forward intends to do so at least annually. The Compensation Committee evaluates each such executive’s performance and experience, and, based on this evaluation and in accordance with the terms of the employment agreements, the Compensation Committee, in its sole discretion, determines target annual incentive award levels for the executive officers. Target annual incentive awards for NEOs in 2024 (expressed as a percentage of earned base salary), were as follows: Ms. Dolan — 200%; Mr. McDermott — 100%; Ms. Kelleher — 125%; Mr. O’Connell — 100%; and Mr. Gallagher — 100%. For information regarding these target annual incentive award levels, see Executive Compensation Tables, “Employment Agreements,” below.

2024 Annual Incentive Program Awards

AMC’s Board and management have deliberately shifted its strategy in recent years as a result of the complex operating environment and rapidly changing media industry, to transition from a cable programmer to a multi-content distributor. To align with this shift, the Company has prioritized AOI and free cash flow as the primary indicators of performance against this evolved strategy to deliver stockholder value. Under the 2024 Annual Incentive Program, the Company identified four strategic goals for the year, which were weighted 50% in the aggregate. The Compensation Committee then weighted these four goals individually and established key performance indicators under each goal to evaluate the Company’s performance. The remaining 50% was determined by the Company’s financial performance (measured against pre-set free cash flow and AOI targets which were derived from the Company’s 2024 Budget Goals approved by the Board). Taken together, the Company achieved a performance level of 105% of target in 2024 under the Annual Incentive Program.

Mr. Romanello was not eligible to receive an annual incentive award in 2024 as he did not join the Company until December 10, 2024. Mr. Romanello did receive a one-time signing bonus of $600,000 in connection with his appointment as Executive Vice President and General Counsel. This one-time signing bonus was intended in part to replace the compensation that Mr. Romanello forfeited from his previous employment by joining the Company as well as the loss on the sale of his home in due to his relocation to New York in connection with his joining the Company.

The Company’s achievement of 105% of target was generally attributable to a combination of factors, including strong achievement of our financial metrics and execution of key initiatives supporting our strategic goals, such as:

•	development of an innovative branded non-exclusive content licensing agreement with Netflix to showcase AMCN scripted titles, paving way for more strategic bundling conversations;

•	growing our digital ad sales revenue;

•	optimizing our content licensing revenue;

•	restructuring our JV with BBC Studios resulting in the full ownership of BBC America;

•	improving the customer experience;

•	refreshing AMCN brands (WE and Acorn); and

•	renegotiating our contract with Nielsen.

Annual Incentive Plan Utilizes Weighted Criteria Central to Strategy and Value-Creation

	Weighting	Actual Performance	Key Performance Highlights

Goal 1: Evolve the Culture and Organization	8%	8%	• Reorganized linear, streaming scheduling advertising research teams • Built out talent management and career development programs

Goal 2: Drive Audience Engagement	11%	7%	• Optimized content strategy planning • Refreshed AMCN brands (WE and Acorn)

Goal 3: Improve the Customer and Partner Experiences	6%	5%	• Transformed streaming consumer experience

Goal 4: Preserve Revenue and Free Cash Flow	25%	21%

•  Identified and launched streaming partnership for AMC programming

•  Optimized content licensing revenue

•  Grew digital ad sales revenue

•  Addressed balance sheet maturities

•  Renegotiated Nielsen contract

•  Restructured BBCA JV

Free Cash Flow	40%	54%	• Exceeded our 2024 Free Cash Flow target by 35%.

Adjusted Operating Income	10%	10%	• Met our 2024 AOI target

As a result of the Company’s achievement of 105% of its performance targets, the Committee decided to pay the participating NEOs under the 2024 Annual Incentive Program at 105% of target.

2024 Annual Incentive Award Payouts

Based on the performance under the Annual Incentive Program, the 2024 annual incentive awards were paid by the Company to the participating NEOs as shown in the table below:

NEO	Eligible Earnings	Target Bonus as % of Base Salary	Target Bonus	Earned Annual Incentive Program Award of Target	Actual Annual Incentive Award

Kristin Dolan	$2,000,000	200%	$4,000,000	105.0%	$4,200,000

Dan McDermott	$1,530,000	100%	$1,530,000	105.0%	$1,606,500

Kim Kelleher	$1,300,000	125%	$1,625,000	105.0%	$1,706,250

Patrick O’Connell	$950,273(1)	100%	$950,273	105.0%	$997,787

Salvatore Romanello(2)	N/A	N/A	N/A	N/A	N/A

James G. Gallagher	$850,000	100%	$850,000	105.0%	$892,500

(1)	Mr. O’Connell’s annual base salary increased from $800,000 to $1,000,000 as of April 1, 2024. Eligible earnings reflect actual salary earned in 2024.

(2)	Mr. Romanello was not eligible for an annual bonus in 2024 as he did not join the Company until December 10, 2024.

Long-term Incentives

Long-term incentives represent a substantial portion of our NEO’s total compensation. For 2024, our long-term incentive program for participating executives consisted of two elements: cash performance awards and RSUs. These long-term incentives are awarded to members of management based upon each individual’s grade level. For each of Ms. Dolan, Mr. O’Connell, Ms. Kelleher and Messrs. McDermott and Gallagher, their long-term incentive awards were comprised of 50% of the value in cash performance awards and 50% of the value in RSUs. Mr. Romanello was not eligible to receive long-term incentive awards in 2024 as he did not join the Company until December 10, 2024.

Cash Performance Awards

In 2024, our executive compensation program provided an annual grant of three-year cash performance awards to each participating executive officer and other members of management to be earned on the basis of performance of the Company relative to pre-established financial goals. Each recipient is eligible to receive a target cash performance award for the three-year vesting period, the amount of which depends on the employee’s grade level and employment agreement, if any. To the extent that the Company’s target performance objectives are achieved, and the recipient is continuously employed through the payment date, eligible employees may receive payouts greater than or less than (or none of) their target cash performance award.

Due to ongoing competitive and dynamic challenges in the industry, which have continued to make multi-year performance targets unfeasible and potentially counter-productive, and the Committee’s desire to retain ambitious financial targets, the Compensation Committee has designed the long-term cash performance awards with three one-year performance periods with the performance conditions for each year set at the beginning of such year (as opposed to a single three-year performance period in which the performance conditions are set at the beginning of that period). By setting performance conditions each year, the Committee can pivot for strategic re-alignment in response to new market entrants, increased competition for talent and similar changes in the industry. Each one-year performance period will be subject to achievement of specified financial targets, which may include AOI and free cash flow. These performance targets are intended to measure the Company’s ongoing operating performance and will be subject to various adjustments, including for acquisitions and dispositions and investments in new business initiatives not contemplated at the time the performance objectives are formulated and will exclude all charges for long-term performance-based compensation. The percentage of target earned in each of the three years (which may not exceed 120% of target for 2024 and 120% of target for 2025 and has not yet been set for 2026 but may not exceed an upper limit of 150% of target) will be averaged at the end of the third year and adjusted by performance modifiers based on (i) the Company’s share of linear subscribers among a comparator group measured over the full three-year period and (ii) the Company’s share of audience among a comparator group over the full three-year period. For its cable distribution comparator group, the Company used a customized peer group to the standard Nielsen definition of “English Ad Supported Cable networks” excluding the Company. For its linear viewership comparator group, the Company used a Live+3-day measurement of P2+ in Sales Prime which is in line with how we internally measure ourselves.

This cash performance award design enables the Company to continue to achieve the intended goals of its long-term incentive plan — alignment with Company performance and retention of key executives — while providing the flexibility to set appropriate annual incentive goals in an increasingly changing media landscape. Further, combining a three-year performance modifier wrapped around three one-year measures enables the Company to annually set meaningful and challenging business goals while maintaining a long-term focus toward audience development, which remains a key factor in the future success of the Company.

2024 Cash Performance Award Grants. In March 2024, the Compensation Committee granted cash performance awards to the following participating NEOs in the following target amounts:

NEO	Cash Performance Awards (at target)
Kristin Dolan	$ 2,375,000
Dan McDermott	$ 500,000
Kim Kelleher	$ 500,000
Patrick O’Connell	$ 750,000
James G. Gallagher	$ 1,250,000

Mr. Romanello was not eligible for a 2024 cash performance award as he did not join the Company until December 10, 2024.

The 2024 annual performance targets for the cash performance awards set forth in the table below were derived from the Company’s strategic plan and represent year one for the 2024 cash performance awards, year two for the 2023 cash performance awards and year three for the 2022 cash performance awards. We believe that our strategic plan, and consequently the 2024 annual performance targets set by the Compensation Committee, reflect desired above-market performance. In determining the threshold levels of performance, the Company’s strategic plans and the degree of difficulty in achieving the targets, including a comparison with analysts’ published projections of our growth as well as the projected growth of some of our competitors, were considered. The portion of the cash performance awards tied to the 2024 performance year was determined as follows: a threshold performance of 80% of target would result in earning 80% of target and a performance of 120% of target or better would result in earning 120% of target. For purposes of determining the average three-year performance under the award (before the +/- 10% modifier is applied), 0% will be earned in respect of any performance year for performance below threshold. Performance between threshold and target and between target and maximum will be established by linear interpolation. The Compensation Committee believed that the lowest levels on the sliding scale of the 2024 annual performance metrics for the 2022-2024 cash performance awards would likely be achieved, although there was no assurance this would occur. The Compensation Committee had the authority to amend or waive the 2024 annual performance targets under the cash performance awards and to make interpretations thereof and adjustments thereto subject to the award agreement.

Cash Performance Awards — Performance Results for 2024 (2022-2024 CPAs)

On March 4, 2025, the Compensation Committee determined the Company’s achievement against the 2024 annual performance objectives of AOI and free cash flow for the 2022-2024 cash performance awards. The following table shows actual performance with respect to each of the 2024 annual performance objectives relative to the targets established by the Compensation Committee in March 2024 and the resulting percentage achieved for 2024. Such percentage amount will be averaged with the percentage earned in each of the other two performance years for each tranche of cash performance awards against annual performance objectives and adjusted by the three-year performance modifier as described above.

($000,000s)	2024 Target	Financial Performance Range	Actual 2024 Performance(4)	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI(1)(2)	$572	$458 – $ 686	$571	99.9%(5)	50%	50.0%

Free Cash Flow(2)(3)	$242	$193 – $ 290	$364	150.6%(5)	50%	60.0%

Performance Achieved for 2024 (2022-2024 CPAs)						110.0%

Percentage Earned for 2022-2024 CPAs (based on sliding earn-out scale discussed above)						106.1%

(1)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(3)	In 2024, the Company defined free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures.

(4)

Under the terms of the Company’s cash performance awards, certain adjustments were made to neutralize the impact of certain business items upon the 2024 annual performance objectives which were not forecasted in the Company’s budget.

(5)	The performance factor for the 2024 performance period is capped at 120%.

Cash Performance Awards — Performance Results for 2023 (2022-2023 CPAs)

On February 28, 2024, the Compensation Committee determined the Company’s achievement against the 2023 annual performance objectives of AOI and free cash flow for the 2022-2023 cash performance awards. The following table shows actual performance with respect to each of the 2023 annual performance objectives relative to the targets established by the Compensation Committee in April 2023 and the resulting percentage achieved for 2023. Such percentage amount will be averaged with the percentage earned in each of the other two performance years for each tranche of cash performance awards against annual performance objectives and adjusted by the three-year performance modifier as described above.

($000,000s)	2023 Target	Financial Performance Range	Actual 2023 Performance(4)	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI(1)(2)	$698	$559 – $ 803	$680	97.4%(5)	50%	48.7%

Free Cash Flow(2)(3)	$222	$178 – $ 256	$302	136%(5)	50%	57.5%

Performance Achieved for 2023 (2022-2023 CPAs)						106.2%

Percentage Earned for 2022-2023 CPAs (based on sliding earn-out scale discussed above)						106.5%

(1)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(3)	In 2023, the Company defined free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures.

(4)

Under the terms of the Company’s cash performance awards, certain adjustments were made to neutralize the impact of certain business items upon the 2023 annual performance objectives which were not forecasted in the Company’s budget.

(5)	The performance factor for the 2023 performance period is capped at 115%.

Cash Performance Awards — Performance Results for 2022 (2022 CPAs)

On March 1, 2023, the Compensation Committee determined the Company’s achievement against the 2022 annual performance objectives of AOI, net revenue and free cash flow for the 2022 cash performance awards. The following table shows actual performance with respect to each of the 2022 annual performance objectives relative to the targets established by the Compensation Committee in March 2022 and the resulting percentage achieved for 2022. Such percentage amount will be averaged with the percentage earned in each of the other two performance years for each tranche of cash performance awards against annual performance objectives and adjusted by the three-year performance modifier as described above.

($000,000s)	2022 Target	Financial Performance Range	Actual 2022 Performance(4)	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI(1)(2)	$733	$586 – $ 843	$755	103%	40%	41.2%

Net Revenue	$3,206	$2,565 – $ 3,687	$3,134	98%	30%	29.3%

Free Cash Flow(2)(3)	$97	$78 – $ 112	$103	105%	30%	31.6%

Performance Achieved for 2022 (2022 CPAs)						102.1%

Percentage Earned for 2022 CPAs (based on sliding earn-out scale discussed above)						102.1%

(1)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(3)	In 2022, the Company defined free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to non-controlling interests.

(4)

Under the terms of the Company’s cash performance awards, certain adjustments were made to neutralize the impact of certain business items upon the 2022 annual performance objectives which were not forecasted in the Company’s budget.

2022 Cash Performance Awards — 3-Year Performance Modifier and Final Payout Amounts

In connection with its 2022 CPAs, in addition to three one year performance periods (2022, 2023, 2024), the Company established two performance modifiers based on the Company’s share of linear subscribers (the Distribution modifier) and audience (the Consumption modifier) among a customized peer group using the standard Nielsen definition of “English Ad Supported Cable networks” at the end of the three-year performance period as compared to the beginning of the performance period. The table below shows the modifier results measured at the end of the three-year period. Each of the Distribution and Consumption modifiers were at target, resulting in no adjustments.

The following table shows the average of the annual performance objectives established by the Compensation Committee for each performance year included in the 2022 CPA performance period and the modifier used in calculating the aggregate weighted performance payout of shares at 106.1% of target in March 2025.

Annual Result

Year One (2022)	102.1%

Year Two (2023)	106.2%

Year Three (2024)	110.0%

Average	106.1%

Modifier	100.0%

Three Year Result	106.1%

Based upon the Company’s performance, as shown in the table above, the 2022 CPAs paid out at 106.1% of target in March 2025, which resulted in the following cash payment being made to each of the participating NEOs as follows: (i) Mr. McDermott: $530,289; (ii) Ms. Kelleher: $530,289; (iii) Mr. O’Connell: $636,347; and (iv) Mr. Gallagher: $1,325,722. The other NEOs did not hold 2022 CPAs.

Restricted Stock Units

Under our executive compensation program, long-term incentive grants of RSUs are made to participating executive officers and certain other members of management pursuant to the Company’s Current A&R 2016 Employee Stock Plan. The majority of our 2024 RSU awards were granted on March 12, 2024, and vest ratably over a three-year vesting period. The Committee believes that this vesting schedule provides the Company with an effective recruitment tool, conforms to industry practice and is appropriately balanced by the three-year cliff vesting of the cash performance awards.

In March 2024, the Compensation Committee granted RSUs to the participating NEOs in the following amounts:

NEO	RSU Awards(1)	Grant Date Fair Value(2)

Kristin Dolan	183,398	$ 2,308,981

Dan McDermott	38,610	$ 486,100

Kim Kelleher	38,610	$ 486,100

Patrick O’Connell	57,915	$ 729,150

James. G. Gallagher	96,525	$ 1,215,250

(1)

Except as noted herein, the RSU awards granted in March 2024 will vest ratably over a three-year vesting period subject to continued employment. Mr. Gallagher’s RSUs will continue to vest ratably over a three-year vesting period pursuant to the terms of his separation agreement.

(2)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718 using a share price of $12.59 on March 12, 2024, as its grant value. A 20-trading day average share price was used to determine the number of shares granted to executive officers.

Mr. Romanello was not eligible for a 2024 RSU award as he did not join the Company until December 10, 2024. On December 10, 2024, the Compensation Committee granted Mr. Romanello 42,919 RSUs, which will vest on December 10, 2025, as a special equity award in connection with his appointment as Executive Vice President and General Counsel. The grant date fair value for these RSUs is $412,881 and is calculated in accordance with FASB ASC Topic 718 using a share price of $9.62 on December 10, 2024. A 20-trading day average share price was used to determine the number of shares granted to Mr. Romanello.

Additional information regarding RSUs for the NEOs during 2024 is set forth in the 2024 Summary Compensation Table and the 2024 Grants of Plan-Based Awards table under “Executive Compensation Tables” below. More information regarding other equity grants for the NEOs appears in the Outstanding Equity Awards at 2024 Year End table under “Executive Compensation Tables” below.

COMPENSATION DECISION PROCESS AND COMPENSATION POLICIES

Role of Compensation Committee

The Compensation Committee oversees the design and administration of AMC Networks’ compensation and benefits policies and programs. Among its duties, the Compensation Committee is responsible for (1) establishing our general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs; (2) reviewing and approving corporate goals and objectives relevant to the compensation of our CEO and the other executive officers of the Company; (3) evaluating the CEO’s and other executive officers’ performance in light of those goals and objectives and determining and approving their compensation levels based upon those evaluations; (4) evaluating the competitiveness of each executive officer’s total compensation package; (5) administering our stockholder approved compensation plans; and (6) overseeing the activities of the committee or committees administering our benefit and retirement plans.

The Compensation Committee is supported in its work by the Human Resources Department and the Committee’s independent executive compensation consultant as described below. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with the compensation consultant, the Compensation Committee determines and approves compensation for the executive officers, which includes making recommendations to the full Board for its approval of compensation for the Company’s executive officers (other than the CEO).

The Compensation Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.amcnetworks.com.

Role of Independent Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of an independent compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

In August 2011, after a full review and selection process, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to serve as its independent compensation consultant. Pay Governance reports directly to our Compensation Committee, and, at the request of the Compensation Committee, Pay Governance meets with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to our Compensation Committee.

The following is a description of the services provided by Pay Governance in 2024 as the Compensation Committee’s consultant:

•	Attended all Compensation Committee meetings;

•	Provided information, research and analysis pertaining to the executive compensation program for 2024;

•	Regularly updated the Compensation Committee on market trends, changing practices and legislation pertaining to compensation;

•	Assisted the Compensation Committee in making pay determinations for the CEO and the other executive officers;

•	Advised on the design of the executive compensation program and the competitiveness of individual compensation targets and awards; and

•	Provided advice and recommendations that incorporated both market data and Company-specific factors.

During 2024, Pay Governance provided no other services to the Company.

The Compensation Committee believes that Pay Governance’s work did not raise any conflict of interest during 2024. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rules regarding compensation advisor independence. Although such independence rules are not applicable to the Company because it is a controlled company, the Compensation Committee believes that Pay Governance nonetheless satisfies the independence factors provided in such rules.

Role of Management

The Compensation Committee reviews the performance and compensation of the CEO and following discussions with Pay Governance and a review of market competitive data, establishes her compensation. The management of the Company assists the Compensation Committee and Pay Governance as described above. Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, management provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation for executive officers other than the CEO. These recommendations are influenced by the CEO’s assessment of each executive officer’s performance, the performance of the individual’s respective business or function and employee retention considerations. The Compensation Committee reviews management’s recommendations and approves any compensation changes affecting our executive officers, as it determines in its sole discretion.

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. The programs are designed with features that the Compensation Committee believes mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk taking over the short term and the long term.

Management and the Compensation Committee do not believe any of the Company’s compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

Benchmarking

To ensure we provide compensation comparable to that offered by other leading companies in our industry, we compare the Company’s executive compensation levels against an appropriate peer group of companies tailored for specific NEOs. As part of the Compensation Committee’s review of 2024 compensation, Pay Governance assisted the Compensation Committee in: (1) determining the appropriate peer group to be used for competitive comparisons (the “Corporate Peer Group”); (2) assessing executive compensation in comparison with the Corporate Peer Group and in light of the Company’s performance; and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends.

On December 7, 2023, the Compensation Committee reviewed the Corporate Peer Group to be used in 2024. The Committee found that all eleven companies used for the Corporate Peer Group for 2023 performance year should remain for the 2024 performance year.

2024 Corporate Peer Group

Electronic Arts	Roku Inc.

E. W. Scripps Company	Sinclair Broadcast Group, Inc.

Fox Corporation	Sirius XM Holdings, Inc.

Lions Gate Entertainment Corp.	Take-Two Interactive Software Inc.

Nexstar Media Group, Inc.	TKO Group Holdings Inc.

Paramount Global

The Corporate Peer Group still includes companies with significantly larger market capitalizations than the Company because there are not a sufficient number of peers with similar market capitalizations in our industry to develop a broadly representative peer group. Therefore, the Committee determined that market capitalization should only be one of many factors considered when selecting a peer group. Revenues, lines of business and sources and competition for talent are also important and, thus, Fox Corporation and Paramount Global, are included in the Company’s Corporate Peer Group for 2024. This Corporate Peer Group differs from that used in the stock performance graph contained in the Annual Report on Form 10-K.

In connection with the review of 2024 compensation, Pay Governance presented to the Compensation Committee a comparison of total compensation and each of its components with the median in each position’s peer group. The Compensation Committee set a general guideline for total target direct compensation, over time, at a range from the median to the 75th percentile of the applicable peer group, reserving for the Compensation Committee the flexibility to recognize differences by individual as well as variability of peer group data. The Company competes for talented executives in a highly-compensated industry. The Compensation Committee believes that this range is appropriate in light of the competitive nature of the Company’s businesses as well as the Company’s and its management’s performance. The Compensation Committee believes that these guidelines for total target compensation provide a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program. For 2024, after considering individual performance and scope of responsibilities, the Compensation Committee believes that all NEOs are assigned total target direct compensation levels consistent with the compensation philosophy.

Benefits

Our executive officers are generally eligible to participate in the same retirement plans, health and welfare benefit plans and other voluntary benefit plans made available to other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage.

Defined Contribution Plans

The Company maintains the AMC Networks Inc. 401(k) Savings Plan, a tax qualified retirement savings plan (the “AMCN 401(k) Plan”). Participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 100% of the first 3% of pretax eligible earnings and 50% of the next 2% of pretax eligible earnings contributed by participating employees. Matching contributions made by the Company under the AMCN 401(k) Plan on behalf of the NEOs are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

The Company also maintains the AMC Networks Inc. Executive Deferred Compensation Plan (the “AMCN Deferred Compensation Plan”) for certain of the Company’s employees, including executive officers. The AMCN Deferred Compensation Plan is a non-qualified deferred compensation plan offered to certain employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation applicable to the AMCN 401(k) Plan and/or the pre-tax income deferral limitation. Information regarding NEO contributions to the AMCN Deferred Compensation Plan is provided in the Nonqualified Deferred Compensation table. During 2024, the Company also maintained the AMC Networks Inc. Excess Savings Plan (the “AMCN Excess Savings Plan”) for certain of the Company’s employees, including executive officers. The AMCN Excess Savings Plan allowed certain employees, including executive officers, to defer a portion of their base salary after reaching applicable contribution limits in the AMCN 401(k) Plan. The Company froze the AMCN Excess Savings Plan to additional contributions on December 31, 2024.

Perquisites

The Company provides certain perquisites to executive officers as described below. Additional information concerning perquisites received by each of the NEOs is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Car Service

The Company had agreed to reimburse Mr. Gallagher for his use of a car service to travel to and from the Company’s New York office to and from his home. For 2024, the Company reimbursed Mr. Gallagher for such car service in an amount equal to $23,666.50.

Aircraft Arrangements
During 2024, Ms. Dolan had access to helicopter travel, including for personal travel. Helicopter use has primarily been for commuting, and she is not required to reimburse the Company for such use. For 2024, the Company paid $56,598.69 for Ms. Dolan’s personal helicopter travel.
In addition, the Company has access to certain aircraft through time sharing arrangements with a subsidiary of MSG Entertainment. Beginning on April 16, 2024, Ms. Dolan is permitted to use such aircraft for personal use. Ms. Dolan is not required to reimburse the Company for such use. For 2024, the Company paid $115,312.62 for Ms. Dolan’s personal aircraft use.
Relocation Reimbursement
The Company agreed to a
one-time
reimbursement of up to $30,000 of Mr. Romanello’s expenses associated with his relocation to New York in connection with his joining the Company. In 2024, the Company reimbursed Mr. Romanello $29,048.07 for such relocation expenses.
Post-Termination Compensation
We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives. Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or a going-private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable long-term incentive award agreements. The Company award agreements regarding various long-term incentives address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement with the Company refers to the treatment of any award upon a triggering event, the employment agreements generally provide that, if the terms of the award agreement are more favorable to the executive than the terms of the employment agreement, then the terms of the award agreement will apply. Post-termination compensation is discussed in greater detail in Executive Compensation Tables, “Employment Agreements” and Executive Compensation Tables, “Termination and Severance” below.
Company Insider Trading Policy; Trading Restrictions and Prohibitions
The Company’s Insider Trading Policy prohibits Company employees, directors, and consultants (and any member of such person’s immediate family) from the following activities:

•
engaging in any transactions in Company securities or any derivative security relating to any Company security, if the employee, director, or consultant is aware of material nonpublic information relating to the Company;

•
engaging in any transactions involving the purchase and sale of any of the securities of another company if the employee, director, or consultant is aware of material nonpublic information about that company;

•
passing on or “tipping” any nonpublic or confidential information on to others or recommending to anyone the purchase or sale of any securities when the employee, director or consultant is aware of such information;

•	engaging in any short selling in any Company equity securities, including any short sales against the box and other speculative hedging transactions; and

•
placing any Company securities in margin accounts or pledging any Company securities at any time when the employee, director or consultant is aware of material nonpublic information or otherwise is not permitted to trade in Company securities.

Designated Employees (as defined in the Insider Trading Policy) are also prohibited from engaging in any transaction in Company securities without pre-approval
from the Company’s Corporate Secretary or General Counsel. Designated Employees and Access Persons (as defined in the Insider Trading Policy) must also abide by the Company’s policies with respect to window and blackout periods for trading. The Company is also prohibited from engaging in any transaction in Company securities at any time based upon material nonpublic information about itself, consistent with applicable law.
We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NASDAQ listing standards. A copy of our Insider Trading Policy can be found as an exhibit to the Company’s Form
10-K
for the fiscal year ended December 31, 2024.
Clawback Policy
On October 24, 2023, the Company adopted a clawback policy that was established in accordance with the listing requirement of the NASDAQ to provide for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy became effective on December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NASDAQ listing requirement, October 2, 2023.
The Company’s equity award agreements also provide the Company with the ability to clawback the fair market value of a recipient’s equity awards (including awards subject to time-based vesting) in the event of a recipient’s breach of the restrictive covenants included in such award agreements.
Policies Relating to Timing of Grant of Certain Equity Awards
We historically have not granted, and currently have no plans to grant option awards. Consequently, we have not adopted a policy with respect to the timing of option awards relative to the disclosure of material nonpublic information.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Members of the Compensation Committee

Leonard Tow (Chair)

Vincent Tese

Dated: April 8, 2025

EXECUTIVE COMPENSATION

The tables below reflect the compensation of the Company’s Named Executive Officers.

2024 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs and paid by us for the years ended December 31, 2022, December 31, 2023 and December 31, 2024. Pursuant to SEC rules, the Summary Compensation Table is required to include for a particular year only those equity awards granted during that year and only cash compensation earned during that year. Accordingly, long-term cash performance awards granted during 2024 (which will be earned, if at all, at the end of 2026) are not reflected in the 2024 Summary Compensation Table and will instead be disclosed for the year during which they are earned. Long-term cash performance awards granted during 2022, which were earned at the end of 2024, are reflected in the “2024 Summary Compensation Table.”

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Kristin Dolan	2024	2,000,000	—	2,308,981	4,200,000	182,077	8,691,058
Chief Executive Officer	2023	1,653,846	—	8,816,270	4,040,000	71,520	14,581,636
Dan McDermott (1)	2024	1,530,000	10,000	486,100	2,136,789	13,800	4,176,689
President – Entertainment and AMC Studios	2023	1,530,000	—	545,654	1,864,940	13,200	3,953,794
Kim Kelleher (1)	2024	1,300,000	15,000	486,100	2,236,539	13,556	4,051,195
Chief Commercial Officer	2023	1,300,000	—	545,654	2,040,800	13,400	3,899,854
	2022	1,300,000	—	493,125	1,422,635	43,047	3,258,807
Patrick O’Connell	2024	950,273	10,000	729,150	1,634,134	13,143	3,336,700
Executive Vice President	2023	800,000	—	654,788	808,000	13,057	2,276,482
and Chief Financial Officer	2022	320,000	1,050,000	617,916	758,400	—	2,746,316
Salvatore Romanello(1)	2024	27,692	600,000	412,881	—	29,048	1,069,621
Executive Vice President and General Counsel

James G. Gallagher	2024	850,000	—	1,215,250	2,218,222	37,223	4,320,695
Former Executive Vice President and	2023	850,000	—	1,364,126	2,190,334	38,823	4,443,283
General Counsel	2022	850,000	—	1,214,558	1,626,300	39,978	3,730,836

(1)

Dan McDermott was designated an executive officer on June 15, 2023. Kim Kelleher was designated an executive officer on October 19, 2022. Mr. Romanello was designated an executive officer on December 10, 2024.

(2)

For 2024, salaries paid to the NEOs accounted for the following percentage of their total compensation: Ms. Dolan — 23%; Mr. McDermott — 37%; Ms. Kelleher — 32%; Mr. O’Connell —28%; Mr. Romanello — 3%; and Mr. Gallagher — 20%. Mr. Romanello’s salary reflects actual salary earned in 2024. His annualized salary is $800,000.

(3)

In 2024, Messrs. McDermott and O’Connell each received a $10,000 discretionary special recognition award and Ms. Kelleher received a $15,000 discretionary special recognition award based on the CEO’s recommendation that the personal performances of each of these executive officers warranted an additional amount because of their extraordinary effort and achievement. Mr. Mc Dermott led the Company’s efforts to optimize the Company’s content strategy planning and deepen customer engagement in our brands and services. Mr. O’Connell was instrumental in driving the Company’s significant year-over-year increase in free cash flow as well as the refinancing of the Company’s near-term debt maturities. Ms. Kelleher led her commercial revenues teams to successfully renegotiate approximately 50% of the Company’s outstanding affiliate deals and increase the Company’s third-party content licensing sales by 5%. On December 10, 2024, in connection with Mr. Romanello’s appointment as Executive Vice President and Chief Financial

Officer, Mr. Romanello earned a one-time signing bonus of $600,000. This one-time signing bonus was intended to replace in part the compensation that Mr. Romanello forfeited from his previous employment by joining the Company as well as the loss on the sale of his home in connection with his relocation. On August 8, 2022, in connection with Mr. O’Connell’s appointment as Executive Vice President and Chief Financial Officer, Mr. O’Connell earned a one-time signing bonus of $1,050,000. This one-time signing bonus was intended to replace the compensation that Mr. O’Connell forfeited from his previous employment by joining the Company. Mr. O’Connell’s one-time signing bonus was inadvertently excluded from the Company’s 2023 and 2024 proxy statements.

(4)	This column includes the value of stock-based awards granted to NEOs during 2024, 2023 and 2022 based upon the grant date fair value, as determined under SEC guidance.

The 2024 figures in this column for Messrs. McDermott, O’Connell, Romanello and Gallagher and Mses. Dolan and Kelleher reflect the aggregate grant date fair value of the Company’s RSUs at target that were awarded in 2024 without any reduction for the risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Ms. Dolan: $2,308,981; Mr. McDermott: $486,100; Ms. Kelleher: $486,100; Mr. O’Connell: $729,150; Mr. Romanello: $412,881; and Mr. Gallagher: $1,215,250. Details regarding the grants of RSUs can be found in the “2024 Grants of Plan-Based Awards” table and details regarding outstanding stock awards can be found in the “Outstanding Equity Awards at 2024 Year End” table.

The 2023 figures in this column for Messrs. McDermott, O’Connell and Gallagher and Mses. Dolan and Kelleher reflect the aggregate grant date fair value of the Company’s RSUs at target that were awarded in 2023 without any reduction for the risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Ms. Dolan: $8,816,270; Mr. McDermott: $545,654; Ms. Kelleher: $545,654; Mr. O’Connell: $654,788; and Mr. Gallagher: $1,364,126. The 2023 figures for Ms. Dolan include a special equity award of 297,325 RSUs that the Compensation Committee granted to Ms. Dolan on February 27, 2023 in connection with her appointment as Chief Executive Officer.

The 2022 figures in this column for Messrs. O’Connell and Gallagher and Ms. Kelleher reflect the aggregate grant date fair value of the Company’s RSUs at target that were awarded in 2022 without any reduction for the risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Ms. Kelleher: $493,125; Mr. O’Connell: $617,916; and Mr. Gallagher: $1,214,558.

(5)

The 2024 figures in this column for Messrs. McDermott, O’Connell and Gallagher and Mses. Dolan and Kelleher include amounts from the annual incentive awards for performance in 2024. For Messrs. McDermott, O’Connell and Gallagher and Ms. Kelleher, the 2024 figures in this column also include the value of long-term cash performance awards granted in 2022, earned at the end of 2024 as follows: Mr. McDermott: $530,289; Ms. Kelleher: $530,289; Mr. O’Connell: $636,347; and Mr. Gallagher: $1,325,722. Pursuant to SEC rules, these figures do not reflect long-term cash performance awards granted during 2024, which will be earned, if at all, at the end of 2026. Long-term performance awards in respect of 2024 were granted in the form of cash-based awards and are not reflected in this table (instead, such awards will be disclosed for the year during which they are earned (if any)), and were granted in the following target amounts: Ms. Dolan: $2,375,000; Mr. McDermott: $500,000; Ms. Kelleher: $500,000; Mr. O’Connell: $750,000; and Mr. Gallagher: $1,250,000.

The 2023 figures in this column for Messrs. McDermott, O’Connell and Gallagher and Mses. Dolan and Kelleher include amounts from the annual incentive awards for performance in 2023. For Messrs. McDermott and Gallagher and Ms. Kelleher, the 2023 figures in this column also include the value of long-term cash performance awards granted in 2021, earned at the end of 2023 as follows: Mr. McDermott: $319,640; Ms. Kelleher: $399,550; and Mr. Gallagher: $1,331,834. Pursuant to SEC rules, these figures do not reflect long-term cash performance awards granted during 2023, which will be earned, if at all, at the end of 2025. Long-term performance awards in respect of 2023 were granted in the form of cash-based awards and are not reflected in this table (instead, such awards will be disclosed for the year during which they are earned (if any)), and were granted in the following target amounts: Ms. Dolan: $1,875,000; Mr. McDermott: $500,000; Ms. Kelleher: $500,000; Mr. O’Connell: $600,000; and Mr. Gallagher: $1,250,000.

The 2022 figures in this column for Messrs. O’Connell and Gallagher and Ms. Kelleher include amounts from the annual incentive awards for performance in 2022. Pursuant to SEC rules, these figures do not reflect long-term cash performance awards granted during 2022, which were earned at the end of 2024. Long-term performance awards in respect of 2022 were granted in the form of cash-based awards and were granted in the following target amounts: Ms. Kelleher: $500,000; Mr. O’Connell: $600,000; and Mr. Gallagher: $1,250,000.

(6)	The table below shows the components of this column for 2024.

Name	401(k) Plan Match ($)(a)	Perquisites ($)(b)	Total ($)

Kristin Dolan	10,166	171,911	182,077

Dan McDermott	13,800	—	13,800

Kim Kelleher	13,556	—	13,556

Patrick O’Connell	13,143	—	13,143

Salvatore Romanello	—	29,048	29,048

James G. Gallagher	13,556	23,667	37,223

(a)	These columns represent a matching contribution funded by the Company on behalf of each individual under the AMCN 401(k) Plan.

(b)

With respect to Ms. Dolan, this column represents certain perquisites provided in the form of reimbursements for personal helicopter travel in an amount equal to $56,598.69 and personal aircraft travel in an amount equal to $115,312.62. With respect to Mr. Romanello, this column represents certain perquisites provided in the form of reimbursements for relocation expenses in an amount equal to $29,048.07, which consisted primarily of $14,649.75 in moving expenses, $797.95 in flight fees and $1,589.00 for shipment of his car. With respect to Mr. Gallagher, this column also represents certain perquisites provided in the form of reimbursements for car service trips in an amount equal to $23,666.50. None of the Company’s other NEOs receive perquisites. For more information regarding perquisites, see Compensation Discussion and Analysis, “Compensation Decision Process and Compensation Policies — Perquisites.”

2024 Grants of Plan-Based Awards

The table below presents information regarding awards granted in 2024 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock units.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold($)	Target($)	Maximum($)

Kristin Dolan	1/1/2024(2)	—	4,000,000	8,000,000	—	—
	3/12/2024(3)	1,662,500	2,375,000	3,087,500	—	—
	3/12/2024(4)	—	—	—	183,398	2,308,981

Dan McDermott	1/1/2024(2)	—	1,530,000	3,060,000	—	—
	3/12/2024(3)	350,000	500,000	650,000	—	—
	3/12/2024(4)	—	—	—	38,610	486,100

Kim Kelleher	1/1/2024(2)	—	1,625,000	3,250,000	—	—
	3/12/2024(3)	350,000	500,000	650,000	—	—
	3/12/2024(4)	—	—	—	38,610	486,100

Patrick O’Connell	1/1/2024(2)	—	1,000,000	2,000,000	—	—
	3/12/2024(3)	525,000	750,000	975,000	—	—
	3/12/2024(4)	—	—	—	57,915	729,150
Salvatore Romanello	12/10/2024(4)	—	—	—	42,919	412,881

James G. Gallagher	1/1/2024(2)	—	850,000	1,700,000	—	—
	3/12/2024(3)	875,000	1,250,000	1,625,000	—	—
	3/12/2024(4)	—	—	—	96,525	1,215,250

(1)

This column reflects the aggregate grant date fair value of the Company’s RSUs granted to each NEO in 2024 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

(2)

This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s Annual Incentive Program for performance in 2024. Each of the executives is assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. The amounts of annual incentive awards actually paid for performance in 2024 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see Compensation Discussion and Analysis, “2024 Compensation Decisions — Annual Cash Incentives.”

(3)

This row reflects the Company’s long-term cash performance awards that were granted in 2024. The cash performance awards have three one-year performance periods where the performance conditions for each year are set at the beginning of each such year. Each cash performance award was granted with a target amount, and the actual amount that is earned will be based on the average of the percentage of target earned in each of the three one-year performance periods (which may not exceed 120% of target for 2024) and adjusted by a performance modifier based on the Company’s share of subscribers and audience among a comparator group measured at the end of the full three-year period. The modifier has the ability to reduce or increase the three-year average performance by up to +/-10%. These cash performance awards will be payable in the first quarter of 2027 in an amount determined by the Committee based on the Company’s performance over the performance period. See Compensation Discussion and Analysis, “2024 Compensation Decisions — Long-term Incentives — Cash Performance Awards.”

(4)	This row reflects the Company’s RSUs that were awarded in 2024. See Compensation Discussion & Analysis, “2024 Compensation Decisions — Long-term Incentives — Restricted Stock Units.”

Outstanding Equity Awards at 2024 Year End

The table below shows the aggregate number of unvested RSUs outstanding for each NEO, in each case as of December 31, 2024. The amounts in this table do not include equity awards that were vested as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Kristin Dolan	183,398	(2)	1,815,640	—	—
	74,097	(3)	733,560	—	—
	198,216	(4)	1,962,338	—	—

Dan McDermott	38,610	(2)	382,239	—	—
	19,760	(3)	195,624	—	—
	4,077	(5)	40,362	—	—

Kim Kelleher	38,610	(2)	382,239	—	—

	19,760	(3)	195,624	—	—

	1,945	(5)	19,256	—	—
	3,058	(5)	30,274

Patrick O’Connell	57,915	(2)	573,359	—	—
	23,712	(3)	234,749	—	—
	9,333	(5)	92,397	—	—
Salvatore Romanello	42,919	(6)	424,898	—	—

James G. Gallagher	96,525	(2)	955,598	—	—
	49,398	(3)	489,040	—	—
	10,193	(5)	100,911

(1)	Calculated using the closing price of Class A Common Stock on NASDAQ on December 31, 2024, the last trading day of the year, of $9.90 per share.

(2)	One third of these RSUs vested on March 7, 2025. The remainder RSUs vest ratably on March 9, 2026 and March 9, 2027.

(3)	One third of these RSUs vested on March 8, 2024 (and are not included in this table) and another one third of these RSUs vested on March 7, 2025. The remainder RSUs vest on March 9, 2026.

(4)	One third of these RSUs vested on February 27, 2024 (and are not included in the table) and another one third of these RSUs vested on February 27, 2025. The remainder RSUs vest on February 27, 2026.

(5)

One third of these RSUs vested on March 9, 2023 (and are not included in the table) and another one third of these RSUs vested on March 8, 2024 (and are not included in the table). The remainder of the RSUs vested on March 7, 2025.

(6)	These RSUs vest on December 10, 2025.

2024 Stock Vested

The table below shows the vesting of RSUs during the year ended December 31, 2024.

Name	Number of Shares Acquired on Vesting	Value Realized On Vesting ($)(1)

Kristin Dolan	136,157	1,700,676

Dan McDermott	15,735	186,460

Kim Kelleher	17,105	202,694

Patrick O’Connell	21,188	251,078

Salvatore Romanello	—	—

James G. Gallagher	42,304	501,302

(1)

With respect to the shares granted February 27, 2023 in connection with Ms. Dolan’s special equity award, the value realized upon vesting was calculated using the closing price of Class A Common Stock on February 27, 2024, multiplied by the number of shares vesting on February 27, 2024. The value realized upon vesting in connection with all other shares granted between 2021 and 2023 was calculated using the closing price of Class A Common Stock on March 8, 2024, multiplied by the number of shares vesting on March 8, 2024.

Non-Qualified Deferred Compensation

The table below shows: (1) the contributions made by the NEOs in respect of their compensation from the Company and contributions funded by the Company in 2024; (2) aggregate earnings on each NEO account balance in 2024; and (3) the account balance of such NEO under the AMC Networks Inc. Excess Savings Plan and the Executive Deferred Compensation Plan, as applicable, as of December 31, 2024.

Name	Plan Name	Executive Contributions in 2024(1)($)	Registrant Contributions in 2024(2)($)	Aggregate Earnings in 2024(3)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2024 FYE(4)($)

Kristin Dolan	AMCN Excess Savings Plan	180,833	—	3,828	—	184,661
	AMCN Deferred Compensation Plan	—	—	—	—	—

	Amended and Restated 2011 Stock Plan for Non-Employee Directors(5)	—	—	—	—	309,593

Dan McDermott	AMCN Excess Savings Plan	59,250	—	41,576	—	322,050
	AMCN Deferred Compensation Plan	386,325	—	178,841	—	1,060,748

Kim Kelleher	AMCN Excess Savings Plan	—	—	477	—	36,097

Patrick O’Connell	AMCN Excess Savings Plan	—	—	—	—	—

Salvatore Romanello	AMCN Excess Savings Plan	—	—	—	—	—

James G. Gallagher	AMCN Excess Savings Plan	59,444	—	196,711	—	1,461,044

(1)

These amounts represent a portion of the NEOs’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the executives contributed to the respective plans.

(2)	The Company did not make any contributions in 2024.

(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

(4)

For Mr. McDermott this column includes amounts previously reported in the Summary Compensation Table for 2023 of $428,494. For Ms. Kelleher this column includes amounts previously reported in the Summary Compensation Table for 2022 of $22,347. For Mr. Gallagher this column includes amounts previously reported in the Summary Compensation Table for 2023 of $63,269, for 2022 of $76,002, for 2021 of $69,248, for 2020 of $58,333, for 2019 of $58,888, for 2018 of $80,711, for 2017 of $85,724, for 2016 of $85,111, for 2015 of $62,275, for 2014 of $43,611, for 2013 of $43,894, for 2012 of $34,644 and for 2011 of $8,864.

(5)

This amount represents the fair value of the RSUs granted to Ms. Dolan over the course of her directorship from 2011-2022 at the Company, calculated using the closing price of Class A Common Stock on NASDAQ on December 31, 2024, the last trading day of the year, of $9.90 per share, that have vested but will not be settled until Ms. Dolan no longer provides services to the Company.

AMC Networks Inc. 401(k) Savings Plan

During 2024, the Company’s U.S. employees, including its executive officers participated in the AMCN 401(k) Plan, a tax-qualified retirement savings plan. Under this plan, participating employees are eligible to contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches up to 100% of the first 3% of eligible earnings contributed pre-tax by participating employees and then matches 50% of the next 2% of eligible earnings contributed pre-tax by participating employees. In addition, the Company may provide a non-contributory profit sharing contribution based on the employee’s eligible earnings. The Company’s profit sharing contributions are subject to vesting limitations for the first three years of employment. For 2024, the Company did not provide a profit sharing contribution.

AMC Networks Inc. Excess Savings Plan

During 2024, the Company maintained the AMCN Excess Savings Plan, in which certain of the Company’s U.S. employees, including its executive officers, participated. The AMCN Excess Savings Plan was a non-qualified deferred compensation plan that operated in conjunction with the AMCN 401(k) Plan. An employee was eligible to participate in the AMCN Excess Savings Plan for a calendar year if his or her eligible earnings in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($345,000 in 2024) and he or she made an election to participate prior to the beginning of the year. An eligible employee whose contributions to the AMCN 401(k) Plan were limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($23,000 or $30,500 if 50 or over, for 2024) could continue to make pre-tax contributions under the AMCN Excess Savings Plan of up to 10% of his or her eligible pay. For 2024, the Company did not make any matching contributions under the AMCN Excess Savings Plan. A participant is always fully vested in his or her own contributions and in the Company’s matching contributions. Account balances under the AMCN Excess Savings Plan are invested at the discretion of the executive’s choosing from a selection of investments generally equivalent to those investments available in the AMCN 401(k) Plan. Distributions are made in a lump sum as soon as practicable after termination of the participant’s employment with the Company, subject to restrictions under Section 409A. The Company froze the AMCN Excess Savings Plan to additional contributions on December 31, 2024.

AMC Networks Inc. Executive Deferred Compensation Plan

During 2024, certain of the Company’s U.S. employees, including its executive officers, participated in the AMCN Deferred Compensation Plan. The AMCN Deferred Compensation Plan is a non-qualified deferred compensation plan that allows eligible employees to elect prior to the start of a fiscal year to defer a portion of their base salary and/or a portion of their annual incentive bonus payable in respect of the next fiscal year. An employee is eligible to participate in the AMCN Deferred Compensation Plan for a fiscal year if he or she has a title equivalent to or more senior than “Senior Vice President” and he or she makes an election to participate prior to the beginning of the year. Participation in this plan is without regard to an employee’s participation in the AMCN 401(k) Plan. A participant is always fully vested in his or her own contributions. The Company does not make any contributions to the AMCN Deferred Compensation Plan. Account balances under the AMCN Deferred Compensation Plan are invested at the discretion of the executive’s choosing from a selection of investments generally equivalent to those investments available in the AMCN 401(k) Plan. Distributions are made in a lump sum or up to five annual installments 90 days after the earliest of (1) the participant’s designated distribution date, (2) the participant’s death or disability, (3) a change of control or (4) termination of the participant’s employment with the Company, subject to restrictions under Section 409A.

Employment Agreements and Separation Agreements

The Company’s employment agreements with Messrs. Mc Dermott, O’Connell, Romanello, and Gallagher, and Mses. Dolan and Kelleher are described below, as well as Mr. Gallagher’s separation agreement.

Kristin Dolan

On February 15, 2023 the Company entered into an employment agreement with Ms. Dolan (the “Dolan Employment Agreement”), which became effective on February 27, 2023. The Dolan Employment Agreement provides for Ms. Dolan’s employment as Chief Executive Officer of the Company from February 27, 2023 through March 31, 2026 (the “Dolan Scheduled Expiration Date”), with a minimum annual base salary of $2,000,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to 200% of her annual base salary, subject to the discretion of the Compensation Committee. She is eligible to participate in the Company’s standard benefits programs and the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The Dolan Employment Agreement provides that that Ms. Dolan’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $3,750,000, as determined by the Compensation Committee.

In addition, the Dolan Employment Agreement also provided that Ms. Dolan receive a special award of RSUs with a target value of $6,000,000 (the “Dolan Special Equity Award”). One third of the Dolan Special Equity Award vested on February 27, 2024 and one-third vested on February 27, 2025. The remainder of the Dolan Special Equity Award is scheduled to vest on February 27, 2026, subject to Ms. Dolan’s continued employment through said vesting date. Notwithstanding the above, the unvested portion of the Dolan Special Equity Award shall immediately vest upon a change in control of the Company.

If, prior to the Dolan Scheduled Expiration Date, Ms. Dolan’s employment with the Company is terminated (i) by the Company or (ii) by her for Good Reason, and at the time of any such termination Cause does not exist, then, subject to her execution of the Company’s then standard separation agreement (modified to reflect terms of the Dolan Employment Agreement), which separation agreement will include, without limitation, general releases by her as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the Dolan Employment Agreement, the Company will provide her with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Ms. Dolan’s annual base salary and her annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Dolan Bonuses”);

(c)  each of her outstanding long-term cash incentive awards and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of her outstanding time-vesting restricted stock or RSU awards, with the exception of the Dolan Special Equity Award, granted under plans of the Company generally will continue to vest in accordance with its original vesting schedule (subject to the satisfaction of any applicable performance criteria);

(e)  the Dolan Special Equity Award shall immediately vest in full and be payable within 75 days of Ms. Dolan’s termination; and

(f)  each of her outstanding stock options and stock appreciation awards under plans of the Company will continue to vest in accordance with their original vesting schedule and she will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Ms. Dolan ceases to be an employee of the Company prior to the Dolan Scheduled Expiration Date as a result of her death or physical or mental disability, and at such time Cause does not exist, subject to her execution of a separation agreement (other than in the case of death), the Company will pay Ms. Dolan (or her estate or beneficiary) the Dolan Bonuses, and her outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Ms. Dolan’s employment, other than as specifically provided above, all equity or cash incentive grants or awards she may then have outstanding will be treated in accordance with their terms and nothing in the Dolan Employment Agreement is intended to limit any more favorable rights to which Ms. Dolan is entitled under the terms of her equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in her award agreements) or a “change of control” (as defined in her award agreements).

The Dolan Employment Agreement contains certain covenants by Ms. Dolan, including a noncompetition agreement that restricts Ms. Dolan’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if she is terminated prior to the Dolan Scheduled Expiration Date.

For purposes of the Dolan Employment Agreement the following definitions apply:

“Cause” means Ms. Dolan’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Ms. Dolan’s consent, (A) her base salary or annual bonus target (as each may be increased from time to time in the Compensation Committee’s discretion) is reduced, (B) her title is diminished, (C) she reports to someone other than the Chairman of the Board, (D) her responsibilities as in effect immediately after February 15, 2023 are thereafter materially diminished, (E) the Company materially breaches its obligations under the Dolan Employment Agreement or (F) the Company requires that her principal office be located more than 50 miles from Manhattan; (2) she has given the Company written notice, referring specifically to the Dolan Employment Agreement and the Good Reason definition, that she does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) she voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

Dan McDermott

On October 20, 2021, the Company entered into an amendment (the “McDermott Employment Agreement Amendment” to Mr. McDermott’s original employment agreement, effective April 1, 2020 (the “McDermott Employment Agreement”, and together with the McDermott Employment Agreement Amendment, the “Amended McDermott Employment Agreement”). The Amended McDermott Employment Agreement became effective on October 20, 2021 and provides for Mr. McDermott’s employment as President – Programming, AMC Networks and President – AMC Studios of the Company through October 29, 2025 (the “McDermott Scheduled Expiration Date”), with a minimum annual base salary of $1,500,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to 100% of his annual base salary, subject to the discretion of the Compensation Committee. He is eligible to participate in the Company’s standard benefits programs and the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The Amended McDermott Employment Agreement provides that it is expected that

Mr. McDermott’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,000,000, as determined by the Compensation Committee.

If, prior to the McDermott Scheduled Expiration Date, Mr. McDermott’s employment with the Company is terminated by the Company without Cause then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the Amended McDermott Employment Agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the Amended McDermott Employment Agreement, the Company will provide him with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than one and a half times Mr. McDermott’s annual base salary and one times his annual target bonus as in effect at that time; and

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance).

For purposes of the McDermott Employment Agreement the following definitions apply:

“Cause” means Mr. McDermott’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony, (iii) material violation of Company policies, including, without limitation, Company policies prohibiting unlawful harassment and/or discrimination, or (iv) immediately upon written notice from the Company that it has determined that, due to a physical or mental health condition, Mr. McDermott is not able to perform the essential functions of his position with reasonable accommodation (with such notice being ineffective until Mr. McDermott has exhausted all entitlements to leave under applicable statutes and Company programs).

Kim Kelleher

On September 2, 2022 the Company entered into an amended and restated employment agreement with Ms. Kelleher (the “Kelleher Employment Agreement”), which became effective on September 2, 2022 (the “Kelleher Effective Date”). The Kelleher Employment Agreement provides for Ms. Kelleher’s employment as Chief Commercial Officer of the Company from August 8, 2022 through March 31, 2026 (the “Kelleher Scheduled Expiration Date”), with a minimum annual base salary of $1,300,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to 125% of her annual base salary, subject to the discretion of the Compensation Committee. For performance in 2022, Ms. Kelleher’s incentive compensation payment was proportionately calculated based on (i) with respect to performance from January 1, 2022 to the Kelleher Effective Date, the terms of the Company’s ad sales commission program and a target commission of 75% of actual salary dollars paid to Ms. Kelleher during such period and (ii) with respect to performance from the Kelleher Effective Date through December 31, 2022, the terms of the Company’s annual incentive program and a target bonus opportunity of 125% of actual salary dollars paid to Ms. Kelleher during such period. She is eligible to participate in the Company’s standard benefits programs and the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The Kelleher Employment Agreement provides that Ms. Kelleher’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,000,000, as determined by the Compensation Committee.

If, prior to the Kelleher Scheduled Expiration Date, Ms. Kelleher’s employment with the Company is terminated by the Company, and at the time of any such termination Cause does not exist, then, subject to her execution of the Company’s then standard separation agreement (modified to reflect terms of the Kelleher Employment Agreement), which separation agreement will include, without limitation, general releases by her as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the Kelleher Employment Agreement, the Company will provide her with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Ms. Kelleher’s annual base salary and her annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Kelleher Bonuses”);

(c)  each of her outstanding long-term cash incentive awards and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of her outstanding time-vested restricted stock or RSUs awards granted under plans of the Company generally will continue to vest in accordance with its original vesting schedule; and

(e)  each of her outstanding stock options and stock appreciation awards under plans of the Company will continue to vest in accordance with their original vesting schedule and she will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Ms. Kelleher ceases to be an employee of the Company prior to the Kelleher Scheduled Expiration Date as a result of her death or physical or mental disability, and at such time Cause does not exist, subject to her execution of a separation agreement (other than in the case of death), the Company will pay Ms. Kelleher (or her estate or beneficiary) the Kelleher Bonuses, and her outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Ms. Kelleher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards she may then have outstanding will be treated in accordance with their terms and nothing in the Kelleher Employment Agreement is intended to limit any more favorable rights to which Ms. Kelleher is entitled under the terms of her equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in her award agreements) or a “change of control” (as defined in her award agreements).

The Kelleher Employment Agreement contains certain covenants by Ms. Kelleher, including a noncompetition agreement that restricts Ms. Kelleher’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if she is terminated prior to the Kelleher Scheduled Expiration Date.

For purposes of the Kelleher Employment Agreement the following definitions apply:

“Cause” means Ms. Kelleher’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Patrick O’Connell

On August 4, 2022 the Company entered into an employment agreement with Mr. O’Connell (the “O’Connell Employment Agreement”), which became effective on August 4, 2022 (the “O’Connell Effective Date”). The O’Connell Employment Agreement provides for Mr. O’Connell’s employment as Executive Vice President and Chief Financial Officer of the Company from August 8, 2022 through March 31, 2026 (the “O’Connell Scheduled Expiration Date”), with a minimum annual base salary of $800,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to 100% of his annual base salary, subject to the discretion of the Compensation Committee. He is eligible to participate in the Company’s standard benefits programs and the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The O’Connell Employment Agreement provides that Mr. O’Connell’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,200,000, as determined by the Compensation Committee.

Additionally, Mr. O’Connell received a one-time cash signing bonus in the amount of $1,050,000, which was subject to repayment in the event of Mr. O’Connell’s voluntary resignation (other than for Good Reason) or Mr. O’Connell’s termination by the Company for Cause, in each case, prior to the first anniversary of the O’Connell Effective Date.

If, prior to the O’Connell Scheduled Expiration Date, Mr. O’Connell’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the O’Connell Employment Agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the O’Connell Employment Agreement, the Company will provide him with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Mr. O’Connell’s annual base salary and his annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “O’Connell Bonuses”);

(c)  each of his outstanding long-term cash incentive awards and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of his outstanding time-vested restricted stock or RSU awards granted under plans of the Company generally will continue to vest in accordance with its original vesting schedule (subject to the satisfaction of any applicable performance criteria); and

(e)  each of the executive’s outstanding stock options and stock appreciation awards under plans of the Company will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Mr. O’Connell ceases to be an employee of the Company prior to the O’Connell Scheduled Expiration Date as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to his execution of a separation agreement (other than in the case of death), the Company will pay Mr. O’Connell (or his estate or beneficiary) the O’Connell Bonuses, and his outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Mr. O’Connell’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the O’Connell Employment Agreement is intended to limit any more favorable rights to which Mr. O’Connell is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in his award agreements) or a “change of control” (as defined in his award agreements).

The O’Connell Employment Agreement contains certain covenants by Mr. O’Connell, including a noncompetition agreement that restricts Mr. O’Connell’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company, if he is terminated prior to the O’Connell Scheduled Expiration Date.

For purposes of the O’Connell Employment Agreement the following definitions apply:

“Cause” means Mr. O’Connell’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. O’Connell’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Compensation Committee’s discretion) is reduced, (B) his title is diminished, (C) he reports to someone other than the Company’s CEO or the Chairman of the Board, except with respect to matters for which he is required to report directly to the Board or its Audit Committee, (D) his responsibilities as in effect immediately after August 8, 2022 are thereafter materially diminished, (E) the Company materially breaches its obligations under the O’Connell Employment Agreement or (F) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the O’Connell Employment Agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

Salvatore Romanello

On November 12, 2024 the Company entered into an employment agreement with Mr. Romanello (the “Romanello Employment Agreement”), which became effective on December 10, 2024 (the “Romanello Effective Date”). The Romanello Employment Agreement provides for Mr. Romanello’s employment as Executive Vice President and General Counsel of the Company from December 10, 2024 through December 31, 2027 (the “Romanello Scheduled Expiration Date”), with a minimum annual base salary of $800,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to 100% of his annual base salary, subject to the discretion of the Compensation Committee. He is eligible to participate in the Company’s standard benefits programs and the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The Romanello Employment Agreement provides that, beginning in 2025, it is expected that Mr. Romanello’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $800,000, as determined by the Compensation Committee.

Additionally, the Compensation Committee paid Mr. Romanello a one-time signing bonus in the amount of $600,000 and a one-time relocation reimbursement of up to $30,000, which are subject to repayment in the event of Mr. Romanello’s voluntary resignation (other than for Good Reason) or

Mr. Romanello’s termination by the Company for Cause, in each case, prior to the first anniversary of the Romanello Effective Date. In addition, the Compensation Committee awarded Mr. Romanello a one-time special award of RSUs with a grant date value of $400,000, which are scheduled to vest, in full, on December 10, 2025.

If, prior to the Romanello Scheduled Expiration Date, Mr. Romanello’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the Romanello Employment Agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the Romanello Employment Agreement, the Company will provide him with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Mr. Romanello’s annual base salary and his annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Romanello Bonuses”);

(c)  each of his outstanding long-term cash incentive awards and performance-based RSUs shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of his outstanding time-vested restricted stock or RSU awards granted under plans of the Company generally will continue to vest in accordance with its original vesting schedule; and

(e)  each of his outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Mr. Romanello ceases to be an employee of the Company prior to the Romanello Scheduled Expiration Date as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to his execution of a separation agreement (other than in the case of death), the Company will pay Mr. Romanello (or his estate or beneficiary) the Romanello Bonuses, and his outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Mr. Romanello’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the Romanello Employment Agreement is intended to limit any more favorable rights to which Mr. Romanello is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in his award agreements) or a “change of control” (as defined in his award agreements).

The Romanello Employment Agreement contains certain covenants by Mr. Romanello, including a noncompetition agreement that restricts Mr. Romanello’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company, if he is terminated prior to the Romanello Scheduled Expiration Date.

For purposes of the Romanello Employment Agreement the following definitions apply:

“Cause” means Mr. Romanello’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Romanellos’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Compensation Committee’s discretion) is reduced, (B) his title is diminished, (C) he reports to someone other than the Company’s CEO or the Executive Chairman, (D) his responsibilities as in effect immediately after December 10, 2024 are thereafter materially diminished, (E) the Company materially breaches its obligations under the Romanello Employment Agreement or (F) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the Romanello Employment Agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

James G. Gallagher

Separation Agreement

On July 26, 2024, AMC Networks entered into a separation agreement (the “Gallagher Separation Agreement”) with Mr. Gallagher, providing for his termination of his employment effective January 2, 2025 (the “Gallagher Separation Date”) and superseding his employment agreement, which is described below. Mr. Gallagher transitioned his duties as the Company’s Executive Vice President and General Counsel to Mr. Romanello effective as of December 10, 2024. The Gallagher Separation Agreement provided that Mr. Gallagher would remain employed by the Company through the Gallagher Separation Date, and included general releases by Mr. Gallagher as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions. The Gallagher Separation Agreement further provided that, following the Gallagher Separation Date or an earlier termination by Mr. Gallagher for Good Reason or by the Company without Cause, he would be entitled to the following rights and benefits:

•	The sum of $2,550,000 (the “Gallagher Cash Separation Payment”), representing 18 months’ salary and one and one half times his annual target bonus opportunity, each as in effect as of the Separation Date. The Gallagher Separation Agreement provides for the payment of the Gallagher Cash Separation Payment as follows: (i) a payment of $1,530,000 on the six-month anniversary of the Gallagher Separation Date, provided that any portion of this payment that was exempt from Section 409A of the Internal Revenue Code would be payable to Mr. Gallagher on or prior to the seventy-fifth (75th) day following the Gallagher Separation Date; and (ii) a payment of $1,020,000 on the twelve-month anniversary of the Gallagher Separation Date;

•	If his employment terminated prior to the Gallagher Separation Date, a lump sum payment representing base salary he would have received through such date (the “Salary Continuation Payment”);

•

The payment of an annual bonus with respect to the 2024 calendar year, if and when other similarly situated employees receive payment of bonuses for said year as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance);

•	Each of Mr. Gallagher’s outstanding time-vesting RSU awards granted under plans of the Company would continue to vest in accordance with its original vesting schedule;

•

Each of Mr. Gallagher’s outstanding long-term cash incentive awards would immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards would be to the same extent that other similarly situated active employees received payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

•	Continued coverage for himself and his eligible dependents under the Company’s group health, dental and vision plans for up to two years; and

•	Continued access to and use of the Company’s PLI membership through January 2, 2027, to the extent the Company continues to provide such benefit to its in-house lawyers.

The Gallagher Separation Agreement provided that, in the event of Mr. Gallagher’s termination due to death or disability, his estate or beneficiaries would be entitled to the foregoing payments, other than the Salary Continuation Payment.

Employment Agreement

On October 19, 2022, the Company entered into an employment agreement with Mr. Gallagher (the “Gallagher Employment Agreement”), which became effective upon execution. The Gallagher Employment Agreement provided for Mr. Gallagher’s employment as Executive Vice President — General Counsel of the Company through December 31, 2025 (the “Gallagher Scheduled Expiration Date”), with a minimum annual base salary of $850,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to 100% of his annual base salary, subject to the discretion of the Compensation Committee. He was eligible to participate in the Company’s standard benefits programs and the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The Gallagher Employment Agreement provided that it was expected that

Mr. Gallagher’s participation in the Company’s long-term equity and other incentive programs would consist of annual grants of cash and/or equity awards with a target value of not less than $2,500,000, as determined by the Compensation Committee. The Agreement also provided that a previously granted one-time special equity award would vest in its entirety on December 31, 2022.

To provide an additional incentive for Mr. Gallagher to agree to extend his tenure, the Compensation Committee offered Mr. Gallagher a one-time signing bonus in the amount of $30,000, which was paid within 60 days of the Gallagher Effective Date. Additionally, as of the Gallagher Effective Date, the Company agreed to reimburse Mr. Gallagher for reasonable car service fees incurred to commute between his home and the Company’s offices.

If, prior to the Gallagher Scheduled Expiration Date, Mr. Gallagher’s employment with the Company was terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause did not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the Gallagher Employment Agreement), which separation agreement would have included, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the Gallagher Employment Agreement, the Company would have provided him with the following benefits and rights:

(a)  The payment of an amount in cash equal to not less than two times the sum of Mr. Gallagher’s annual base salary and his annual target bonus as in effect at that time;

(b)  the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees received payment of bonuses for such years as determined by the Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Gallagher Bonuses”);

(c)  each of his outstanding long-term cash incentive awards and performance-based RSUs would have immediately vested in full and been payable at the same time as such awards were paid to active employees of the Company and the payment amount of such awards would have been the same extent that other similarly situated active employees received payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)  each of his outstanding time-vested restricted stock or RSU awards granted under plans of the Company (other than the RSU award granted to Mr. Gallagher on October 10, 2018, which vested fully on December 30, 2022 (the “Gallagher Special Equity Award”)) generally would have continued to vest in accordance with its original vesting schedule;

(e)  each of his outstanding stock options and stock appreciation awards under plans of the Company, if any, would have continued to vest in accordance with their original vesting schedule and he would have the right to exercise each of such options and awards for the remainder of the term of such option or award;

(f)  the time-based restrictions on the Gallagher Special Equity Award would have lapsed and such award would have been paid to Mr. Gallagher upon achievement of the performance criteria; and

(g)  he would have received continued coverage for himself and his eligible dependents under the Company’s group health, dental and vision plans for a period of two years (or until he was eligible for comparable coverage under the plans of a subsequent employer).

If, on or after January 1, 2024, Mr. Gallagher’s employment with the Company was terminated by him without Good Reason but only if he had provided the Company with at least four months’ advance written notice of his intent to terminate his employment and such written notice specified an effective date of termination no sooner than January 1, 2024, and at the time of any such termination, Cause did not exist, then, subject to his execution and delivery of a Separation Agreement, Mr. Gallagher, would have been provided with the benefits and rights set forth above in (b) through (g).

If Mr. Gallagher ceased to be an employee of the Company prior to the Gallagher Scheduled Expiration Date as a result of his death or physical or mental disability, and at such time Cause did not exist, subject to his execution of a separation agreement (other than in the case of death), the Company would have paid Mr. Gallagher (or his estate or beneficiary) the Gallagher Bonuses, and his outstanding equity and cash incentive awards would have vested and paid in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria would have vested and paid at the target level unless the performance measurement period for such award had been completed prior to the date of termination, in which case the award would have vested and paid when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Mr. Gallagher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may have had outstanding would have been treated in accordance with their terms and nothing in the Gallagher Employment Agreement was intended to limit any more favorable rights to which Mr. Gallagher was entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in his award agreements) or a “change of control” (as defined in his award agreements).

The Gallagher Employment Agreement contained certain covenants by Mr. Gallagher, including a noncompetition agreement that restricted Mr. Gallagher’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Gallagher Employment Agreement the following definitions applied:

“Cause” means Mr. Gallagher’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Gallagher’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Compensation Committee’s discretion) is reduced, (B) his title is diminished, (C) he reports to someone other than the Company’s CEO or the Executive Chairman, (D) his responsibilities as in effect immediately after October 19, 2022 are thereafter materially diminished, (E) the Company materially breaches its obligations under the employment agreement or (F) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

Termination and Severance

This section describes the payments that would be received by NEOs from the Company upon various termination of employment scenarios.

Separation from the Company

Payments may be made to employees upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company with cause or without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. Certain of these circumstances are addressed in employment agreements between the Company and the executives. The information set forth below assumes that the NEO was employed by the Company under his or her applicable agreement, and his or her employment terminated as of December 31, 2024. For a description of termination provisions in the employment agreements, see “Employment Agreements” above. In addition, long-term incentive award agreements will address some of these circumstances.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to our NEOs under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

(1) Termination of employment occurred after the close of business on December 31, 2024. Payment calculations are based upon the applicable NEO’s employment agreement, as in effect on that date.

(2) We have valued equity awards using the closing market price of Class A Common Stock on the NASDAQ on December 31, 2024 of $9.90.

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

We have assumed that all performance metrics for performance-based awards are achieved at the target level (but not exceeded).

Benefits Payable As a Result of Voluntary Termination of Employment by Employee,

Retirement or Termination of Employment by the Company for Cause

In the event of voluntary termination of employment by the executive without Good Reason or retirement, in each case that is not in connection with a change in control, or termination by the Company for cause none of our NEOs would have been entitled to any payments at December 31, 2024.

Benefits Payable As a Result of Termination of Employment by the Company Without

Cause*

Elements	Ms. Dolan		Mr. McDermott		Ms. Kelleher		Mr. O’Connell		Mr. Romanello		Mr. Gallagher

Severance	$12,000,000	(1)	$3,825,000	(2)	$5,850,000	(1)	$4,000,000	(1)	$3,200,000	(1)	$2,635,766	(3)

Pro rata bonus	$4,200,000	(4)	$1,606,500	(4)	$1,706,250	(4)	$997,787	(4)	$0	(4)	$892,500	(4)

Unvested RSUs	$4,511,538	(5)	—		$627,393	(5)	$900,505	(5)	$424,898	(5)	$1,545,549	(5)

Unvested CPAs	$4,250,000	(6)	—		$1,500,000	(6)	$1,950,000	(6)	$0	(6)	$3,750,000	(6)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2024 or any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of the executive’s salary and target bonus in accordance with the executive’s employment agreement.

(2)	Represents severance equal to one and a half times the sum of the executive’s salary and one times the sum of the executive’s target bonus in accordance with the executive’s employment agreement.

(3)

Represents the sum of the Gallagher Cash Separation Payment, the estimated cost of continued coverage for himself and his eligible dependents under the Company’s group health, dental and vision plans for two years and the cost for two years of continued PLI membership in accordance with the Gallagher Separation Agreement.

(4)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2024, was 105% of target. Mr. Romanello was not eligible to receive an annual incentive award in 2024 as he did not join the Company until December 10, 2024.

(5)

Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement. The remaining two-thirds of the Dolan Special Equity Award, which consisted of 297,325 RSUs and was awarded on February 27, 2023, shall vest in full upon her termination, in accordance with the Dolan Employment Agreement and the RSU plan agreement.

(6)

Represents full vesting of the executive’s outstanding CPAs in accordance with the executive’s employment agreement. Mr. Romanello was not eligible for a 2024 cash performance award as he did not join the Company until December 10, 2024.

Benefits Payable As a Result of Termination of Employment by Employee For Good Reason*

Elements	Ms. Dolan		Mr. McDermott	Ms. Kelleher	Mr. O’Connell		Mr. Romanello		Mr. Gallagher

Severance	$12,000,000	(1)	—	—	$4,000,000	(1)	$3,200,000	(1)	$2,635,766	(2)

Pro rata bonus	$4,200,000	(3)	—	—	$997,787	(3)	$0	(3)	$892,500	(3)

Unvested RSUs	$4,511,538	(4)	—	—	$900,505	(4)	$424,898	(4)	$1,545,549	(4)

Unvested CPAs	$4,250,000	(5)	—	—	$1,950,000	(5)	$0	(5)	$3,750,000	(5)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2024 or any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of the executive’s salary and target bonus in accordance with the executive’s employment agreement.

(2)

Represents the sum of the Gallagher Cash Separation Payment, the estimated cost of continued coverage for himself and his eligible dependents under the Company’s group health, dental and vision plans for two years and the cost for two years of continued PLI membership in accordance with the Gallagher Separation Agreement.

(3)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2024, was 105% of target. Mr. Romanello was not eligible to receive an annual incentive award in 2024 as he did not join the Company until December 10, 2024.

(4)

Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement. The remaining two-thirds of the Dolan Special Equity Award, which consisted of 297,325 RSUs and was awarded on February 27, 2023, shall vest in full upon her termination, in accordance with the Dolan Employment Agreement and the RSU plan agreement.

(5)

Represents full vesting of the executive’s outstanding CPAs in accordance with the executive’s employment agreement. Mr. Romanello was not eligible for a 2024 cash performance award as he did not join the Company until December 10, 2024.

Benefits Payable As a Result of Termination of Employment Due to Death*

Elements	Ms. Dolan		Mr. McDermott		Ms. Kelleher		Mr. O’Connell		Mr. Romanello		Mr. Gallagher

Severance	—		—		—		—		—		$2,635,766	(1)

Salary	—		—		—		—		—		—

Pro rata bonus	$4,200,000	(2)	—		$1,706,250	(2)	$997,787	(2)	0	(2)	$892,500	(2)

Unvested RSUs	$4,511,538	(3)	$618,225	(3)	$627,393	(3)	$900,505	(3)	$424,898	(3)	$1,545,549	(3)

Unvested CPAs	$4,250,000	(4)	$1,000,000	(4)	$1,500,000	(4)	$1,950,000	(4)	$0	(4)	$3,750,000	(4)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2024 or any pension or other vested retirement benefits.

(1)

Represents the sum of the Gallagher Cash Separation Payment, the estimated cost of continued coverage for himself and his eligible dependents under the Company’s group health, dental and vision plans for two years and the cost for two years of continued PLI membership in accordance with the Gallagher Separation Agreement.

(2)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2024, was 105% of target. Mr. Romanello was not eligible to receive an annual incentive award in 2024 as he did not join the Company until December 10, 2024.

(3)

Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement. The remaining two-thirds of the Dolan Special Equity Award, which consisted of 297,325 RSUs and was awarded on February 27, 2023, shall vest in full upon her termination, in accordance with the Dolan Employment Agreement and the RSU plan agreement.

(4)

Represents vesting of executive’s outstanding CPAs in accordance with the executive’s employment agreement and the terms of the CPA plan agreement. Mr. McDermott is eligible for vesting of his unvested CPAs prorated for his completed months of employment during the relevant performance periods prior to his termination due to death. Mr. Romanello was not eligible for a 2024 cash performance award as he did not join the Company until December 10, 2024.

Benefits Payable As a Result of Termination of Employment Due to Disability*

Elements	Ms. Dolan		Mr. McDermott	Ms. Kelleher		Mr. O’Connell		Mr. Romanello		Mr. Gallagher

Severance	—		—	—		—		—		$2,635,766	(1)

Salary	—		—	—		—		—		—

Pro rata bonus	$4,200,000	(2)	—	$1,706,250	(2)	$997,787	(2)	$0	(2)	$892,500	(2)

Unvested RSUs	$4,511,538	(3)	—	$627,393	(3)	$900,505	(3)	$424,898	(3)	$1,545,549	(3)

Unvested CPAs	$4,250,000	(4)	—	$1,500,000	(4)	$1,950,000	(4)	$0	(4)	$3,750,000	(4)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2024 or any pension or other vested retirement benefits.

(1)

Represents the sum of the Gallagher Cash Separation Payment, the estimated cost of continued coverage for himself and his eligible dependents under the Company’s group health, dental and vision plans for two years and the cost for two years of continued PLI membership in accordance with the Gallagher Separation Agreement.

(2)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2024, was 105% of target. Mr. Romanello was not eligible to receive an annual incentive award in 2024 as he did not join the Company until December 10, 2024.

(3)

Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement. The remaining two-thirds of the Dolan Special Equity Award, which consisted of 297,325 RSUs and was awarded on February 27, 2023, shall vest in full upon her termination, in accordance with the Dolan Employment Agreement and the RSU plan agreement.

(4)

Represents full vesting of executive’s outstanding CPAs in accordance with the executive’s employment agreement. Mr. Romanello was not eligible for a 2024 cash performance award as he did not join the Company until December 10, 2024.

Benefits Payable As a Result of Termination of Employment In Connection with a

Change in Control or Going Private Transaction(1)*

Elements	Ms. Dolan		Mr. McDermott		Ms. Kelleher		Mr. O’Connell		Mr. Romanello		Mr. Gallagher

Severance	12,000,000	(2)	$3,825,000	(3)	$5,850,000	(2)	$4,000,000	(2)	$3,200,000	(2)	$2,635,766	(4)

Pro rata bonus	$4,200,000	(5)	$1,606,500	(5)	$1,706,250	(5)	$997,787	(5)	$0	(5)	$892,500	(5)

Unvested RSUs	$4,511,538	(6)	$618,225	(6)	$627,393	(6)	$900,505	(6)	$424,898	(6)	$1,545,549	(6)

Unvested CPAs	$4,250,000	(7)	$1,500,000	(7)	$1,500,000	(7)	$1,950,000	(7)	$0	(7)	$3,750,000	(7)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2024 or any pension or other vested retirement benefits.

(1)

The numbers presented in this table reflect amounts payable as a result of termination of employment by the executive for “Good Reason” (only in the case of Ms. Dolan and Mssrs. O’Connell, Romanello and Gallagher) or by the Company “without Cause” following a change in control. The amounts payable as a result of such termination following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control.

(2)	Represents severance equal to two times the sum of the executive’s salary and target bonus.

(3)	Represents severance equal to one and a half times the executive’s salary and one times the executive’s target bonus in accordance with the executive’s employment agreement.

(4)

Represents the sum of the Gallagher Cash Separation Payment, the estimated cost of continued coverage for himself and his eligible dependents under the Company’s group health, dental and vision plans for two years and the cost for two years of continued PLI membership in accordance with the Gallagher Separation Agreement.

(5)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement, which, for 2024, was 105% of target. Mr. Romanello was not eligible to receive an annual incentive award in 2024 as he did not join the Company until December 10, 2024.

(6)

Represents full vesting of the executive’s outstanding RSUs in accordance with the executive’s employment agreement and the terms of the RSU plan agreement. The remaining two-thirds of the Dolan Special Equity Award, which consisted of 297,325 RSUs and was awarded on February 27, 2023, shall vest in full upon a change in control, in accordance with the Dolan Employment Agreement and the RSU plan agreement.

(7)

Represents full vesting of the executive’s outstanding CPAs in accordance with the executive’s employment agreement and the terms of the CPA plan agreement. Mr. Romanello was not eligible for a 2024 cash performance award as he did not join the Company until December 10, 2024.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
the table below sets forth information about the relationship between compensation actually paid (“
CAP
”) to our principal executive officer (“
PEO
”) and
non-PEO
NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company’s performance. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with Company performance, refer to the
“Compensation Discussion and Analysis” section of this proxy statement.

	Summary Compensation Table Total (1)				Compensation Actually Paid (2)				Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid for Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on:		(GAAP)	Company Selected Perform- ance Measure
Year	PEO 1 (Kristin Dolan)	PEO 2 (Christina Spade)	PEO 3 (Matthew Blank)	PEO 4 (Joshua Sapan)	PEO 1 (Kristin Dolan)	PEO 2 (Christina Spade)	PEO 3 (Matthew Blank)	PEO 3 (Joshua Sapan)			Total Shareholder Return ($) 5	Peer Group Total Shareholder Return ($) (6)	Net Income (000’s)	(AOI) (7) (000’s)

2024	$ 8,691,058	N/A	N/A	N/A	$ 4,919,140	N/A	N/A	N/A	$3,390,980	$2,883,928	$25.06	$ 73.55	$(226,546)	$562,573

2023	$14,581,636	N/A	N/A	N/A	$13,440,517	N/A	N/A	N/A	$3,643,353	$3,766,768	$47.57	$ 62.47	$ 215,464	$670,104

2022	N/A	$21,357,041	$4,879,333	N/A	N/A	$18,097,463	$3,804,768	N/A	$6,199,787	$4,807,989	$39.67	$ 57.83	$ 7,594	$738,402

2021	N/A	N/A	$6,967,220	$15,254,942	N/A	N/A	$5,970,285	$20,988,019	$4,091,622	$3,948,665	$87.19	$105.65	$ 250,596	$816,070

2020	N/A	N/A	N/A	$11,849,849	N/A	N/A	N/A	$8,931,317	$2,583,055	$1,087,547	$90.56	$122.78	$ 239,979	$766,611

(1)
The dollar amounts reported for the PEOs, Mses. Dolan and Spade and Messrs. Blank and Sapan, under “Summary
Compensation
Table
Total” are the amounts of total compensation reported for Mses. Dolan and Spade and Messrs. Blank and Sapan in the “
Total
” column of the
Summary
Compensation Table in each applicable year.

(2)
The dollar amounts reported for Mses. Dolan and Spade and Messrs. Blank and Sapan under “Compensation Actually Paid” represent the amount of CAP to Mses. Dolan and Spade and Messrs. Blank and Sapan, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mses. Dolan and Spade and Messrs. Blank and Sapan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to Mses. Dolan and Spade and Messrs. Blank and Sapan’s total compensation for each year to determine the compensation actually
paid:

	Kristin Dolan		Christina Spade	Matthew C. Blank		Joshua Sapan

	2024	2023	2022	2022	2021	2021	2020

Total Compensation as reported in Summary Compensation Table (SCT)	$8,691,058	$14,581,636	$21,357,041	$4,879,333	$6,967,220	$15,254,942	$11,849,849

Deduct Fair value of equity awards granted during fiscal year	$(2,308,981)	$(8,816,270)	$(7,412,144)	$ —	$(4,514,809)	$(7,832,256)	$(5,551,125)

Add Fair value of outstanding and unvested equity compensation granted in current year — value at end of year-end	$1,815,641	$7,675,151	$4,695,538	$ —	$3,517,874	$3,430,534	$7,286,742

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(857,712)	$ —	$(103,654)	$(1,074,565)	$ —	$10,531,274	$(3,197,081)

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(2,420,866)	$ —	$(439,318)	$ —	$ —	$(396,475)	$(1,457,069)

Compensation Actually Paid to PEO	$4,919,140	$13,440,517	$18,097,463	$3,804,768	$5,970,285	$20,988,019	$8,931,317

(3)
The dollar amounts reported under Average Summary Compensation Total for non-PEO
NEOs represent the average of the amounts reported for the company’s named executive officers (NEOs) as a group (excluding any individual serving as our PEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Dan McDermott, Kim Kelleher, Patrick O’Connell, Salvatore Romanello, and James Gallagher; (ii) for 2023, Patrick O’Connell, James Gallagher, Dan McDermott and Kim Kelleher; (iii) for 2022, Patrick O’Connell, James Gallagher, Joshua Sapan and Kim Kelleher; (iv) for 2021, Christina Spade, James Gallagher, Michael Sherin, Donna Coleman and Ed Carroll; and (v) for 2020, Charles Dolan, Ed Carroll, James Gallagher, Donna Coleman, Chris Wymbs and Sean Sullivan.

(4)
The dollar amounts reported under Average Compensation Actually Paid for non-PEO
NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding any individual serving as our PEO for such year), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

	NEO Averages

	2024	2023	2022	2021	2020

Total Compensation as reported in Summary Compensation Table (SCT)	$3,390,980	$3,643,353	$6,199,787	$4,091,622	$2,583,055

Deduct Fair value of equity awards granted during fiscal year	$(665,896)	$(777,556)	$(581,400)	$(1,461,208)	$(801,291)

Add Fair value of outstanding and unvested equity compensation granted in current year — value at end of year-end	$543,666	$793,605	$288,261	$702,004	$726,519

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(133,710)	$53,839	$(65,843)	$687,640	$(256,673)

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(251,112)	$53,526	$(1,032,816)	$(71,393)	$(145,602)

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$ —	$ —	$ —	$ —	$(1,018,461)

Compensation Actually Paid to Non-PEO NEOs	$2,883,928	$3,766,768	$4,807,989	$3,948,665	$1,087,547

(5)
Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group Total Shareholder Return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the peer group disclosed on the Company’s Form
10-K
for the fiscal year ending in 2024. The common stocks of the following companies have been included in the peer group: Warner Bros. Discovery, Inc., The Walt Disney Company, Fox Corporation, Lions Gate Entertainment Corporation, Nexstar Media Group, Inc., Roku, Inc., and Paramount Global.

(7)
The Company defines AOI, which is a
non-GAAP
financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of business), restructuring and other related charges and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating
income and expense items.

Financial Performance Measures and Strategic Goals
As described in greater detail in the “Compensation Discussion & Analysis” section beginning on page 75, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures and strategic goals used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s named executive officers for the most recently completed fiscal year to the company’s performance are:

•	Adjusted Operating Income (AOI);

•	Free Cash Flow (FCF);

•	Evolve the Culture and Organization;

•	Drive Audience Engagement;

•	Improve the Customer and Partner Experience; and

•	Preserve Revenue and Free Cash Flow.
Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance
, all of those measures
are
not presented in the Pay versus Performance table. Moreover, the company generally seeks to incentivize long-term performance, and therefore does not specifically align the company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of
Regulation
S-K,
we are providing the following graphic descriptions of the relationships between information presented
in the Pay versus Performance table.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
Net Income (000's)
$300,000
$180,000
$60,000
$(60,000)
$(180,000)
$(300,000)
FY20
FY21
FY22
FY23
FY24
PEO - Kristin Dolan
PEO - Christina Spade
PEO - Matthew Blank
PEO - Josh Sapan
Average of Non-PEO NEOs
Net Income

Compensation Actually Paid vs. AOI
Compensation Actually Paid
AOI (000's)
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
FY20
FY21
FY22
FY23
FY24
PEO - Kristin Dolan
PEO - Christina Spade
PEO - Matthew Blank
PEO - Josh Sapan
Average of Non-PEO NEOs
AOI

CEO Pay Ratio
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation
S-K,
the Company is required to provide the ratio of the annual total compensation of Ms. Dolan, who served as the Company’s Chief Executive Officer for 2024, to the annual total compensation of the median employee of the Company (the “
CEO Pay Ratio
”). Set forth below is the annual total compensation earned by Ms. Dolan in 2024, the annual total compensation of our median employee for 2024,
and
the ratio of these two values:

CEO Annual Total Compensation as presented in the Summary Compensation Table	$8,691,058

Median Employee Annual Total Compensation	$81,888

CEO to Median Employee Pay Ratio	106:1
Methodology
Our CEO Pay Ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules. To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:

•
We collected annual base salaries of all employees globally, whether employed on a full-time, part-time or temporary basis as of October 1, 2024, annualizing the compensation of permanent employees who were only employed for a portion of 2024.

•
Under the de minimis exemption, we excluded from consideration approximately 51 employees. These employees are based as follows: 4 in Australia, 2 in Brazil, 2 in China, 3 in Colombia, 7 in the Czech Republic, 4 in Germany, 8 in Mexico, 9 in the Netherlands and 14 in Poland. These employees account for less than 5% of the Company’s total global workforce of 1,827 employees, 1,047 of whom are domiciled in the U.S.

•	Exchange rates were applied as of March 1, 2025 to convert all non-U.S. currencies into U.S. dollars.

•	We used the sum of base salary, bonus and country-specific pension values as our consistently applied compensation measure to determine the median employee.

•
Using this methodology, we determined that the median employee is a U.S. based employee. We then calculated the median employee’s total annual compensation for 2024 in accordance with the requirements of item 402(c)(2)(x) of Regulation
S-K.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the CEO Pay Ratio may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own
pay ratio.

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

Kristin Dolan	Chief Executive Officer

Dan McDermott	President- Entertainment and AMC Studios

Kim Kelleher	Chief Commercial Officer

Patrick O’Connell	Executive Vice President and Chief Financial Officer

Salvatore A. Romanello	Executive Vice President and General Counsel

Michael J. Sherin III	Executive Vice President and Chief Accounting Officer

KRISTIN DOLAN

Age: 59

Chief Executive Officer of the Company since February 2023. She previously served as a director of the Company from June 2011 to March 2023. Ms. Dolan also founded and was Chief Executive Officer of 605, LLC, an audience measurement and data analytics company in the media and entertainment industries, from its inception in 2016 until February 2023. She also previously served as the Chief Operating Officer of Cablevision from April 2014 until its sale in June 2016. She was President of Optimum Services for Cablevision from April 2013 to April 2014, Senior Executive Vice President of Product Management and Marketing of Cablevision from November 2011 to April 2013 and Senior Vice President of Cablevision from 2003 to 2011. She serves as a director of Sphere Entertainment and The Wendy’s Company, and previously served as a director of the Company, Revlon, Inc., MSG Sports, MSG Networks until the merger of Sphere Entertainment with MSG Networks, and Cablevision. Ms. Dolan is the spouse of James L. Dolan, the step-mother of Aidan J. Dolan and the sister-in-law of Christopher J. Cox, Patrick F. Dolan, Thomas C. Dolan and Brian G. Sweeney.

DAN MCDERMOTT

Age: 61

President of Entertainment and AMC Studios since April 2020. Prior to joining the Company, Mr. McDermott was head of the Lionsgate and BBC Studios scripted TV partnership from May 2019 to April 2020, as well as a producer, writer and partner in Di Bonaventura Pictures Television. He also previously served as President of Television at Dreamworks. Additionally, Mr. McDermott held various roles at the Fox Broadcasting Company.

KIM KELLEHER

Age: 53

Chief Commercial Officer of the Company since September 2022. Prior to joining the Company in 2019, Ms. Kelleher served in various roles, including Chief Business Officer of GQ, GQ Style, Golf Digest, Golf World, Pitchfork and Wired Media Group. Prior to that, she was Chief Business Officer of Allure, Brides, Glamour, Self and Teen Vogue and the Chief Revenue Officer of Wired Media Group. Before joining Wired Media Group, she was president of Say Media, and prior to that, she served as worldwide publisher of Time, Vice President, Publisher of Sports Illustrated, and served as Publisher at Self and Conde Nast.

PATRICK O’CONNELL

Age: 50

Executive Vice President and Chief Financial Officer of the Company since August 2022. Prior to joining the Company, Mr. O’Connell served as Chief Strategy Officer of the Branded Group from March 2021 to July 2022. Prior to that, he served as Executive Vice President, Head of Corporate Development at CBS Corporation from March 2017 to January 2020, and as a managing director of Goldman Sachs, where he worked from August 2003 to January 2017.

SALVATORE A. ROMANELLO

Age: 52

Executive Vice President and General Counsel of the Company since December 2024. Prior to joining the Company, Mr. Romanello served as Senior Vice President and General Counsel for the Memphis Grizzlies from January 2023 to December 2024. Prior to that, he served as Executive Vice President and General Counsel of 605 LLC from January 2018 to December 2022. Mr. Romanello began his career at Weil, Gotshal and Manges LLP, where he practiced from 1996 to 2018 and was a partner in the Complex Commercial Litigation Group.

MICHAEL J. SHERIN III

Age: 54

Executive Vice President and Chief Accounting Officer of the Company from August 2021 to July 2023 and from August 2023 to present. Previously, Mr. Sherin served as Senior Vice President – Financial Reporting and Technical Accounting of the Company from March 2021 to August 2021. Prior to March 2021, Mr. Sherin served as Vice President – Financial Reporting and Technical Accounting of the Company from September 2011, when he joined the Company. Previously, Mr. Sherin served as Senior Director – Financial Reporting and Compliance at The Nature’s Bounty Co. from January 2007 through September 2011. Prior to The Nature’s Bounty Co., Mr. Sherin worked at PricewaterhouseCoopers LLP for ten years. Mr. Sherin received his degree in accounting from Providence College.

TRANSACTIONS WITH RELATED PARTIES AND RELATED PARTY TRANSACTION APPROVAL POLICY

Relationship Between Us, MSG Sports, MSG Entertainment and Sphere Entertainment

AMC Networks Inc. was incorporated on March 9, 2011. Members of Charles F. Dolan’s immediate family and certain family entities (the “Dolan Family”) are the controlling stockholders of MSG Sports, Sphere Entertainment, MSG Entertainment and AMC Networks Inc.

The Company has entered into a number of commercial and technical arrangements and agreements with MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries, and MSG Entertainment and its subsidiaries, none of which are material to the Company. These include, but are not limited to, arrangements for administrative support services, an aircraft time sharing agreement, lease of a suite at Madison Square Garden Arena from Sphere Entertainment and provision of technical and transponder services.

See “Stock Ownership Table” for a description of registration rights agreements among Dolan Family interests and the Company.

Other Matters

Samantha Perelman, the half-sister of Debra Perelman, a director of the Company, is employed by the Company in a non-executive officer position. Ms. Samantha Perelman earned $141,161.16 during the fiscal year ended December 31, 2024.

Certain Relationships and Potential Conflicts of Interest

Our Chairman of the Board of Directors, James L. Dolan, also serves as Executive Chairman and Chief Executive Officer of Sphere Entertainment and MSG Entertainment and as Executive Chairman of MSG Sports. Kristin Dolan, our CEO, also is a director of Sphere Entertainment. In addition, five other members of our Board also serve as directors of MSG Sports, four other members of our Board also serve as directors of Sphere Entertainment and two other members of our Board also serve as directors of MSG Entertainment. Gregg G. Seibert, the Company’s Vice Chairman, also serves as Vice Chairman of Sphere Entertainment, MSG Entertainment and MSG Sports. David Granville-Smith, an Executive Vice President of the Company, also serves as an Executive Vice President of MSG Sports and Sphere Entertainment. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there is the potential for a conflict of interest when we, Sphere Entertainment, MSG Entertainment or MSG Sports consider certain acquisitions and other corporate opportunities that may be suitable for us and any of them. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Sphere Entertainment, MSG Entertainment or MSG Sports and us. In addition, certain of our officers and directors own Sphere Entertainment, MSG Entertainment and/or MSG Sports stock, RSUs, performance stock units and/or options to purchase Sphere Entertainment, MSG Entertainment and/or MSG Sports stock. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and Sphere Entertainment, MSG Entertainment or MSG Sports. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

The Board has adopted a policy that acknowledges that the Company may have overlapping directors and officers with MSG Sports, Sphere Entertainment, MSG Entertainment and their subsidiaries and successors and that the Company may engage in material business transactions with such entities. In the policy, the Company renounced its rights to certain business opportunities and the policy provides that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to MSG Sports, Sphere Entertainment, MSG Entertainment or any of their subsidiaries and successors instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. The policy also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and MSG Sports, Sphere Entertainment, MSG Entertainment and/or any of their respective subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

Related Party Transaction Approval Policy

We have adopted a written policy whereby an independent committee of our Board of Directors consisting entirely of directors who have been determined by the Board of Directors to be independent for purposes of the NASDAQ corporate governance standards reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 of Regulation S-K has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board of Directors. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on an independent committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our Board of Directors has also adopted a special approval policy for transactions with MSG Sports and its subsidiaries, Sphere Entertainment and its subsidiaries or MSG Entertainment and its subsidiaries (collectively, the “Other Companies”) whether or not such transactions qualify as “related party” transactions described above. Under this policy, an independent committee of the Board of Directors oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and the Other Companies, on the other hand, in which the amount exceeds $1,000,000. In addition, the Audit Committee receives a quarterly update from the Company’s General Counsel of all related party transactions, including transactions and arrangements between the Company and subsidiaries on the one hand, and each of Sphere Entertainment and its subsidiaries, MSG Entertainment and its subsidiaries and MSG Sports and its subsidiaries, on the other hand regardless of value. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of these transactions.

The approval requirement does not apply to the implementation and administration of these intercompany arrangements but does cover any amendments, modifications, terminations or extensions involving amounts in excess of $1,000,000. Our executive officers and directors who are also senior executives or directors of the Other Companies may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, subject to the policy, as well as in any resolution of disputes thereunder, on behalf of either or both of the Company and the Other Companies, in each case under the direction of an independent committee or the comparable committee of the board of directors of the Other Companies.

Currently, and throughout our fiscal year ended December 31, 2024, our Audit Committee or our Compensation Committee served as the Independent Committee under the above policies.

Our Related Party Transaction Approval Policy cannot be amended or terminated without the prior approval of a majority of the independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NASDAQ corporate governance standards.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10 percent of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require AMC Networks to identify anyone who failed to file a required report or filed a late report during 2024. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE

The table below sets forth certain information as of March 12, 2025, except as noted below, with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person the Company believes beneficially holds more than 5% of any class of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director or director nominee of the Company; and (iii) each NEO of the Company.

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Dolan Family Group (3)	Class A Common Stock	1,074,594	3.19%	78.02%
c/o Dolan Family Office	Class B Common Stock	11,484,408	100%	—
340 Crossways Park Drive
Woodbury, NY 11797

James L. Dolan (3)(4)(5)(7)(23)(24)(26)	Class A Common Stock	327,176	*	13.73%
P.O. Box 420	Class B Common Stock	2,010,611	17.51%	—
Oyster Bay, NY 11771

Aidan J. Dolan (4)(12)	Class A Common Stock	26,301	*	*
P.O. Box 420	Class B Common Stock	—	—	—
Oyster Bay, NY 11771

Kristin Dolan (3)(4)(5)(7)(23)(24)(26)	Class A Common Stock	327,176	*	13.73%
P.O. Box 420	Class B Common Stock	2,010,611	17.51%	—
Oyster Bay, NY 11771

Patrick F. Dolan (3)(4)(8)(21)	Class A Common Stock	56,479	*	9.78%
c/o Dolan Family Office	Class B Common Stock	1,449,583	12.62%	—
340 Crossways Park Drive
Woodbury, NY 11797

Thomas C. Dolan (3)(4)(9)(22)(25)	Class A Common Stock	107,398	*	12.70%
c/o Dolan Family Office	Class B Common Stock	1,877,154	16.35%	—
340 Crossways Park Drive
Woodbury, NY 11797

Brian G. Sweeney (3)(4)(10)(11)(19)	Class A Common Stock	50,284	*	11.92%
P.O. Box 509	Class B Common Stock	1,767,780	15.39%	—
Oyster Bay, NY 11771

Matthew C. Blank (4)	Class A Common Stock	23,170	*	*
	Class B Common Stock	—	—	—

Joseph M. Cohen (4)	Class A Common Stock	22,658	*	*
	Class B Common Stock	—	—	—

Christopher J. Cox (4)	Class A Common Stock	12,968	*	*
	Class B Common Stock	—	—	—

Stephen C. Mills (4)	Class A Common Stock	8,542	*	*
	Class B Common Stock	—	—	—

Debra Perelman (4)	Class A Common Stock	19,012	*	*
	Class B Common Stock	—	—	—

Vincent Tese (4)	Class A Common Stock	38,747	*	*
	Class B Common Stock	—	—	—

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Leonard Tow (4)	Class A Common Stock	58,231	*	*
	Class B Common Stock	—	—	—

Carl E. Vogel (4)	Class A Common Stock	43,980	*	*
	Class B Common Stock	—	—	—

Dan McDermott (24)	Class A Common Stock	39,055	*	*
	Class B Common Stock	—	—	—

Kim Kelleher (24)	Class A Common Stock	17,750	*	*
	Class B Common Stock	—	—	—

Patrick O’Connell (24)	Class A Common Stock	25,897	*	*
	Class B Common Stock	—	—	—

Salvatore Romanello (24)	Class A Common Stock	—	—	—
	Class B Common Stock	—	—	—

All executive officers and directors as a group (3)(4)(5)(6) (8)(9)(10)(11)(12)(13)(14)(21)(22)(23)(24)(25)(26)(27)	Class A Common Stock	883,611	2.64%	41.94%
	Class B Common Stock	6,129,967	53.58%	—

Marianne E. Dolan Weber (3)(13)(20)	Class A Common Stock	96,465	*	12.26%
MLC Ventures, LLC	Class B Common Stock	1,808,285	15.75%	—
P.O. Box 1014
Yorktown Heights, NY 10598

Kathleen M. Dolan (3)(6)(18)(19)(20)(21)(22)(23)	Class A Common Stock	180,020	*	42.94%
MLC Ventures, LLC	Class B Common Stock	6,349,612	55.29%	—
P.O. Box 1014
Yorktown Heights, NY 10598

Deborah A. Dolan-Sweeney (3)(4)(10)(11)(19)	Class A Common Stock	50,284	*	11.92%
P.O. Box 509	Class B Common Stock	1,767,780	15.39%	—
Oyster Bay, NY 11771

Paul J. Dolan (3)(14)(18)(23)(27)	Class A Common Stock	185,099	*	19.14%
Progressive Field, 2401 Ontario St.	Class B Common Stock	2,819,028	24.55%	—
Cleveland, OH 44115

Mary S. Dolan (3)(15)(19)(21)(25)(26)	Class A Common Stock	15,069	*	41.49%
300 So. Riverside Plaza, Suite 1480	Class B Common Stock	6,151,044	53.56%	—
Chicago, IL 60606

Matthew J. Dolan (3)(16)(20)(22)	Class A Common Stock	90,887	*	12.32%
Corporate Place, 100 7th Avenue, Suite 150	Class B Common Stock	1,817,760	15.83%	—
Chardon, OH 44024

Corby Dolan Leinauer (3)(17)(25)(26)	Class A Common Stock	2,022	*	28.64%
c/o Dolan Family Office	Class B Common Stock	4,246,088	36.97%	—
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(18)	Class A Common Stock	47,864	*	6.23%
FBO Kathleen M. Dolan	Class B Common Stock	918,981	8.00%	—
MLC Ventures, LLC P.O. Box 1014
Yorktown Heights, NY 10598

Charles F. Dolan Children Trust (3)(19)	Class A Common Stock	—	—	6.20%
FBO Deborah Dolan-Sweeney	Class B Common Stock	918,981	8.00%	—
P.O. Box 509
Oyster Bay, NY 11771

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Charles F. Dolan Children Trust (3)(20)	Class A Common Stock	47,864	*	6.04%
FBO Marianne Dolan Weber	Class B Common Stock	890,802	7.76%	—
MLC Ventures LLC
P.O. Box 1014
Yorktown Heights, NY 10598

Charles F. Dolan Children Trust (3)(21)	Class A Common Stock	—	—	5.98%
FBO Patrick F. Dolan	Class B Common Stock	886,015	7.71%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(22)	Class A Common Stock	39,886	*	6.28%
FBO Thomas C. Dolan	Class B Common Stock	926,958	8.07%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(23)	Class A Common Stock	39,886	*	6.28%
FBO James L. Dolan	Class B Common Stock	926,958	8.07%	—
P.O. Box 420
Oyster Bay, NY 11771

Charles F. Dolan 2009 Family Trust FBO (3)(25)	Class A Common Stock	—	—	6.21%
Thomas C. Dolan	Class B Common Stock	921,125	8.02%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan 2009 Family Trust FBO (3)(26)	Class A Common Stock	—	—	5.98%
James L. Dolan	Class B Common Stock	887,064	7.72%	—
P.O. Box 420
Oyster Bay, NY 11771

Charles F. Dolan 2009 Revocable Trust (3)(27)	Class A Common Stock	—	—	5.89%
c/o Dolan Family Office	Class B Common Stock	873,129	7.60%	—
340 Crossways Park Drive
Woodbury, NY 11797

BlackRock, Inc. (28)	Class A Common Stock	3,291,758	9.85%	2.22%
55 East 52nd Street	Class B Common Stock	—	—	—
New York, NY 10055

Barclays PLC (29)	Class A Common Stock	2,257,962	6.75%	1.52%
1 Churchill Place.	Class B Common Stock	—	—	—
London – E14 5HP

*	Less than 1%.

(1)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs, we have also included in this table shares of Class A Common Stock underlying vested RSUs. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, shares of Common Stock underlying vested RSUs are deemed to be outstanding for the purpose of computing the Percent of Class of such person or group but are not deemed to be outstanding for the purpose of computing the Percent of Class of any other person or group. Shares underlying vested RSUs are not deemed to be outstanding for the purpose of computing the Combined Voting Power of All Classes of Stock Beneficially Owned. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock. Please see footnote 5 below for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(2)

Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A Common Stock have the right to elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of the Board of Directors.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. The members of this group (the “Group Members”) are: James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts,” and individually, a “Dolan Children Trust”) and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney, individually and as Trustee of the Patrick F. Dolan 2012 Descendants Trust; the Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 Trust”); the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Dolan Children Trust FBO Patrick F. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Ryan Dolan 1989 Trust; the Tara Dolan 1989 Trust; the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney; the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan; the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber; the Kathleen M. Dolan 2012 Descendants Trust; the Deborah A. Dolan-Sweeney 2012 Descendants Trust; the Marianne E. Dolan Weber 2012 Descendants Trust; the Patrick F. Dolan 2012 Descendants Trust; the CFD 2010 Grandchildren Trust FBO Aidan Dolan; the CFD 2010 Grandchildren Trust FBO Quentin Dolan; the CFD 2021 GC Trust FBO Kevyn A. Dolan; and the CFD 2021 GC Trust FBO Tara E. Dolan. The trustees of the Group Members also include (the “Other Trustees”) Corby Dolan Leinauer, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”), as a Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan and the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber (collectively the “CFD 2010 Grandchildren Trusts,” and individually, a “CFD 2010 Grandchildren Trust”), as a Trustee of the CFD 2021 GC Trust FBO Kevyn A. Dolan and the CFD 2021 GC Trust FBO Tara E. Dolan (collectively the “CFD 2021 GC Trusts,” and individually, a “CFD 2010 GC Trust”); Paul J. Dolan, as a Trustee of the Dolan Children Trusts FBO Kathleen M. Dolan and FBO James L. Dolan and as a Trustee of the Kathleen M. Dolan 2012 Descendants Trust; Matthew J. Dolan, as a Trustee of the Dolan Children Trusts FBO Marianne Dolan Weber and FBO Thomas C. Dolan; Mary S. Dolan, as a Trustee of the Dolan Children Trusts FBO Deborah Dolan-Sweeney and FBO Patrick F. Dolan, the Kathleen M. Dolan 2012 Descendants Trust, each of the 2009 Family Trusts, each of the CFD 2010 Grandchildren Trusts and each of the CFD 2021 GC Trusts; Brian G. Sweeney, as a

Trustee of the Deborah A. Dolan-Sweeney 2012 Descendants Trust; Kristin Dolan, as the Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Aidan Dolan and the Charles F. Dolan 2010 Grandchildren Trust FBO Quentin Dolan; and Richard Baccari, as the Trustee of the Marianne E. Dolan Weber 2012 Descendants Trust, and as the Trustee of the CFD 2009 Trust. The Group Members may be deemed to beneficially own an aggregate of 12,559,002 shares of Class A Common Stock as a result of their beneficial ownership of (i) 1,074,594 shares of Class A Common Stock and (ii) 11,484,408 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof. The Other Trustees beneficially own an additional 117,577 shares of Class A Common Stock. Includes 232,408 shares of Class A Common Stock underlying vested RSUs. See footnotes (4) through (11), (13) through (23) and (25) through (27).

(4)

The shares of Class A Common Stock underlying vested RSUs granted under the Company’s 2011 Stock Plan for Non-Employee Directors and, with respect to Kristin Dolan, the Company’s Current A&R 2016 Employee Stock Plan, which represent a right to receive one share of Class A Common Stock 90 days after the director ceases to serve as a member of the board, included in the table above are as follows: James L. Dolan, 50,284; Aidan Dolan, 25,151; Kristin Dolan, 31,272; Thomas C. Dolan, 50,284; Brian G. Sweeney, 50,284; Patrick F. Dolan, 50,284; Vincent Tese, 38,747; Leonard Tow, 50,284; Matt Blank, 23,170; Joseph M. Cohen, 22,658; Carl E. Vogel, 43,980, Debra Perelman, 19,012, Stephen C. Mills, 8,042; and Christopher J. Cox, 12,968; and all non-employee directors as a group, 445,148. Mr. James L. Dolan’s, Ms. Kristin Dolan’s and Ms. Deborah Dolan-Sweeney’s beneficial ownership in the table above also includes 31,272, 50,284 and 50,284 vested RSUs held directly by Ms. Kristin Dolan, Mr. James L. Dolan and Mr. Brian G. Sweeney, respectively.

(5)

James L. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and an aggregate of 1,925 shares of Class A Common Stock held as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 202,559 shares of Class A Common Stock owned personally by his spouse, Kristin Dolan; 1,250 shares of Class A Common Stock owned jointly with his spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which his spouse serves as sole Trustee. He disclaims beneficial ownership of an aggregate of 1,925 shares of Class A Common Stock held as custodian for one or more minor children; 202,559 shares of Class A Common Stock owned personally by his spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which his spouse serves as sole Trustee. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(6)

Kathleen M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,220 shares of Class A Common Stock and 4,481 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; an aggregate of 2,300 shares of Class A Common Stock held as custodian for one or more minor children or by household members; and an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as sole Trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 175,500 shares of Class A Common Stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit); and an aggregate of 5,468,695 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit) and for which she serves as co-trustee; 370,862 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. She disclaims beneficial ownership of an aggregate of 2,300 shares of Class A Common Stock held as custodian for one or more minor children or by household members, an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee; an aggregate of 175,500 shares of Class A Common Stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit); 370,862 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants and an aggregate of 5,468,695 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit); and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(7)

Kristin Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 202,559 shares of Class A Common Stock owned personally, and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which she serves as sole Trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by her spouse, James L. Dolan; 1,250 shares of Class A Common Stock owned jointly with her spouse; an aggregate of 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more minor children; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse and 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for the benefit of her spouse. She disclaims beneficial ownership of an aggregate 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more minor children; 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by her spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse; 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for the benefit of her spouse and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which she serves as trustee. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(8)

Patrick F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,195 shares of Class A Common Stock and 24,444 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; 61,790 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit; an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; 61,790 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit; an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(9)

Thomas C. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 17,228 shares of Class A Common Stock and 29,071 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and 921,125 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit. He disclaims beneficial ownership of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and 921,125 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for his benefit. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(10)

Brian G. Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and dispose or direct the disposition of 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which he serves as trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 21,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by his spouse, Deborah A. Dolan-Sweeney; 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 70,177 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for the benefit of his spouse; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of his spouse’s descendants; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust, for which his spouse serves as sole Trustee. He disclaims beneficial ownership of the 21,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by his spouse; 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 70,177 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for the benefit of his spouse; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of his spouse’s descendants; 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(11)

Deborah A. Dolan-Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 21,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Patrick F. Dolan 2012 Descendants Trust, for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 70,177 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants; and 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which her spouse serves as trustee. She disclaims beneficial ownership of 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 70,177 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants; 279,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(12)

Aidan J. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,150 shares of Class A Common Stock owned personally. Please see footnote 4 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(13)

Marianne E. Dolan Weber may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 48,601 shares of Class A Common Stock owned personally and 8,359 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 433,862 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants. She disclaims beneficial ownership of 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 433,862 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trust for her benefit; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trust for the benefit of her descendants.

(14)

Paul J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10; 873,129 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which he serves as trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,907 shares of Class A Common Stock owned jointly with his spouse; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10; and 873,129 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which he serves as trustee; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(15)

Mary S. Dolan may be deemed to have (i) the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,810 shares of Class A Common Stock held as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,259 shares of Class A Common Stock owned jointly with her spouse; 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust; an aggregate of 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts. She disclaims beneficial ownership of 6,810 shares of Class A Common Stock held as custodian for one or more minor children; 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust; an aggregate of 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts.

(16)

Matthew J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,750 shares of Class A Common Stock owned personally and 1,387 shares of Class A Common Stock held as custodian for a minor child; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan. He disclaims beneficial ownership of 1,387 shares of Class A Common Stock held as custodian for a minor child and an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan.

(17)

Corby Dolan Leinauer may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 367 shares of Class A Common Stock as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 798 shares of Class A Common Stock owned jointly with her spouse; 857 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust; an aggregate of 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts. She disclaims beneficial ownership of 367 shares of Class A Common Stock held as custodian for one or more minor children; 857 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust; an aggregate of 2,744,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,125,906 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and an aggregate of 375,302 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2021 GC Trusts.

(18)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Kathleen M. Dolan.

(19)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney.

(20)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Marianne Dolan Weber.

(21)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Patrick F. Dolan.

(22)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Thomas C. Dolan.

(23)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO James L. Dolan.

(24)

Does not include unvested RSUs granted under the Company’s 2011 Employee Stock Plan and the Current A&R 2016 Employee Stock Plan, which represent a right to receive one share of Class A Common Stock or the cash equivalent thereof. The excluded number of RSUs for the following individuals are: Kristin Dolan 556,790; Dan McDermott 98,434; Kim Kelleher 98,434; Patrick O’Connell 144,687; and Salvatore Romanello 93,170.

(25)

Mary S. Dolan and Corby Dolan Leinauer serve as co-trustees and have the shared power to vote and dispose of the 921,125 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan.

(26)

Mary S. Dolan and Corby Dolan Leinauer serve as co-trustees and have the shared power to vote and dispose of the 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO James L. Dolan.

(27)

Paul J. Dolan serves as trustee and has the sole power to vote and dispose of 873,129 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by The Charles F. Dolan 2009 Revocable Trust.

(28)

Based upon the most recent Schedule 13G filed with the SEC on January 8, 2025, BlackRock Inc., a parent holding company, has sole voting power over 3,228,972 shares of Class A Common Stock and sole dispositive power over 3,291,758 shares of Class A Common Stock.

(29)	Based upon the most recent Schedule 13G filed with the SEC on January 10, 2025, Barclays PLC, an investment bank, has sole voting and dispositive power over 2,257,962 shares of Class A Common Stock.

Certain members of the Dolan family and related family entities, by virtue of their ownership of Class B Common Stock, are able to collectively control stockholder decisions on matters in which holders of Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Board. Certain members of the Dolan family and related family entities are parties to a Stockholders Agreement which has the effect of causing the voting power of certain holders of our Class B Common Stock to be cast as a block on all matters to be voted on by holders of Class B Common Stock. Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan family group are to be voted on all matters in accordance with the determination of the Dolan Family Committee, except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B Common Stock owned by certain Dolan family trusts (the “Excluded Trusts”) that collectively own approximately 77.1% of the outstanding Class B Common Stock. The Dolan Family Committee consists of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Marianne E. Dolan Weber and Deborah A. Dolan-Sweeney (collectively, the “Dolan Siblings”). The Dolan Family Committee generally acts by vote of the Dolan Siblings, with each Dolan Sibling being entitled to one vote. Matters coming to the Dolan Family Committee generally require approval by a majority vote, except that a going-private transaction must be approved by a two-thirds vote and a change-in-control transaction must be approved by not less than all but one vote. The Stockholders Agreement also contains certain transfer restrictions, rights of first offer, rights of first refusal, tag-along rights and drag-along rights, all of which are for the benefit of, and waivable and enforceable by, the Class B stockholders and not the Company.

Shares of Class B Common Stock owned by Excluded Trusts are to be voted on all matters in accordance with the determination of the Excluded Trusts holding a majority of the Class B Common Stock held by all Excluded Trusts, except in the case of a vote on a going-private transaction or a change in control transaction, in which case a vote of trusts holding two-thirds of the Class B Common Stock owned by Excluded Trusts is required.

The holders of Class B Common Stock (other than the Charles F. Dolan Children Trusts), the Dolan Family Foundation and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide to the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2025, the Dolan Parties beneficially owned approximately 6.0 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 52.4% of our Class B Common Stock, as well as approximately 0.7 million shares of Class A Common Stock, which represented approximately 2.0% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 14.9% of our Common Stock and approximately 41.0% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2025, the Children Trusts owned approximately 5.5 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 47.6% of our Class B Common Stock, as well as approximately 0.2 million shares of Class A Common Stock, which represented less than 1% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 12.6% of our Common Stock and approximately 37.0% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such stock will be converted to Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement have been included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements so filed.

GENERAL INFORMATION

When and where is the annual meeting being held?

The annual meeting will be held on Thursday, June 5, 2025 at 10:00 a.m. Eastern Daylight Time. Our 2025 annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by audio webcast. For more information on how to attend the virtual meeting, please see the question titled “How do I attend, vote at and ask questions during the annual meeting?” below.

Who may vote at the annual meeting?

Holders of our Class A Common Stock and holders of our Class B Common Stock, as recorded in our stock register at the close of business on April 7, 2025 (the “Record Date”), may vote at the meeting. On April 7, 2025, there were 33,431,333 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of five candidates to the Board of Directors of AMC Networks. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of eight candidates to the Board. As a result of their ownership of Class B Common Stock, the Dolan Family has the power to elect all of the directors to be elected by the holders of Class B Common Stock and to approve Proposals 2, 3, 4 and 5 regardless of how other shares are voted.

Why did I receive a Notice of Internet Availability for Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability for Proxy Materials (the “Notice”) to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024, unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold AMC Networks stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 or by telephone at 800-401-1957.

If you participate in householding and wish to receive a separate copy of the Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact EQ Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

•	View the Company’s proxy materials for the annual meeting on the Internet; and

•	Instruct the Company to send future proxy materials to you electronically by email. The Company’s proxy materials are also available at http://www.proxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.

How do I vote?

You may vote in advance of the annual meeting by telephone, over the Internet or by a proxy. You may also vote during the annual meeting. For more information on how to vote during the meeting, please see the question titled “How do I attend, vote at and ask questions during the annual meeting?” below. If you choose to vote by mail, please sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to participate in the meeting. You can always change your vote at the meeting.

What votes need to be present to hold the annual meeting?

In order to carry on the business of the annual meeting, we need a majority of the votes represented by the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock entitled to vote on the record date of April 7, 2025 to be present, either by attending the meeting or by proxy. If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class is required for such action.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under applicable rules to vote your shares on Proposal 2, the ratification of KPMG as the Company’s independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal 1, the election of directors, Proposal 3, the advisory vote on Named Executive Officer compensation, Proposal 4, the proposal to approve the Company’s A&R 2016 Employee Stock Plan, or Proposal 5, the proposal to approve the Company’s redomestication to the State of Nevada by conversion, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of Class A Common Stock requires the affirmative vote of a plurality of votes cast by holders of Class A Common Stock. Election of directors by the holders of Class B Common Stock requires the affirmative vote of a plurality of votes cast by holders of Class B Common Stock. Approval of Proposals 2, 3 and 4 requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and holders of Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of Proposals 2, 3 or 4 because abstentions and broker non-votes are not considered votes cast. Approval of Proposal 5 requires the favorable vote of a majority of the voting power of our outstanding shares of stock entitled to vote thereon. Abstentions and broker non-votes on Proposal 5 will count the same as votes cast against that proposal. As a result of their ownership of Class B Common Stock, the Dolan Family has the power to elect all of the directors to be elected by the holders of Class B Common Stock and to approve Proposals 2, 3, 4 and 5 regardless of how other shares are voted.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may re-vote via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting via the internet. However, your participation in the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

How will my shares be voted at the annual meeting?

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

Item	Matter to be Voted on	Board Recommendation

Proposal 1	Election of Directors (as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock)	FOR ALL

Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025	FOR

Proposal 3	An advisory vote on Named Executive Officer compensation	FOR

Proposal 4	Proposal to approve the Company’s Amended and Restated 2016 Employee Stock Plan	FOR

Proposal 5	Proposal to approve the Company’s redomestication to the State of Nevada by conversion	FOR

Do I have appraisal rights with respect to the Company’s redomestication to the State of Nevada by conversion?

Holders of our Delaware Corporation Class A Common Stock are not entitled to appraisal rights with respect to the Company’s redomestication to the State of Nevada by conversion described in this proxy statement.

If the Company’s redomestication to the State of Nevada by conversion is completed, holders of record and beneficial owners of our Delaware Corporation Class B Common Stock who (1) do not vote in favor of the approval of the Company’s redomestication to the State of Nevada by conversion; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the Effective Time; (4) otherwise comply with the procedures of Section 262 of the DGCL; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the proposal to approve the Company’s redomestication to the State of Nevada by conversion under Section 262 of the DGCL.

Who pays for this solicitation?

This solicitation is being made by the Company, and the Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying material. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our officers and regular employees who will receive no additional compensation for such activities. In addition, we have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee estimated not to exceed $20,000, plus reimbursement for out-of-pocket expenses. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

How do I attend, vote at and ask questions during the annual meeting?

This year’s annual meeting will be a virtual meeting of stockholders conducted via live audio webcast. All stockholders of record on April 7, 2025 are invited to attend and participate in the meeting. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be posted to our investor relations website, http://investors.amcnetworks.com/investor-relations, and will be available on www.virtualshareholdermeeting.com/AMCX2025 during the annual meeting.

Attending the Virtual Meeting

To attend the virtual meeting, please visit www.virtualshareholdermeeting.com/AMCX2025. To participate in the annual meeting, you will need the 16-digit control number included on your Notice or on your proxy card. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the stockholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

A complete list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder for a period of at least 10 days ending on the day before the date of the annual meeting during ordinary business hours at our corporate headquarters located at 11 Penn Plaza, New York, NY 10001.

Voting During the Virtual Meeting

If you have not voted your shares prior to the annual meeting, you will be able to vote your shares electronically at the annual meeting by clicking “Vote Here” on the meeting website. In addition, if you have previously voted and wish to change your vote, you may re-vote during the annual meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.

Asking Questions

If you wish to submit a question, you may do so live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/AMCX2025.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at www.amcnetworks.com by clicking on “Investors.” The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting.

Help with Technical Difficulties

If you have any technical difficulties or any questions regarding the meeting website, we are ready to assist you. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, http://investors.amcnetworks.com/investor-relations, including information on when the meeting will be reconvened.

OTHER MATTERS

Matters to be Raised at the 2025 Annual Meeting Not Included in This Proxy Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Stockholder Proposals for the 2026 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2026 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2026 annual meeting must submit their proposals to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary on or before December 25, 2025. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2026 proxy statement.

In accordance with our Amended By-Laws, in order for proposals, including stockholder director nominations for election, to be properly brought before the 2026 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder.

In addition to satisfying the foregoing requirements under our Amended By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Amended By-Laws.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at www.amcnetworks.com by clicking on “Investors,” then “Financial Information” and follow the link from our “SEC Filings” page.

Anne G. Kelly

Corporate Secretary

New York, New York

April 24, 2025

ANNEX A- CALCULATION OF NON-GAAP FIGURES

The Company believes that presenting certain non-GAAP metrics is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. Presented below are adjusted operating income and free cash flow, which are the non-GAAP metrics used in this Proxy Statement. These non-GAAP measures may not be comparable to similar measures reported by other companies.

Adjusted Operating Income

The Company defines adjusted operating income as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment and other charges (including gains or losses on sales or dispositions of business), restructuring and other related charges, and including the Company’s proportionate share of adjusted operating income (loss) from majority owned equity method investees. Because it is based upon operating income (loss), adjusted operating income also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that AOI is an appropriate measure for evaluating the operating performance on both an operating segment and consolidated basis. AOI and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry. AOI should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities and other measures of performance and/or liquidity presented in accordance with GAAP. Since AOI is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.

The following is a reconciliation of operating income (GAAP) to adjusted operating income (non-GAAP):

(in thousands)	2024	2023	2022

Operating Income (loss)	$(39,600)	$388,412	$86,916

Depreciation and Amortization	98,015	107,402	107,227

Share-Based Compensation Expense	26,051	25,665	29,986

Other (a)	478,107	148,625	514,273

Adjusted Operating Income	$562,573	$670,104	$738,402

(a)

Results for the year ended December 31, 2022 include restructuring and other related charges of $448,966, impairment and other charges of $40,717, cloud computing amortization of $7,342 and adjusted operating income from greater than 50% owned equity method investees of $17,248.

Results for the year ended December 31, 2023 include restructuring and other related charges of $27,787, impairment and other charges of $96,689, cloud computing amortization of $10,543 and adjusted operating income from greater than 50% owned equity method investees of $13,606.

Results for the year ended December 31, 2024 include restructuring and other related charges of $49,464, impairment and other charges of $399,513, cloud computing amortization of $13,452 and adjusted operating income from greater than 50% owned equity method investees of $15,678.

A-1

Free Cash Flow

The Company defines free cash flow as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that free cash flow is useful as an indicator of its overall liquidity, as the amount of free cash flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of our liquidity with other companies in our industry, although our measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

The following is a reconciliation of net cash provided by operating activities (GAAP) to free cash flow (non-GAAP):

(in thousands)	2024	2023	2022

Net cash provided by operating activities	$375,615	$203,919	$181,834

Less: capital expenditures	(44,775)	(35,207)	(44,272)

Free Cash Flow	$330,840	$168,712	$137,562

A-2

ANNEX B – THE AMENDED AND RESTATED 2016 EMPLOYEE STOCK PLAN

AMC Networks Inc. Amended and Restated 2016 Employee Stock Plan

1. Purpose. The purpose of the AMC Networks Inc. Amended & Restated 2016 Employee Stock Plan is to compensate employees of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interests of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such employees on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract and retain desirable personnel.

This Plan covers all Awards granted on or after the effective date set forth in Section 23 (the “Effective Date”).

The amendments to this Plan will not affect the terms or conditions of any Award granted prior to the effective date of such amendments provided in Section 23.

2. Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interests of such Entity.

(b) “Award” shall mean an Option, Right, Restricted Share or Restricted Stock Unit or other equity based award which is granted or made under the Plan.

(c) “Award Agreement” shall mean an agreement which may be entered into by a Participant under the Plan and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(d) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f) “Company” shall mean AMC Networks Inc., a Delaware corporation.

(g) “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(h) “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i) “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the NASDAQ Stock Market or any other stock exchange on which the Shares may be traded, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation. Notwithstanding the generality of the foregoing, if the Company has established an electronic exercise program with a broker for the exercise of Options or Rights and the Shares underlying the Options are publicly traded, the Fair Market Value of a Share for purposes of net cashless exercise and withholding taxes shall be the price of a Share on such stock exchange at the time of exercise.

(j) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(k) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(l) “Options” shall mean the stock options granted pursuant to Section 6 hereof.

(m) “Participant” shall mean any employee or former employee of the Company or any Affiliate who holds an outstanding Award granted under the Plan.

(n) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. The performance criteria may, without limitation, be determined by reference to the performance of the Company, an Affiliate or a business unit, product, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following in each case without limitation: (i) net or operating income or other measures of profit, including, without limitation adjusted operating income (AOI); (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow (AOCF), unlevered free cash flow, cash flow from operations and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Shares; (xiii) a specified increase in the private market value of the Company; (xiv) the Share price; (xv) earnings per share; and/or (xvi) total shareholder return.

(o) “Plan” shall mean this AMC Networks Inc. Amended and Restated 2016 Employee Stock Plan, as further amended, restated, or amended and restated from time to time.

(p) “Restricted Period” shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 9 hereof.

(q) “Restricted Shares” shall mean the Shares awarded pursuant to Section 9 hereof that are subject to restrictions upon their sale, assignment, transfer, pledge or other disposal or encumbrance as determined by the Committee.

(r) “Restricted Stock Units” shall mean awards made pursuant to Section 10 hereof, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(s) “Restrictions” shall mean the restrictions upon sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as determined by the Committee in respect of an Award of a Restricted Share pursuant to Section 9 hereof.

(t) “Rights” shall mean stock appreciation rights granted pursuant to Section 7 hereof.

(u) “Share” shall mean a share of AMC Networks Inc. Class A Common Stock, par value $0.01 per share.

(v) “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Internal Revenue Code.

3. Administration. (a) The Plan shall be administered by the Committee. Such members shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate (i) to any person who is not a member of the Committee or (ii) to any administrative group within the Company, any of its powers, responsibilities or duties, in each case, in accordance with applicable law. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16b-3(e) under the Exchange Act.

(b) The Committee shall have full authority, subject to the terms of the Plan (including Section 19), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term or condition of an Award on the achievement of Performance Criteria, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any goals, restrictions, conditions or Performance Criteria applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c) No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, by agreement or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Participants. Except as hereinafter provided, all employees of the Company and its Affiliates shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5. Share Limitations. (a) The Committee may make Awards under this Plan for up to an aggregate number of 7,636,017 Shares, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason, in whole or in part, without the issuance of Shares, (ii) any Shares under an Award are not issued because of payment or withholding obligations or (iii) Restricted Shares shall revert back to the Company prior to the lapse of the Restrictions or be applied by the Company for purposes of tax withholding obligations, then the Committee may also grant Awards with respect to such Shares or Restricted Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

(b) In no event shall any Participant be granted Awards during any one (1) calendar year for, or that relate to, an aggregate number of Shares exceeding 2,000,000. The maximum number of Shares underlying Awards that may be granted to an individual in any one (1) calendar year under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof. The total number of Shares underlying Awards of incentive stock options that may be granted under this Plan may not, subject to adjustment as provided in Section 12, exceed 2,636,017 Shares in the aggregate.

(c) If, after the Effective Date, the Company creates a new class of capital stock (a “new class”), then the Committee may grant Awards for shares of the new class. Each share of the new class granted pursuant to an Award shall count against the Share limitation in Section 5(a) as one Share (or such other number as equitably determined by the Committee). Effective as of the date on which any new class is created by an amendment to the Company’s Amended and Restated Certificate of Incorporation, “Share” shall mean a share of AMC Networks Inc. Class A Common Stock, par value $0.01 per share, or a share of such new class, as applicable.

6. Options. Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.

(a) Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of an Option including, without limitation, conditions the satisfaction of which are measured by Performance Criteria; provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code. Unless the Award Agreement specifies that the Option is an incentive stock option, it shall be a non-qualified stock option. All or any part of any Options granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Exercise Price for Options. The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 12 hereof.

(c) Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

(d) Incentive Stock Options Granted to Ten Percent Stockholders. To the extent required by Section 422 of the Internal Revenue Code, no Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted and the duration of such option is no more than five (5) years.

(e) Initial Exercisability Limitation. The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or, if different, the maximum allowed under Section 422 of the Internal Revenue Code.

(f) Settlement of an Option. When an Option is exercised pursuant to Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

7. Rights. The Committee may grant to employees the right to receive such number of Rights, as determined by the Committee in its sole discretion.

(a) Terms and Conditions. The form, terms and conditions of each Right shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Rights as well as the conditions or circumstances upon which such Rights may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of a Right including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Rights granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Exercise Price for Rights. The exercise price of each Right shall be fixed by the Committee at the time a Right is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Right is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Right or Section 12 hereof.

(c) Duration of Rights. The duration of any Right granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Right is outstanding, the Right will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Right was granted.

(d) Settlement of Rights. Upon the exercise of any Rights, the Participant shall be entitled to receive from the Company an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Right by (ii) the number of Shares to which such Rights are related. Such amount shall be paid in cash, in Shares having a Fair Market Value equal to such amount, or a combination of cash and Shares, as the Committee shall determine at the time the Right is exercised or at the time the Right is granted.

8. Exercise of Options and Rights. (a) An Option or Right shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company). Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.

(b) Except to the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d) hereof, within a reasonable time after exercise of an Option or Right the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or Right or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d), within a reasonable time after exercise of an Option or Right the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option or Right.

9. Restricted Shares. The Committee may grant to employees the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.

(a) Issuance; Terms and Conditions. The form, terms and conditions of each Restricted Share shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the Restrictions upon such Restricted Shares, the dates as of which Restrictions upon such Restricted Shares will cease, and the conditions or circumstances upon which such Restricted Shares will be forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more Restrictions to the vesting of a Restricted Share that relate to the satisfaction of Performance Criteria.

(b) Payment of Par Value. To the extent a Participant is required by law to pay to the Company the par value of a Restricted Share, such Participant shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares or Restricted Shares which have been granted to the employee by the Committee. In such instances, if the Participant fails to make payment to the Company for such Shares or Restricted Shares within forty-five (45) business days of the grant thereof, the Company shall withhold, or shall cause to be withheld, the amount of such payment from compensation otherwise due the employee from the Company or any Affiliate. Unless the Committee determines otherwise, a Participant’s prior service with the Company or any of its Affiliates shall be deemed sufficient consideration for such Restricted Shares and no payment therefore (including, without limitation, for the par value of the Restricted Shares) shall be due from the Participant. Subject to the provisions of Section 15 hereof, the Committee, in its sole discretion, shall either issue to the employee a certificate representing such Restricted Shares or credit the number of such Restricted Shares to a book-entry account upon the payment due, if any, pursuant to this paragraph.

(c) Restriction on Shares. In no event shall a Restricted Share be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. All or any part of any outstanding Restricted Shares granted to any Participant may be vested in full and the Restrictions thereon shall lapse upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(d) Forfeiture of Restricted Shares. If Restricted Shares are forfeited pursuant to the terms of the Plan or an Award Agreement, such Restricted Shares shall revert back and belong to the Company. In the event that any Restricted Shares should be forfeited by the Participant, revert back and belong to the Company, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the employee or (in the case of death) to the representative of the employee’s estate, the full cash amount paid, if any, to the Company by the employee for such Restricted Shares pursuant to Section 9(b) hereof.

(e) Right to Vote and Receive Dividends on Restricted Shares. Each Participant shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. Unless the Committee determines otherwise, during the Restricted

Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any Restricted Share shall be retained by the Company for the account of the relevant Participant. Such dividends shall revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, all such dividends made on such Restricted Share and retained by the Company will be paid to the relevant Participant.

10. Restricted Stock Units. The Committee may grant employees such number of Restricted Stock Units as it may determine in its sole discretion.

(a) Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units. The Committee may, in its sole discretion, establish one or more conditions to the vesting of a Restricted Stock Unit including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Restricted Stock Unit granted to any Participant may be vested in full or paid upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of an adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

(c) Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

11. Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

12. Certain Adjustments. (a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 12(a), the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards.

(b) Fractional Shares or Securities. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

13. No Rights of a Stockholder. A Participant shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to Options, Rights or Restricted Stock Units unless and until the Company shall have issued and delivered Shares to the Participant and said Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

14. No Right to Continued Employment. Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

15. Issuance of Shares and Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Any stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of any stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.

16. Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory maximum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds or Shares to meet the requirements of such withholding and the Company or

Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

17. Right of Offset. The Company shall have the right to offset against its obligation to deliver Shares, cash or other property under any Award that does not constitute “non-qualified deferred compensation” pursuant to Section 409A of the Internal Revenue Code any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

18. Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

19. Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 12(a) except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

20. Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or the Company’s Clawback Policy (as may be amended or restated or replaced by any successor policy from time to time, the “Clawback Policy”), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, the Company’s Clawback Policy or any additional clawback policy adopted by the Company from time to time. By accepting an Award pursuant to this Plan, the Participant shall be deemed to have agreed to the Company’s Clawback Policy to the extent applicable to the Participant.

21. No Repricing & Reloads. Unless otherwise approved by the stockholders of the Company, Options and Rights will not be repriced (other than in accordance with the adjustment provisions of Section 12), be repurchased for cash on a date when the exercise price of such Option or Right is equal to or exceeds the Fair Market Value of a Share or be subject to automatic reload provisions.

22. Section 409A. It is the Company’s intent that Awards under this Plan be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, and that this Plan be administered and interpreted accordingly. If and to the extent that any Award made under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code and is payable to a Participant by reason of the

Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

23. Effective Date. The Plan became effective upon approval by the stockholders of the Company on June 8, 2016. The first amendments to the Plan became effective upon the approval by the stockholders of the Company on June 11, 2020. The current amendments to the Plan shall become effective upon approval by the stockholders of the Company on June 10, 2025.

24. Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

25. Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

26. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

27. Governing Law. The Plan and any Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws; provided that if the Company redomesticates from Delaware to Nevada, then the Plan and any Award Agreements shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to principles of conflict of laws.

28. Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

29. Duration. This Plan shall remain in effect until June 10, 2035 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

ANNEX C – THE NEVADA REDOMESTICATION RESOLUTION

Resolutions of the Board of Directors of

AMC Networks Inc.

Approving the Nevada Redomestication

NEVADA REDOMESTICATION

WHEREAS, the Board of Directors (the “Board”) of AMC Networks Inc. (the “Company”) is considering redomesticating the Company from the State of Delaware to the State of Nevada by the conversion of the Company from a corporation organized under the laws of the State of Delaware (the Company when organized under such laws, the “Delaware Corporation”) to a corporation organized under the laws of the State of Nevada (the Company when organized under such laws, the “Nevada Corporation”) pursuant to and in accordance with Section 266 of the Delaware General Corporation Law (the “DGCL”), Sections 92A.195 and 92A.205 of the Nevada Revised Statutes and the proposed Plan of Conversion (the “Plan of Conversion”), in the form attached hereto as Exhibit A (such conversion, the “Nevada Redomestication”);

WHEREAS, upon completion of the Nevada Redomestication, and without any further action on the part of any person, the following would occur:

(a) (i) each validly issued, fully paid and nonassessable share of Class A common stock (including restricted stock, which shall remain restricted on the same terms as currently apply), par value $0.01 per share, of the Delaware Corporation issued and outstanding or held in treasury on the date of the Conversion will automatically be converted into one validly issued, fully paid and nonassessable share of Class A common stock, par value $0.01 per share, of the Nevada Corporation, and (ii) each validly issued, fully paid and nonassessable share of Class B common stock, par value $0.01 per share, of the Delaware Corporation issued and outstanding or held in treasury on the date of the Conversion will automatically be converted into one validly issued, fully paid and nonassessable share of Class B common stock, par value $0.01 per share, of the Nevada Corporation;

(b) any warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, Class A common stock or other equity securities of the Delaware Corporation (including the Company’s 4.25% Convertibles Senior Notes due 2029), shall be a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, the same amount of Class A common stock or other equity securities of the Nevada Corporation; and

(c) the Company’s existing certificate of incorporation and bylaws will be replaced with the Nevada Articles of Incorporation (the “Nevada Charter”) and the Nevada Bylaws (the “Nevada Bylaws” and, together with the Nevada Charter, the “Nevada Governing Documents”), in the forms attached hereto as Exhibit B and Exhibit C, respectively; and

WHEREAS, the Board has reviewed and considered the Nevada Redomestication, the Plan of Conversion, the Nevada Governing Documents, including a comparison to the Company’s current certificate of incorporation and bylaws and the factors and considerations reflected in the draft proposal (the “Nevada Redomestication Proposal”) attached hereto as Exhibit D to be included in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), and has determined that approving and effecting the Nevada Redomestication and approving and adopting the Plan of Conversion and the Nevada Governing Documents are in the best interests of the Company and its stockholders.

APPROVAL OF NEVADA REDOMESTICATION

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Board hereby (a) determines that the Nevada Redomestication, the Plan of Conversion and the Nevada Governing Documents are in the best interests of the Company and its stockholders and (b) approves and adopts the Nevada Redomestication, the Plan of Conversion and the Nevada Governing Documents;

RESOLVED, that the form, terms, provisions, and conditions of the Plan of Conversion be, and the same hereby are, in all respects approved and adopted; and it is further

RESOLVED, that the Board hereby directs that the Nevada Redomestication (including the Plan of Conversion and Nevada Governing Documents) and these resolutions approving the Nevada Redomestication (the “Nevada Redomestication Board Resolutions”) be submitted for approval and adoption, respectively, by the stockholders of the Company at the Company’s 2025 Annual Meeting, which approval and adoption shall require the affirmative vote of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote thereon in accordance with Section 266 of the DGCL; and it is further

RESOLVED, that the Board hereby recommends that the Company’s stockholders approve the Nevada Redomestication (including the Plan of Conversion and the Nevada Governing Documents) and adopt the Nevada Redomestication Board Resolutions by voting “FOR” the approval of the Nevada Redomestication Proposal at the 2025 Annual Meeting; and it is further

RESOLVED, that for purposes of these resolutions, “Authorized Officer” shall mean each of the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, the Senior Vice President, the Corporate Secretary, or any Assistant Secretary of the Company or such other officers or employees of the Company as any of the foregoing persons may designate in writing; and it is further

RESOLVED, that, in accordance with the foregoing resolutions, each of the Authorized Officers be, and each of them hereby is, authorized, empowered and directed to (a) include the Nevada Redomestication Proposal, including, without limitation, the Nevada Redomestication (including the Plan of Conversion and the Nevada Governing Documents) and the Nevada Redomestication Board Resolutions in the Company’s proxy materials for the 2025 Annual Meeting, and (b) solicit proxies on behalf of the Board from the Company’s stockholders authorizing the persons named in such proxies to vote their shares of the Company’s common stock in favor of the Nevada Redomestication Proposal, including, without limitation, the Nevada Redomestication (including the Plan of Conversion and the Nevada Governing Documents) and the Nevada Redomestication Board Resolutions, at the 2025 Annual Meeting; and it is further

RESOLVED, that upon receipt of stockholder approval of the Nevada Redomestication (including the Plan of Conversion and the Nevada Governing Documents) and adoption of the Nevada Redomestication Board Resolutions by means of approval of the Nevada Redomestication Proposal at the 2025 Annual Meeting, each Authorized Officer be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company and without further action from the Board, to prepare, execute, file and deliver all agreements, documents, notices, certificates, consents, approvals or other instruments and take all such actions that such Authorized Officer deems necessary, desirable or appropriate in order to perform the Company’s obligations under the Plan of Conversion and to consummate the Nevada Redomestication, including, without limitation, (a) the execution and filing of a certificate of conversion with the Secretary of State of the State of Delaware; (b) the execution and filing of articles of conversion and the Nevada Charter with the Nevada Secretary of State; (c) the filing of the annual franchise tax reports required by the Secretary of State of the State of Delaware and the payment of the applicable franchise taxes; (d) the payment of any fees, taxes or other expenses that may be necessary in connection with the Nevada Redomestication; (e) the submission of all required applications to The New York Stock Exchange or any other applicable stock exchange; and (f) the filing of Current Reports on Form 8-K and any other Securities Exchange Commission and other regulatory filings that may be necessary, desirable or appropriate in connection with the Nevada Redomestication.

ADDITIONAL ACTIONS

RESOLVED, that in addition to the specific authorizations set forth in any of the foregoing resolutions, each of the Authorized Officers is hereby authorized, empowered and directed, in the name and on behalf of the Company and without further action from the Board, to prepare or cause to be prepared, execute, deliver and file any and all agreements, instruments or documents, perform all acts, do all things, and pay or cause to be paid all liabilities, fees, expenses and costs such Authorized Officer deems necessary, desirable or appropriate to consummate, effectuate, carry out or further the transactions and other matters contemplated by and the intent and purposes of the foregoing resolutions; and it is further

RESOLVED, that in addition to the specific authorizations set forth in any of the foregoing resolutions, each of the Authorized Officers is hereby authorized and directed, in the name and on behalf of the Company and without further action from the Board, to take any steps in connection with effecting all necessary filings or any amendments thereto with any and all appropriate federal, state and foreign courts or regulatory authorities, and initiating or defending legal proceedings in any federal, state or foreign court or governmental agency, that may be necessary, desirable or appropriate in connection with the Nevada Redomestication or any of the other transactions or matters contemplated by the foregoing resolutions; and it is further

RESOLVED, that each of the Authorized Officers is hereby authorized and empowered, in the name and on behalf of the Company and without further action from the Board, to delegate such Authorized Officer’s authority granted by these resolutions to one or more attorneys-in-fact or agents acting for such Authorized Officer.

RATIFICATION OF PRIOR ACTIONS

RESOLVED, that any and all acts or things done by any officer or director of the Company prior to the adoption of these resolutions that if done after the date hereof would be authorized or contemplated by, or in furtherance of, such resolutions be, and each and all of such acts and things hereby are, expressly authorized, approved, adopted, ratified and confirmed in all respects as acts and deeds of the Company.

ANNEX D – THE NEVADA PLAN OF CONVERSION

PLAN OF CONVERSION

This Plan of Conversion (this “Plan”) sets forth certain terms of the conversion of AMC Networks Inc., a Delaware corporation (the “Delaware Corporation”), to a Nevada corporation (the “Nevada Corporation”), pursuant to the terms of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and Sections 92A.195 and 92A.205 of the Nevada Revised Statutes (as amended, the “NRS”).

RECITALS:

A. The Delaware Corporation is a corporation organized under the DGCL.

B. Upon the terms and subject to the conditions set forth in this Plan, and in accordance with Section 266 of the DGCL and NRS 92A.195, the Delaware Corporation will be converted to the Nevada Corporation.

C. The Board of Directors of the Delaware Corporation (the “Board”) has (i) determined that the Conversion (as defined below) is in the best interests of the Delaware Corporation and its stockholders, (ii) approved and adopted the Conversion (including this Plan and the Nevada Articles of Incorporation and the Nevada Bylaws (each as defined below)), and (iii) recommended that the stockholders of the Delaware Corporation approve the Conversion (including this Plan and the Nevada Articles of Incorporation and the Nevada Bylaws) and adopt the resolutions of the Board approving the Conversion (the “Board Conversion Resolutions”).

D. The stockholders of the Delaware Corporation have approved the Conversion (including this Plan and the Nevada Articles of Incorporation and the Nevada Bylaws) and adopted the Board Conversion Resolutions.

E. The mode of carrying out the Conversion into effect shall be as described in this Plan.

ARTICLE I

THE CONVERSION

1.1 Conversion. At the Effective Time (as defined below), the Delaware Corporation will be converted to the Nevada Corporation, pursuant to, and in accordance with, Section 266 of the DGCL and NRS 92A.195 (the “Conversion”), whereupon the Delaware Corporation will continue its existence in the organizational form of the Nevada Corporation, which will be subject to the laws of the State of Nevada. The Board and the stockholders of the Delaware Corporation have approved and adopted, as applicable, the Conversion (including this Plan and the Nevada Articles of Incorporation and Nevada Bylaws) and the Board Conversion Resolutions. The name of the Nevada Corporation shall be AMC Networks Inc.

1.2 Filings and Recordings. The Delaware Corporation shall cause (i) articles of conversion meeting the requirements of NRS 92A.205 (the “Nevada Articles of Conversion”) to be properly executed and filed in accordance with such section and (ii) a certificate of conversion meeting the requirements of Section 266 of the DGCL (the “Delaware Certificate of Conversion”) to be properly executed and filed in accordance with such section, and the Delaware Corporation or the Nevada Corporation, as applicable, shall make all other filings or recordings required by the DGCL or the NRS in connection with the Conversion.

1.3 Effective Time. The Conversion shall become effective upon the later to be filed of, or at the time (if any) designated in, the Delaware Certificate of Conversion and the Nevada Articles of Conversion as the effective time of the Conversion (the “Effective Time”).

ARTICLE II

ORGANIZATION

2.1 Nevada Governing Documents. At the Effective Time, the Articles of Incorporation of the Nevada Corporation, in the form attached hereto as Exhibit A (the “Nevada Articles of Incorporation”), and the Bylaws of the Nevada Corporation, in the form attached hereto as Exhibit B (the “Nevada Bylaws” and, together with the Nevada Articles of Incorporation, the “Nevada Governing Documents”), shall govern the Nevada Corporation until amended and/or restated in accordance with the Nevada Governing Documents and applicable law.

2.2 Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or the Nevada Corporation, or their respective stockholders, (i) the Board of Directors of the Nevada Corporation will consist of the same directors of the Delaware Corporation as of immediately prior to the Effective Time, having the same terms of office, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; (ii) each committee of the Board of the Delaware Corporation as of immediately prior to the Effective Time shall be, from and after the Effective Time, constituted as a committee of the Board of Directors of the Nevada Corporation on the same terms and with the same powers and authority of the Board of the Delaware Corporation as of immediately prior to the Effective Time, and the members of each committee of the Board of the Delaware Corporation as of immediately prior to the Effective Time shall be, from and after the Effective Time, the members of each such committee of the Board of Directors of the Nevada Corporation, to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; and (iii) the officers of the Nevada Corporation shall be the same officers of the Delaware Corporation as of immediately prior to the Effective Time (and any designation as an “executive officer” under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “officer” for purposes of Section 16 of the Exchange Act shall remain in effect), to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE III

EFFECT OF THE CONVERSION

3.1 Effect of Conversion. At the Effective Time, the effect of the Conversion will be as provided by this Plan and by the applicable provisions of the DGCL and the NRS. Without limitation of the foregoing, for all purposes of the laws of the State of Delaware and the State of Nevada, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, shall remain vested in the Nevada Corporation and shall be the property of the Nevada Corporation, and all debts, liabilities, and duties of the Delaware Corporation shall remain attached to the Nevada Corporation and may be enforced against the Nevada Corporation to the same extent as if said debts, liabilities, and duties had originally been incurred or contracted by the Nevada Corporation.

3.2 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation, the Nevada Corporation, the holders thereof or any other person, (i) each validly issued, fully paid and nonassessable share of Class A common stock, par value $0.01 per share (the “Delaware Class A Common Stock”), of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time will automatically be converted into one validly issued, fully paid and nonassessable share of Class A common stock, par value $0.01 per share (the “Nevada Class A Common Stock”), of the Nevada Corporation, and (ii) each validly issued, fully paid and nonassessable share of Class B common stock, par value $0.01 per share (the “Delaware Class B Common Stock”), of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time will automatically be converted into one validly issued, fully paid and nonassessable share of Class B common stock, par value $0.01 per share (the “Nevada Class B Common Stock”), of the Nevada Corporation. At and after the Effective Time: (x) all of the outstanding certificates that immediately prior thereto represented issued and outstanding shares of Delaware Class A Common Stock and Delaware Class B Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of Nevada Class A Common Stock and Nevada Class B Common Stock, respectively, into which the shares represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Nevada Corporation and the transfer agent; and (y) all of the issued and outstanding shares of Delaware Class A Common Stock and Delaware Class B Common Stock that are in uncertificated book-entry form shall automatically become the number and class of shares of the Nevada Corporation into which such shares of the Delaware Corporation have been converted as herein provided in accordance with the customary procedures of the transfer agent.

3.3 Conversion of Other Securities. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation, the Nevada Corporation, the holders thereof or any other person, any warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, Delaware Class A Common Stock or other equity securities of the Delaware Corporation (including convertible notes), shall constitute a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, the same amount of Nevada Class A Common Stock or other equity securities of the Nevada Corporation as the holder of such warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right would have been entitled to receive had such holder exercised or converted such warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right in full immediately prior to the Effective Time (not taking into account whether such warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right was in fact exercisable or convertible at such time), at the same exercise/conversion price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions.

ARTICLE IV

MISCELLANEOUS

4.1 Abandonment or Amendment. At any time before the Effective Time, whether before or after approval of the Conversion by the requisite stockholders of the Delaware Corporation, this Plan may be terminated and the Conversion may be abandoned, or the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board, such action would be in the best interests of the Delaware Corporation and its stockholders. In the event of termination of this Plan, this Plan shall become void and of no effect.

4.2 Captions. The captions in this Plan are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Plan.

4.3 Tax Reporting. The Conversion is intended to be a “reorganization” for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (and any similar provisions of state or local law), and this Plan is hereby adopted as a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

4.4 Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

ANNEX E – AMC NETWORKS INC. NEVADA CHARTER

ARTICLES OF INCORPORATION

OF

AMC NETWORKS INC.

FIRST. The name of this corporation (hereinafter called the “Corporation”) is AMC Networks Inc. The Corporation is the resulting entity in the conversion of AMC Networks Inc., a Delaware corporation, into a Nevada corporation and is a continuation of the existence thereof pursuant to Nevada Revised Statutes (as amended from time to time, the “NRS”) Chapter 92A.

SECOND. The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

THIRD. The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the NRS.

FOURTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be four hundred and ninety-five million (495,000,000) shares, which shall be divided into the following classes:

(a) three hundred and sixty million (360,000,000) shares shall be of a class designated Class A common stock, par value $0.01 per share (“Class A Common Stock”);

(b) ninety million (90,000,000) shares shall be of a class designated Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with Class A Common Stock, “Common Stock”);

(c) forty-five million (45,000,000) shares shall be of a class designated preferred stock, par value $0.01 per share (“Preferred Stock”).

The following is a statement of (a) the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Common Stock; and (b) the authority expressly vested in the Board of Directors hereunder with respect to the issuance of any series of Preferred Stock:

A.	Common Stock.

I.	Priority of Preferred Stock.

Each of the Class A Common Stock and Class B Common Stock is subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any Certificates of Designation filed with respect to any series of Preferred Stock pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of Section B of this Article FOURTH.

II.	Dividends and Other Distributions.

Subject to (a) any other provisions of these articles of incorporation (as amended from time to time, these “Articles of Incorporation”), including, without limitation, Section A.V of this Article FOURTH, and (b) the provisions of any Certificates of Designation filed with respect to any series of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive equally on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided that, subject to Section A.V of this Article, the Board of Directors shall declare no dividend or other distribution, and no dividend or other distribution shall be paid, with respect to any outstanding share of Class A Common Stock or Class B Common Stock, whether paid in cash or property, unless, simultaneously, the same dividend or other distribution is paid with respect to each share of Class A Common Stock and Class B Common Stock.

III.	Voting.

(a) Except as otherwise required (i) by statute, (ii) pursuant to the provisions of these Articles of Incorporation, or (iii) pursuant to the provisions of any Certificates of Designation filed with respect to any series of Preferred Stock, the holders of Common Stock shall have the sole right and power to vote on all matters on which a vote of stockholders is to be taken. At every meeting of the stockholders, each holder of Class A Common Stock shall be entitled to cast one (1) vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation and each holder of Class B Common Stock shall be entitled to cast ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation.

Except in the election of directors of the Corporation (voting in respect of which shall be governed by the terms set forth in subsections (b) and (c) of this Section III) and as otherwise required (i) by statute, (ii) pursuant to the provisions of these Articles of Incorporation, or (iii) pursuant to the provisions of any Certificates of Designation filed with respect to any series of Preferred Stock, the holders of Common Stock shall vote together as a single class; provided, that the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Class B Common Stock, voting separately as a class, shall be required for (1) the authorization or issuance of any additional shares of Class B Common Stock and (2) any amendment, alteration or repeal of any of the provisions of these Articles of Incorporation which adversely affects the powers, preferences or rights of Class B Common Stock. Except as provided in the previous sentence, the number of authorized shares of any class of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding stock of the Corporation entitled to vote.

(b) With respect to the election of directors:

(i) If on the record date for notice of any meeting of stockholders of the Corporation at which directors are to be elected by the holders of Common Stock (the “Common Stock Directors”), the aggregate number of outstanding shares of Class A Common Stock is at least 10% of the total aggregate number of outstanding shares of Common Stock, holders of Class A Common Stock shall vote together as a separate class and shall be entitled to elect 25% of the total number of Common Stock Directors; provided, that if such 25% is not a whole number, then the holders of Class A Common Stock, voting together as a separate class, shall be entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of the Common Stock Directors. Subject to subsection (iii) of this Section III(b), holders of Class B Common Stock shall vote together as a separate class to elect the remaining Common Stock Directors;

(ii) If on the record date for notice of any meeting of stockholders of the Corporation at which Common Stock Directors are to be elected, the aggregate number of outstanding shares of Class A Common Stock is less than 10% of the total aggregate number of outstanding shares of Common Stock, the holders of Common Stock shall vote together as a single class with respect to the election of the Common Stock Directors and the holders of Class A Common Stock, voting together as a separate class, shall not have the right to elect 25% of the Common Stock Directors, but shall have one (1) vote per share for all Common Stock Directors and the holders of Class B Common Stock shall be entitled to ten (10) votes per share for all Common Stock Directors; and

(iii) If on the record date for notice of any meeting of stockholders of the Corporation at which Common Stock Directors are to be elected, the aggregate number of outstanding shares of Class B Common Stock is less than 12 1/2% of the total aggregate number of outstanding shares of Common Stock, then the holders of Class A Common Stock, voting together as a separate class, shall continue to elect a number of directors equal to 25% of the total number of Common Stock Directors (or the next highest whole number) in accordance with subsection (b)(i) of this Section III and, in addition, shall vote together with the holders of Class B Common Stock, as a single class, to elect the remaining Common Stock Directors, with the holders of Class A Common Stock entitled to one (1) vote per share for all Common Stock Directors and the holders of Class B Common Stock entitled to ten (10) votes per share for all Common Stock Directors.

(c) Any vacancy in the office of a Common Stock Director elected by the holders of Class A Common Stock voting as a separate class during the term for which such Common Stock Director was elected shall be filled by a vote of holders of Class A Common Stock voting as a separate class, and any vacancy in the office of a Common Stock Director elected by the holders of Class B Common Stock voting as a separate class during the term for which such Common Stock Director was elected shall be filled by a vote of holders of Class B Common Stock voting as a separate class or, in the absence of a stockholder vote, in the case of a vacancy in the office of a Common Stock Director elected by either class during the term for which such Common Stock Director was elected, such vacancy may be filled by the remaining directors of such class. Except as provided in the foregoing sentence, any vacancy on the Board of Directors may be filled by a vote of holders of Class A Common Stock or the Common Stock Directors elected thereby if the number of Common Stock Directors elected thereby is then less than 25% of the total number of Common Stock Directors, and otherwise may be filled by a vote of holders of Class B Common Stock or the Common Stock Directors elected thereby; provided, that in each case at the time of the filling of such vacancy, the holders of such class of stock were then entitled to elect directors to the Board of Directors by class vote. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders (at which time such person’s term shall expire) and until such person’s successor has been duly elected and qualified. If the Board of Directors increases the number of directors in accordance with Article FIFTH of these Articles of Incorporation, any newly created directorship may be filled by the Board of Directors; provided that, so long as the holders of Class A Common Stock have the rights provided in subsections (b) and (c) of this Section III in respect of the last preceding annual meeting of stockholders to elect 25% of the total number of Common Stock

Directors, (i) the Board of Directors may be so enlarged by the directors only to the extent that at least 25% of the enlarged board consists of (1) Common Stock Directors elected by the holders of Class A Common Stock, (2) persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class A Common Stock or (3) persons appointed by Common Stock Directors elected by holders of Class A Common Stock or persons appointed to fill vacancies created by the death, resignation or removal of persons elected by holders of Class A Common Stock and (ii) each person filling a newly-created directorship is designated either (x) as a Common Stock Director to be elected by holders of Class A Common Stock and is appointed by Common Stock Directors elected by holders of Class A Common Stock or persons appointed to fill vacancies created by the death, resignation or removal of persons elected by holders of Class A Common Stock or (y) as a Common Stock Director to be elected by holders of Class B Common Stock and is appointed by Common Stock Directors elected by holders of Class B Common Stock or persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class B Common Stock.

(d) Notwithstanding anything in this Section III to the contrary, the holders of Class A Common Stock shall have exclusive voting power on all matters upon which, pursuant to these Articles of Incorporation or applicable laws, the holders of Common Stock are entitled to vote, at any time when no shares of Class B Common Stock are issued and outstanding.

(e) Wherever any provision of these Articles of Incorporation or the bylaws of the Corporation (as amended from time to time, the “Bylaws”) sets forth a specific percentage of the shares outstanding and entitled to vote which is required for approval or ratification of any action upon which the vote of the stockholders is required or may be obtained, such provision shall mean such specified percentage of the votes entitled to be cast by holders of shares then outstanding and entitled to vote on such action.

(f) No action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of the stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied. Notwithstanding this clause (f), the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

IV.	Conversion Rights.

(a) Subject to the terms and conditions of this Article FOURTH, each share of Class B Common Stock shall be convertible at any time and from time to time, at the option of the holder thereof, at the office of any transfer agent for such Class B Common Stock and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail to so designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and non-assessable share of Class A Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends or other distributions accrued or in arrears on Class B Common Stock surrendered for conversion or on account of any dividends or other distributions on the Class A Common Stock issuable on such conversion; provided, that the foregoing shall not affect the right of any holder of Class B Common Stock on the record date for any dividend or other distribution to receive payment of such dividend or other distribution. Before any holder of Class B Common Stock shall be entitled to convert the same into Class A Common Stock, he or she shall surrender the certificate or certificates (if any) for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), or, if the shares to be converted are uncertificated, shall deliver an appropriate instrument or instruction to the office of said transfer agent (or other place as provided above), and, in either case, shall give written notice to the Corporation at said office that he or she elects so to convert said Class B Common Stock in accordance with the terms of this Section IV, and shall state in writing therein the name or names in which he or she desires the shares of Class A Common Stock to be issued. Every such notice of election to convert shall constitute a binding contract between the holder of such Class B Common Stock and the Corporation, whereby the holder of such Class B Common Stock shall be deemed to subscribe for the amount of Class A Common Stock which he or she shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Common Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor, if any, and the extinguishment of liability thereon shall constitute full payment of such subscription for Class A Common Stock to be issued upon such conversion. The Corporation will as soon as practicable thereafter, (i) if the applicable shares of Class A Common Stock are certificated, issue a certificate or certificates for the number of full shares of Class A Common Stock to which he or she shall be entitled as aforesaid and, if less than all of the shares of Class B Common Stock represented by any one certificate are to be converted, issue a new certificate representing the shares of Class B Common Stock not converted, and deliver such certificates at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his or her nominee or nominees, or (ii) if the applicable shares of Class A Common Stock are uncertificated, issue the number of full shares of Class A Common Stock to which he or she shall be entitled as aforesaid and deliver a notice of issuance of the uncertificated shares or other evidence of shares held in book-entry form at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his or her nominee or nominees. Subject to the provisions of subsection (c) of this Section IV, such conversion shall be deemed to have been made as of the date of such surrender of the certificates, if any, or an appropriate instrument or instruction, if applicable, with respect to the Class B Common Stock to be converted; and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date. Upon conversion of shares of Class B Common Stock, shares of Class B Common Stock so converted will be canceled and retired by the Corporation, such shares shall not be reissued and the number of shares of Class B Common Stock which the Corporation shall have authority to issue shall be decreased by the number of shares of Class B Common Stock so converted and the Board of Directors shall take such steps as are required to so retire such shares.

(b) The issuance of shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such shares are to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or that no such tax is due.

(c) The Corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Common Stock for conversion during any period while such books are closed shall be deemed effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.

(d) The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock will, upon issue, be fully paid and non-assessable and not entitled to any preemptive rights.

V.	Securities Distributions.

(a) The Corporation may declare and pay a dividend or distribution consisting of shares of Class A Common Stock, Class B Common Stock or any other securities of the Corporation or any other person (hereinafter sometimes called a “share distribution”) to holders of one or more classes of Common Stock only in accordance with the provisions of this Section V.

(b) If at any time a share distribution is to be made with respect to Class A Common Stock or Class B Common Stock, such share distribution may be declared and paid only as follows:

(i) a share distribution consisting of shares of Class A Common Stock (or Convertible Securities (as defined below) convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis;

(ii) a share distribution consisting of shares of Class A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and, on an equal per share basis, shares of Class B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock; and

(iii) a share distribution consisting of any class or series of securities of the Corporation or any other person other than as described in clauses (i) and (ii) of this subsection (b) of this Section V, either (1) on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock and Class B Common Stock or (2) on the basis of a distribution of one class or series of securities to holders of Class A Common Stock and another class or series of securities to holders of Class B Common Stock; provided, that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than differences in their rights (other than voting rights) consistent in all material respects with the differences between the Class A Common Stock and the Class B Common Stock and difference in their relative voting rights, with holders of shares of Class B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such voting rights differ to a greater or lesser extent than the corresponding differences in the voting rights of the Class A Common Stock and the Class B Common Stock provided in Section A.III of this Article FOURTH); provided, that if the securities so distributed constitute capital stock of a subsidiary of the Corporation, such voting rights shall not differ to a greater extent than the corresponding differences in voting rights of the Class A Common Stock and the Class B Common Stock provided in Section A.III of this Article FOURTH, and provided in each case that such distribution is otherwise made on an equal per share basis, as determined by the Board of Directors in its sole discretion.

For purposes of these Articles of Incorporation, “Convertible Securities” shall mean any securities of the Corporation (other than any class of Common Stock) or any subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of any class of Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

VI.	Liquidation Rights.

In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after payment in full of the amounts to be paid to holders of Preferred Stock as set forth in any Certificates of Designation filed with respect thereto, the remaining assets and funds of the Corporation shall be divided among, and paid ratably to the holders of Class A Common Stock and Class B Common Stock (including those persons who shall become holders of Class A Common Stock by reason of the conversion of their shares of Class B Common Stock) as a single class. For the purposes of this Section VI, a consolidation or merger of the Corporation with one or more other corporations or business entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

VII.	Reclassifications, Etc.

Neither the Class A Common Stock nor the Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of Common Stock is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

VIII.	Mergers, Consolidations, Etc.

In any merger, consolidation or business combination of the Corporation with or into another corporation, whether or not the Corporation is the surviving corporation, the consideration per share to be received by holders of Class A Common Stock and Class B Common Stock in such merger, consolidation or business combination must be identical to that received by holders of the other class of Common Stock, except that in any such transaction in which shares of capital stock are distributed, such shares may differ as to voting rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ as provided herein.

IX.	Rights and Warrants.

In case the Corporation shall issue rights or warrants to purchase shares of capital stock of the Corporation, the terms of the rights and warrants, and the number of rights or warrants per share, to be received by holders of Class A Common Stock and Class B Common Stock must be identical to that received by holders of the other class of Common Stock, except that the shares of capital stock into which such rights or warrants are exercisable may differ as to voting rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ as provided herein.

B.	Preferred Stock.

I.	Issuance.

Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a Certificate of Designation providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided and filed with the Nevada Secretary of State.

II.	Powers of the Board of Directors.

Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and with respect to each series to set forth in a Certificate of Designation provisions with respect to the issuance of such series, the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof of the shares of each series of Preferred Stock, including without limitation the following:

(a) The maximum number of shares to constitute such series and the distinctive designation thereof;

(b) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(c) The dividend rate (or method of determining such rate), if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

(d) Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

(e) The rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

(f) Whether or not the Corporation has an obligation to purchase or redeem shares of such series pursuant to the operation of a retirement or sinking fund or otherwise, and, if so, the prices at which, periods within which and terms or conditions upon which, the shares of such series shall be purchased or redeemed;

(g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(h) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Class A Common Stock, the Class B Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or other distributions, or upon liquidation;

(i) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

(j) Any other preference and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Article FOURTH.

III.	Ranking.

All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends or other distributions, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section B.II of this Article FOURTH; and all shares of Preferred Stock shall rank senior to the Common Stock both as to dividends and other distributions, and upon liquidation.

IV.	Liquidation Rights.

Except as shall be otherwise stated and expressed in the Certificate of Designation adopted by the Board of Directors with respect to any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends or other distributions on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends or other distributions (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. Except as aforesaid, if, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this Section IV, a consolidation or merger of the Corporation with one or more other corporations or business entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

V.	Voting.

Except as shall be otherwise stated and expressed herein or in the Certificate of Designation adopted by the Board of Directors with respect to the issuance of any series of Preferred Stock, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders. For the avoidance of doubt, except as shall be otherwise stated and expressed in the Certificate of Designation adopted by the Board of Directors with respect to the issuance of any series of Preferred Stock, any right of the Preferred Stock, or any holder thereof, to vote pursuant to NRS 78.2055(3), 78.207(3) or 78.390(2) is hereby specifically denied.

FIFTH. The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman, if any, the Chief Executive Officer, the President, the Treasurer, the Secretary, and other principal officers of the Corporation, shall be vested in its Board of Directors. The number of directors of the Corporation shall be fixed by the Bylaws and may be altered from time to time as provided therein. A director shall be elected to hold office until the expiration of the term for which such person is elected (which shall expire at the next annual meeting of stockholders after such person’s election), and until such person’s successor shall be duly elected and qualified.

SIXTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of NRS 78.630 et seq. or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

SEVENTH. In furtherance and not in limitation of the powers conferred by the NRS, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws and to adopt any new bylaws; provided, that the Bylaws also may be amended or repealed in any respect, and any new bylaw may be adopted, in each case by the affirmative vote of the holders of at least a majority of the voting power of the outstanding stock of the Corporation entitled to vote in the election of directors.

EIGHTH. The Corporation shall, to the fullest extent permitted by the NRS (including, without limitation, NRS 78.7502 and 78.751), as the same exists or may hereafter be amended or supplemented, or by any successor thereto, indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including as a manager of a limited liability company), including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities or other matters referred to therein or covered thereby. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The liability of directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS. Without limiting the effect of the preceding sentence, if the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be automatically eliminated or limited to the fullest extent permitted by the NRS, as so amended.

No amendment, modification or repeal of this Article EIGHTH shall adversely affect any right or protection of a person that exists at the time of such amendment, modification or repeal.

NINTH. In furtherance and not in limitation of NRS 78.140, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction (or joins in the signing of a written consent which authorizes or approves the contract or transaction pursuant to NRS 78.315(2)), or solely because such director’s or officer’s vote(s) or consent(s) are counted for such purpose, if:

A. The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

B. The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

C. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

TENTH.

A.	Certain Acknowledgements and Definitions.

It is recognized that (a) certain directors and officers of the Corporation and its subsidiaries (the “Overlap Persons”) have served and may serve as directors, officers, employees and agents of Madison Square Garden Sports Corp., Sphere Entertainment Co., and Madison Square Garden Entertainment Corp. and their respective subsidiaries and successors (each of the foregoing, including its subsidiaries and successors, is an “Other Entity”), (b) the Corporation and its subsidiaries, directly or indirectly, may engage in the same, similar or related lines of business as those engaged in by any Other Entity and other business activities that overlap with or compete with those in which such Other Entity may engage, (c) the Corporation or its subsidiaries may have an interest in the same areas of business opportunity as an Other Entity, (d) the Corporation will derive substantial benefits from the services of Overlap Persons as directors or officers of the Corporation and its subsidiaries, (e) it is in the best interests of the Corporation that the rights of the Corporation, and the duties of any Overlap Persons, be determined and delineated as provided in this Article TENTH in respect of any Potential Business Opportunities (as defined below) and in respect of the agreements and transactions referred to herein. The provisions of this Article TENTH will, to the fullest extent permitted by law, regulate and define the conduct of the business and affairs of the Corporation and its officers and directors who are Overlap Persons in connection with any Potential Business Opportunities and in connection with any agreements and transactions referred to herein. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, will be deemed to have notice of and to have consented to the provisions of this Article TENTH. References in this Article TENTH to “directors,” “officers,” “employees” and “agents” of any person will be deemed to include those persons who hold similar positions or exercise similar powers and authority with respect to any other entity that is a limited liability company, partnership, joint venture or other non-corporate entity.

B.	Duties of Directors and Officers Regarding Potential Business Opportunities; Renunciation of Interest in Potential Business Opportunities.

The Corporation hereby renounces, on behalf of itself and its subsidiaries, to the fullest extent permitted by law, any interest or expectancy in any Potential Business Opportunity (as defined below) that is not a Restricted Potential Business Opportunity (as defined below). If a director or officer of the Corporation who is an Overlap Person is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its subsidiaries, in which the Corporation or any of its subsidiaries could, but for the provisions of this Article TENTH, have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”), (i) such Overlap Person will, to the fullest extent permitted by law, have no duty or obligation to refrain from referring such Potential Business Opportunity to any Other Entity and, if such Overlap Person refers such Potential Business Opportunity to an Other Entity, such Overlap Person shall have no duty or obligation to refer such Potential Business Opportunity to the Corporation or to any of its

subsidiaries or to give any notice to the Corporation or to any of its subsidiaries regarding such Potential Business Opportunity (or any matter related thereto), (ii) if such Overlap Person refers a Potential Business Opportunity to an Other Entity, such Overlap Person, to the fullest extent permitted by law, will not be liable to the Corporation as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to the Corporation regarding such Potential Business Opportunity or any matter relating thereto, (iii) any Other Entity may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to such Other Entity by an Overlap Person, and (iv) if a director or officer who is an Overlap Person refers a Potential Business Opportunity to an Other Entity, then, as between the Corporation and/or its subsidiaries, on the one hand, and such Other Entity, on the other hand, the Corporation and its subsidiaries shall be deemed to have renounced any interest, expectancy or right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Overlap Person having been presented or offered, or otherwise acquiring knowledge of, such Potential Business Opportunity, unless in each case referred to in clause (i), (ii), (iii) and (iv), such Potential Business Opportunity satisfies all of the following conditions (any Potential Business Opportunity that satisfies all of such conditions, a “Restricted Potential Business Opportunity”): (A) such Potential Business Opportunity was expressly presented or offered to the Overlap Person solely in his or her capacity as a director or officer of the Corporation; (B) the Overlap Person believed that the Corporation possessed, or would reasonably be expected to be able to possess, the resources necessary to exploit such Potential Business Opportunity; and (C) substantially all of such opportunity, at the time it is presented to the Overlap Person, is, and is expected to remain, an “Independent Film Network;” provided, that the Corporation or any of its subsidiaries is directly engaged in that business at the time the Potential Business Opportunity is presented or offered to the Overlap Person. For purposes hereof, an “Independent Film Network” shall mean a nationally distributed cable television network that (i) has at least fifty million viewing subscribers in the United States, (ii) at least 75% of its (x) programming is comprised of and (y) revenues are derived from, independent films and other programming relating to the world of independent film, and (iii) is not targeted to sports fans or music fans (including, without limitation, such network does not feature a material portion of music or sports-related programming). In the event the Corporation’s board of directors, or a committee thereof, declines to pursue a Restricted Potential Business Opportunity, Overlap Persons shall be free to refer such Restricted Potential Business Opportunity to an Other Entity.

C.	Certain Agreements and Transactions Permitted.

No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between the Corporation and/or any of its subsidiaries, on the one hand, and an Other Entity, on the other hand, before the Corporation and such Other Entity (if applicable) ceased to be indirect, wholly-owned subsidiaries of Cablevision Systems Corporation shall be void or voidable or be considered unfair to the Corporation or any of its subsidiaries solely because an Other Entity is a party thereto, or because any directors, officers or employees of an Other Entity were present at or participated in any meeting of the board of directors, or a committee thereof, of the Corporation, or the board of directors, or committee thereof, of any subsidiary of the Corporation, that authorized the contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. The Corporation may from time to time enter into and perform, and cause or permit any of its subsidiaries to enter into and perform, one or more contracts, agreements, arrangements or transactions (or amendments, modifications or supplements thereto) with an Other Entity. To the fullest extent permitted by law, no such contract, agreement, arrangement or transaction (nor any such amendments, modifications or supplements), nor the performance thereof by the Corporation, any subsidiary of the Corporation or an Other Entity, shall be considered contrary to any fiduciary duty owed to the Corporation (or to any subsidiary of the Corporation, or to any stockholder of the Corporation or any of its subsidiaries) by any director or officer of the Corporation (or by any director or officer of any subsidiary of the Corporation) who is an Overlap Person. To the fullest extent permitted by law, no director or officer of the Corporation or any subsidiary of the Corporation who is an Overlap Person thereof shall have or be under any fiduciary duty to the Corporation (or to any subsidiary of the Corporation, or to any stockholder of the Corporation or any of its subsidiaries) to refrain from acting on behalf of the Corporation (or any subsidiary of the Corporation) or an Other Entity, in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction in accordance with its terms and each such director or officer of the Corporation or any subsidiary of the Corporation who is an Overlap Person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and its subsidiaries, and shall be deemed not to have breached his or her duties (including, without limitation, the duty of loyalty) to the Corporation or any of its subsidiaries or any of their respective stockholders, and not to have derived an improper personal benefit therefrom.

D.	Amendment of Article TENTH.

No alteration, amendment or repeal of, or adoption of any provision inconsistent with, any provision of this Article TENTH will have any effect upon (a) any agreement between the Corporation or a subsidiary thereof and any Other Entity, that was entered into before the time of such alteration, amendment or repeal or adoption of any such inconsistent provision (the “Amendment Time”), or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after the Amendment Time, (b) any transaction entered into between the Corporation or a subsidiary thereof and any Other Entity, before the Amendment Time, (c) the allocation of any business opportunity between the Corporation or any subsidiary thereof and any Other Entity before the Amendment Time, or (d) any duty or obligation owed by any director or officer of the Corporation or any subsidiary of the Corporation (or the absence of any such duty or obligation) with respect to any Potential Business Opportunity which such director or officer was offered, or of which such director or officer otherwise became aware, before the Amendment Time (regardless of whether any proceeding relating to any of the above is commenced before or after the Amendment Time).

ELEVENTH. Notwithstanding anything to the contrary in these Articles of Incorporation or the Bylaws, the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

TWELFTH. If any provision or provisions of these Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Articles of Incorporation (including, without limitation, each portion of any paragraph of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby; and (ii) to the fullest extent permitted by applicable law, the provisions of these Articles of Incorporation (including, without limitation, each such portion of any paragraph of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from individual liability.

THIRTEENTH. To the fullest extent permitted by applicable law, each and every person or entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (i) the Articles of Incorporation, (ii) the Bylaws and (iii) any amendment to the Articles of Incorporation or the Bylaws enacted or adopted in accordance with the Articles of Incorporation, the Bylaws and applicable law.

*  *   *  *

ANNEX F – AMC NETWORKS INC. NEVADA BYLAWS

BYLAWS

OF

AMC NETWORKS INC.

(A NEVADA CORPORATION)

ADOPTED EFFECTIVE AS OF      , 2025

BYLAWS

OF

AMC NETWORKS INC.

(A NEVADA CORPORATION)

ARTICLE I

STOCKHOLDERS

1. Certificates; Uncertificated Shares. The shares of stock in the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, to the extent, if any, required by applicable law, every holder of stock in the corporation represented by a certificate shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman, the Chief Executive Officer or Vice Chairman, if any, or by the President, if any, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon any statements prescribed by the Nevada Revised Statutes (the “NRS”). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates, which may also include a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. In lieu thereof it shall either pay in cash the fair value of such fractions of a share, as determined by the Board of Directors, to those entitled thereto or issue scrip in registered form, either represented by a certificate or uncertificated, or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided. Such scrip may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock or uncertificated full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may determine.

3. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4. Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment or postponement thereof, subject to any applicable limitations under the NRS; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.

5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the corporation’s articles of incorporation (as amended from time to time, the “articles of incorporation”) confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the NRS confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the articles of incorporation, including any Preferred Stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance of, or the certificate of designation relating to, such Preferred Stock.

6. Stockholder Meetings.

Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors. A special meeting shall be held on the date and at the time fixed by the directors.

Location. Annual meetings and special meetings shall be held at such physical location (if any), within or without the State of Nevada, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such physical location (unless such meeting is to be held solely by means of remote communication), the meeting shall be held at the registered office of the corporation in the State of Nevada. A meeting of stockholders may be held solely by means of remote communication, as may be designated by the directors from time to time.

Call. Annual meetings and special meetings may be called by the Board of Directors only.

Notice or Waiver of Notice. Notice of all meetings shall be given, stating the physical location (if any), date, and hour of the meeting, and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided or permitted by the NRS (including, without limitation, NRS 78.370(9)), a copy of the notice of any meeting shall be given, personally or by mail or in such other manner as may be permitted by the NRS, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived. If mailed, such notice shall be deemed to be given when deposited, with postage thereof prepaid, in the United States mail directed to the stockholder at such stockholder’s record address or at such other address which such stockholder may have furnished for such purpose in writing to the Secretary of the corporation. In addition, if stockholders have consented to receive notices by a form of electronic transmission, then such notice, by facsimile telecommunication, or by electronic mail, shall be deemed to be given when directed to a number or an electronic mail address, respectively, at which the stockholder has consented to receive notice. If such notice is transmitted by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed to be given upon the later of (i) such posting, and (ii) the giving of such separate notice. If such notice is transmitted by any other form of electronic transmission, such notice shall be deemed to be given when directed to the stockholder. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules of the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (the “Exchange Act”). For purposes of these bylaws (as amended from time to time, these “bylaws”), “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form through an automated process. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Adjournments. Any meeting of stockholders, annual or special, may be adjourned or postponed from time to time, to reconvene at the same or some other physical location (if any), and notice need not be given of any such adjourned meeting if the time, physical location, if any, thereof, and the means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. At any adjourned or postponed meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty days, or if after the adjournment or postponement a new record date is fixed for the adjourned or postponed meeting, a notice of the adjourned or postponed meeting shall be given to each stockholder of record entitled to vote at the meeting.

Stockholder List. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder of record (as defined in NRS 78.010(1)(k)) and the number of shares of each class of capital stock of the corporation registered in the name of each such stockholder of record. Nothing in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a physical location, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and physical location of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger pursuant to NRS 78.105, the list required by this Section or the books of account and financial statements of the corporation (only if and to the extent required by NRS 78.257), or to vote at any meeting of stockholders.

Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting, the Chairman, if any, the Chief Executive Officer, if any, a Vice Chairman, if any, the President, if any, a Vice President, a chairman for the meeting chosen by the Board of Directors, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman for the meeting shall appoint a secretary of the meeting. The presiding officer shall: call the meeting to order; determine when proxies must be filed with the secretary of the meeting; open the polls, establish the time period for which polls remain open and close the polls; decide who may address the meeting and generally determine the order of business and time for adjournment of the meeting. The presiding officer shall also maintain proper and orderly conduct, and shall take all means reasonably necessary to prevent or cease disruptions, personal attacks or inflammatory remarks at the meeting. In addition to the powers and duties specified herein, the presiding officer shall have the authority to make all other determinations necessary for the order and proper conduct of the meeting.

Proxy Representation. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting or voting or participating at a meeting. Such authorization may take any form permitted by the NRS. No proxy shall be voted or acted upon after six months from its date unless such proxy provides for a longer period in accordance with the NRS. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Inspectors. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment or postponement thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares of stock outstanding and the voting power of each; determine the shares of stock represented at the meeting and the validity of proxies and ballots; receive, count and tabulate all votes and ballots; determine, and retain for a reasonable period of time a record of the disposition of, any challenges made to their determinations; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspector or inspectors may appoint or retain other entities to assist the inspectors in the performance of their duties.

Quorum. Except as the NRS, the articles of incorporation or these bylaws may otherwise provide, the holders of a majority of the votes represented by the outstanding shares of stock entitled to vote, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum at a meeting of stockholders for the transaction of any business; provided, however, that if the articles of incorporation or the NRS provides that voting on a particular action is to be by class, the holders of a majority of the votes, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any matter), represented by the outstanding shares of stock of such class shall constitute a quorum at a meeting of stockholders for the authorization of such action. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, either (i) the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided above in this Section 6 until a quorum of such class shall be so present or represented, or (ii) the chairperson of the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided above in this Section 6 until a quorum of such class shall be so present and represented, without the approval of the stockholders who are present in person or represented by proxy and entitled to vote and without notice other than announcement at the meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

Voting. Except as otherwise provided in these bylaws, the articles of incorporation or, with respect to Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance thereof and the certificate of designation relating thereto, and except as otherwise provided by the NRS, at every meeting of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to the number of votes as specified, and to the extent provided for, in the articles of incorporation or, with respect to Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance thereof and the certificate of designation relating thereto, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of directors, a plurality of the votes cast by each class of stock, voting separately as a class, shall elect the directors that such class is authorized to elect as specified, and to the extent provided for, in the articles of incorporation. Any other action shall be authorized by a majority of the votes cast (and for the avoidance of doubt, abstentions or broker non-votes are not “votes cast”) except where the articles of incorporation or the NRS prescribes a different percentage of votes and/or a different exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the NRS.

Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the corporation at any meeting of stockholders shall be given to the Secretary of the corporation not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. No additional public announcement or disclosure of the date of any annual meeting of stockholders need be made if the corporation shall have previously disclosed, in these bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not duly been given.

Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented, including the text of any resolutions to be presented for consideration by the stockholders, a brief written statement of the reasons why such stockholder favors the proposal, such stockholder’s name and address, the number and class of all shares of each class of stock of the corporation and each derivative instrument beneficially owned by such stockholder, a description of any material interest of such stockholder in the proposal (other than as a stockholder) and a description of all agreements, arrangements and understandings between such stockholder, if any, and any other person or persons (including the names of such persons) in connection with the proposal.

Any stockholder desiring to nominate any person for election as a director of the corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the corporation and each derivative instrument beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the Commission (“Regulation S-K”), such person’s signed consent to serve as a director of the corporation if elected, all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (including the rules and regulations promulgated thereunder), a representation confirming that such nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K and the primary national stock exchange upon which the corporation’s shares are then listed (including for purposes of membership on the audit and compensation committees of the Board of Directors), any compensation or other material agreements, arrangements understandings or relationships between such director nominee and such stockholder or any other person in connection with the nomination, such stockholder’s name and address and the number and class of all shares of each class of stock of the corporation and each derivative instrument beneficially owned by such stockholder. The corporation may also require any nominee to furnish such other information, including completion of the corporation’s director questionnaire, as it may reasonably request.

Any notice delivered with respect to proposals by stockholders and persons nominated for election as directors by stockholders must also include (a) a representation that the stockholder that submitted the notice is a stockholder of record (as defined in NRS 78.010(1)(k)) of the corporation entitled to vote at such meeting of the corporation on the matter proposed and intends to appear in person at such meeting to propose its nomination or other business and (b) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.

As used herein, (i) shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Exchange Act), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions), (ii) “derivative instrument” shall mean any security or right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (including, for the avoidance of doubt, any short interest), and (iii) a meeting is “publicly announced or disclosed” if it is announced in a press release issued by the corporation and distributed by a national news service or disclosed in a document publicly filed by the corporation with the Commission.

ARTICLE II

DIRECTORS

1. Functions and Definitions. The business of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The use of the phrase “whole Board of Directors” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Nevada. The number of directors constituting the whole Board of Directors shall be at least three. Subject to the foregoing limitation, the number of directors constituting the whole Board of Directors may be fixed from time to time by action of the Board of Directors only, or, if the number is not fixed, the number shall be 12.

3. Election and Term. Except as may be otherwise specified in the articles of incorporation, directors who are elected or appointed at an annual meeting of stockholders, and directors who are elected or appointed in the interim to fill vacancies and newly created directorships, shall hold office for the term of the class for which such directors shall have been chosen and until their successors have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from any removal of directors for cause or without cause, any vacancy in the Board of Directors may be filled as provided in the articles of incorporation.

4. Meeting.

Time. Meetings shall be held at such time as the Board of Directors shall fix.

First Meeting. The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of the stockholders at the same physical location at which the annual meeting of stockholders is held (if the annual meeting of stockholders is held at a physical location), and no notice of such meeting shall be necessary, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and physical location, if any, as shall be specified in the notice given as hereinafter provided for special meetings of the Board of Directors, or at such time and physical location, if any, as shall be fixed by the consent in writing of all of the directors.

Location. Meetings, both regular and special, shall be held at such physical location, if any, within or without the State of Nevada as shall be fixed by the Board of Directors. A meeting of the Board of Directors may be held solely by means of remote communication, as may be designated by the directors from time to time.

Call. No call shall be required for regular meetings for which the time and physical location, if any, have been fixed. Special meetings may be called by or at the direction of the Chairman, if any, a Vice Chairman, if any, the Chief Executive Officer, or the President, if any, or of a majority of the directors in office.

Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and physical location, if any, have been fixed. Written, oral, electronic or any other mode of notice of the time and physical location, if any, and the means of remote communication, if any, by which directors may be deemed to be present in person and vote at such meeting, shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.

Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Quorum and Action. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum; provided, however, that such majority shall constitute at least one-third (1/3) of the whole Board of Directors. Any director may participate in a meeting of the Board of Directors by means of remote communication by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board of Directors shall constitute presence in person at such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and physical location, if any (or alternatively, by means of remote communication). Except as herein otherwise provided, and except as otherwise provided by the NRS or the articles of incorporation, the act of the Board of Directors shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the NRS and these bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors.

Chairman of the Meeting. The Chairman, if any, and if present and acting, shall preside at all meetings; otherwise, any other director chosen by the Board of Directors shall preside.

5. Removal of Directors. Any or all of the directors may be removed for cause or without cause by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that so long as the articles of incorporation provides that each class of stock, voting separately as a class, shall elect a certain percentage of directors, a director may be removed without cause by stockholders only by the vote of the holders of the class of stock representing not less than two-thirds of the voting power of the issued and outstanding shares of such class of stock entitled to vote, voting separately as a class, that either elected such director or elected the predecessor of such director whose position was filled by such director due to the predecessor director’s death, resignation or removal.

6. Action in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be (other than any director abstaining in writing pursuant to and in accordance with NRS 78.315(2)), consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

7. Executive Committee.

Powers. The Board of Directors may appoint an Executive Committee of the Board of Directors of the corporation of such number of members as shall be determined from time to time by the Board of Directors. The term of office of each member of the Executive Committee shall be co-extensive with the term of such member’s office as a director. Any member of the Executive Committee who shall cease to be a director of the corporation shall ipso facto cease to be a member of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum for the valid transaction of business. The Executive Committee may meet at stated times or on two days’ notice by any member of the Executive Committee to all other members, by delivered letter, by mail, by courier service or by email. The provisions of Section 4 of this Article II with respect to waiver of notice of meetings of the Board of Directors and participation at meetings of the Board of Directors by means of remote communication shall apply to meetings of the Executive Committee. The provisions of Section 6 of this Article II with respect to action taken by a committee of the Board of Directors without a meeting shall apply to action taken by the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, unless and only to the extent otherwise limited by the NRS. The Executive Committee shall have power to make rules and regulations for the conduct of its business. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors from among the directors at a regular meeting, or at a special meeting held for that purpose.

Chairman and Secretary. The Executive Committee shall elect from its own members a chairman who shall hold office during the term of such person’s office as a member of the Executive Committee. When present, the chairman shall preside over all meetings of the Executive Committee. The Executive Committee shall also elect a secretary of the Executive Committee who shall attend all meetings of the Executive Committee and keep the minutes of its acts and proceedings. Such secretary shall be a member of the Board of Directors and may, but need not, be a member of the Executive Committee.

Minutes. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

Meetings. The Executive Committee may hold meetings, both regular and special, at a physical location, if any, either within or without the State of Nevada, as shall be set forth in the Notice of the Meeting or in a duly executed Waiver of Notice thereof. A meeting of the Executive Committee may be held solely by means of remote communication as may be designated by the members of the committee from time to time, subject to any limitations or prescriptions relating thereto prescribed by the Board of Directors.

8. Other Committees. The Board of Directors may from time to time, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine. No such other committee of the Board of Directors shall be composed of fewer than two directors; provided, however, that if a committee appointed by the Board of Directors is initially composed of two or more directors and one or more of such directors are no longer able to serve on the committee due to death, disability, incapacity, resignation from the Board of Directors or failure to meet the qualifications for service on the relevant committee, the committee may continue its appointment with the powers and duties delegated to it by the Board of Directors with less than two directors, unless the Board of Directors determines otherwise. Meetings of such committees of the Board of Directors may be held at any physical location, if any, within or without the State of Nevada, from time to time designated by the Board of Directors or the committee in question. A meeting of a committee of the Board of Directors may be held solely by means of remote communication as may be designated by the members of the committee from time to time, subject to any limitations or prescriptions relating thereto prescribed by the Board of Directors. Such committees may meet at stated times or on two days’ notice by any member of such committee to all other members, by delivered letter, by mail, by courier service or by email. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the members then serving on such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. The provisions of Section 4 of this Article II with respect to waiver of notice of meetings of the Board of Directors and participation at meetings of the Board of Directors by means of remote communication shall apply to meetings of such other committees.

ARTICLE III

OFFICERS

1. Officers. The directors shall elect the officers required by the NRS, and may elect or appoint an Executive Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Chief Accounting Officer, one or more Vice Chairmen, a President, one or more Vice Presidents (one or more of whom may be denominated “Executive Vice President” or “Senior Vice President”), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers and such other officers as they may determine. Any number of offices may be held by the same person.

2. Term of Office; Removal. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor has been elected and qualified. The Board of Directors may remove any officer for cause or without cause.

3. Authority and Duties. All officers, as between themselves and the corporation, shall have such authority and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by these bylaws, or, to the extent not so provided, by the Board of Directors. The Board of Directors may delegate to the Chairman or to the Chief Executive Officer the power and authority to define the authority and duties of any or all of the other officers of the corporation.

4. The Chairman. The Chairman, if any, shall preside at all meetings of the Board of Directors; otherwise, any other director chosen by the Board of Directors shall preside. The Chairman, if any, shall have such additional duties as the Board of Directors may prescribe. As used in these bylaws, the term “Chairman” means the Executive Chairman, if any.

ARTICLE IV

VOTING OF STOCK IN OTHER COMPANIES

Unless otherwise ordered by the Board of Directors, the Chairman, the Chief Executive Officer, a Vice Chairman, the President, a Vice President, the Secretary or the Treasurer shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of stockholders of any corporation, or to execute written consents as a stockholder of any corporation, in which the corporation may hold stock and at any such meeting, or in connection with any such consent, shall possess and exercise any and all of the rights and powers incident to the ownership of such stock which as the owner thereof the corporation might have possessed and exercised if present or any of the foregoing officers of the corporation may in his or her discretion give a proxy or proxies in the name of the corporation to any other person or persons, who may vote said stock, execute any written consent, and exercise any and all other rights in regard to it here accorded to the officers. The Board of Directors by resolution from time to time may limit or curtail such power. The officers named above shall have the same powers with respect to entities which are not corporations.

ARTICLE V

CORPORATE SEAL AND CORPORATE BOOKS

The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

The books of the corporation may be kept within or without the State of Nevada, at such physical location(s) as the Board of Directors may, from time to time, determine.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

AMENDMENTS TO BYLAWS

In furtherance and not in limitation of the powers conferred by the NRS and the articles of incorporation, the Board of Directors is expressly authorized to make, alter, amend or repeal these bylaws and to adopt any new bylaws; provided that the bylaws also may be amended or repealed in any respect, and any new bylaw may be adopted, in each case by the affirmative vote of the holders of a majority of the voting power of the outstanding stock of the corporation entitled to vote in the election of directors.

ARTICLE VIII

INDEMNIFICATION

A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding,

whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including as a manager of a limited liability company), including service with respect to employee benefit plans, to the fullest extent permitted by the NRS (including, without limitation, NRS 78.7502 and 78.751), as the same exists or may hereafter be amended or supplemented (but, in the case of any such amendment or supplement, only to the extent that such amendment or supplement permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment or supplement), or by any successor thereto, from and against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the NRS Law so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.

B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

C. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

ARTICLE IX

INAPPLICABILITY OF CONTROLLING INTEREST STATUTES

Notwithstanding any other provision in these bylaws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the corporation shall not apply to the corporation or to any acquisition of any shares of the corporation’s capital stock.

ARTICLE X

FORUM SELECTION

A. To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or, if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state court located within the State of Nevada) shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative (a) brought in the name or right of the corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any current or former director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (c) any internal action (as defined in NRS 78.046) including any action asserting a claim against the corporation arising pursuant to any provision of NRS Chapters 78 or 92A, the articles of incorporation or these bylaws, any agreement entered into pursuant to NRS 78.365 or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (d) to interpret, apply, enforce or determine the validity of the articles of incorporation or these bylaws or (e) asserting a claim governed by the internal affairs doctrine.

B. To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any claim arising under the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation promulgated thereunder (in each case, as amended from time to time); provided, however, that if the foregoing provisions of this Section 10(B) are, or the application of such provisions to any person or any circumstance is, illegal, invalid or unenforceable, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time).

C. Notwithstanding anything to the contrary in these bylaws, the foregoing provisions of this Section 10 shall not apply to any claim seeking to enforce any liability, obligation or duty created by the Exchange Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time) or any other claim for which the federal courts have exclusive jurisdiction to the extent such application would be contrary to law.

* *  * *

ANNEX G – AMC NETWORKS INC. DELAWARE CHARTER

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMC NETWORKS INC.

Pursuant to Sections 242 and 245 of

The General Corporation Law of the State of Delaware

AMC Networks Inc., a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is AMC Networks Inc. The date of filing of its original certificate of incorporation with the Secretary of State was March 9, 2011.

2. This restated certificate of incorporation amends, restates and integrates the provisions of the certificate of incorporation of said corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the holder of all of the outstanding stock entitled to vote thereon and all of the outstanding stock of each class entitled to vote thereon as a class in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3. The text of the certificate of incorporation is hereby amended and restated to read herein as set forth in full:

“AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMC NETWORKS INC.

FIRST. The name of this corporation (hereinafter called the “Corporation”) is AMC Networks Inc.

SECOND. The name and address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle.

THIRD. The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be four hundred and ninety-five million (495,000,000) shares, which shall be divided into the following classes:

(a) three hundred and sixty million (360,000,000) shares shall be of a class designated Class A common stock, par value $0.01 per share (“Class A Common Stock”);

(b) ninety million (90,000,000) shares shall be of a class designated Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with Class A Common Stock, “Common Stock”);

(c) forty-five million (45,000,000) shares shall be of a class designated preferred stock, par value $0.01 per share (“Preferred Stock”).

When the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware becomes effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Time”), shares of common stock, par value, $.01 per share, of the Corporation (“Old Common Stock”), in the aggregate outstanding immediately prior to the Effective Time shall automatically be reclassified as and converted into an aggregate of 57,813,256.75 shares of Class A Common Stock and 13,534,418.25 shares of Class B Common Stock. From and after the Effective Time, certificates that previously represented shares of Old Common Stock shall, until the same are presented for exchange, represent the number of shares of Class A Common Stock and Class B Common Stock into which such shares of Old Common Stock were reclassified and converted pursuant hereto.

The following is a statement of (a) the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Common Stock; and (b) the authority expressly vested in the Board of Directors hereunder with respect to the issuance of series of Preferred Stock:

A.	Common Stock.

I.	Priority of Preferred Stock.

Each of the Class A Common Stock and Class B Common Stock is subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any Certificates of Designations filed with respect to any series of Preferred Stock pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of Paragraph B of this Article FOURTH.

II.	Dividends.

Subject to (a) any other provisions of this Certificate of Incorporation including, without limitation, Section A.V of this Article FOURTH, and (b) the provisions of any Certificates of Designations filed with respect to any series of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive equally on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided that, subject to Section A.V of this Article, the Board of Directors shall declare no dividend, and no dividend shall be paid, with respect to any outstanding share of Class A Common Stock or Class B Common Stock, whether paid in cash or property, unless, simultaneously, the same dividend is paid with respect to each share of Class A Common Stock and Class B Common Stock.

III.	Voting.

(a) Except as otherwise required (i) by statute, (ii) pursuant to the provisions of this Certificate of Incorporation, or (iii) pursuant to the provisions of any Certificates of Designations filed with respect to any series of Preferred Stock, the holders of Common Stock shall have the sole right and power to vote on all matters on which a vote of stockholders is to be taken. At every meeting of the stockholders, each holder of Class A Common Stock shall be entitled to cast one (1) vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation and each holder of Class B Common Stock shall be entitled to cast ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation.

Except in the election of directors of the Corporation (voting in respect of which shall be governed by the terms set forth in subsections (b) and (c) of this Section III) and as otherwise required (i) by statute, (ii) pursuant to the provisions of this Certificate of Incorporation, or (iii) pursuant to the provisions of any Certificates of Designations filed with respect to any series of Preferred Stock, the holders of Common Stock shall vote together as a single class; provided, that the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Class B Common Stock, voting separately as a class, shall be required for (1) the authorization or issuance of any additional shares of Class B Common Stock and (2) any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the powers, preferences or rights of Class B Common Stock. Except as provided in the previous sentence, the number of authorized shares of any class of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote.

(b) With respect to the election of directors:

(i) If on the record date for notice of any meeting of stockholders of the Corporation at which directors are to be elected by the holders of Common Stock (the “Common Stock Directors”), the aggregate number of outstanding shares of Class A Common Stock is at least 10% of the total aggregate number of outstanding shares of Common Stock, holders of Class A Common Stock shall vote together as a separate class and shall be entitled to elect 25% of the total number of Common Stock Directors; provided, that if such 25% is not a whole number, then the holders of Class A Common Stock, voting together as a separate class, shall be entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of the Common Stock Directors. Subject to subsection (iii) of this Section III(b), holders of Class B Common Stock shall vote together as a separate class to elect the remaining Common Stock Directors;

(ii) If on the record date for notice of any meeting of stockholders of the Corporation at which Common Stock Directors are to be elected, the aggregate number of outstanding shares of Class A Common Stock is less than 10% of the total aggregate number of outstanding shares of Common Stock, the holders of Common Stock shall vote together as a single class with respect to the election of the Common Stock Directors and the holders of Class A Common Stock, voting together as a separate class, shall not have the right to elect 25% of the Common Stock Directors, but shall have one (1) vote per share for all Common Stock Directors and the holders of Class B Common Stock shall be entitled to ten (10) votes per share for all Common Stock Directors; and

(iii) If on the record date for notice of any meeting of stockholders of the Corporation at which Common Stock Directors are to be elected, the aggregate number of outstanding shares of Class B Common Stock is less than 12 1/2% of the total aggregate number of outstanding shares of Common Stock, then the holders of Class A Common Stock, voting together as a separate class, shall continue to elect a number of directors equal to 25% of the total number of Common Stock Directors (or the next highest whole number) in accordance with subsection (b)(i) of this Section III and, in addition, shall vote together with the holders of Class B Common Stock, as a single class, to elect the remaining Common Stock Directors, with the holders of Class A

Common Stock entitled to one (1) vote per share for all Common Stock Directors and the holders of Class B Common Stock entitled to ten (10) votes per share for all Common Stock Directors.

(c) Any vacancy in the office of a Common Stock Director elected by the holders of Class A Common Stock voting as a separate class during the term for which such Common Stock Director was elected shall be filled by a vote of holders of Class A Common Stock voting as a separate class, and any vacancy in the office of a Common Stock Director elected by the holders of Class B Common Stock voting as a separate class during the term for which such Common Stock Director was elected shall be filled by a vote of holders of Class B Common Stock voting as a separate class or, in the absence of a stockholder vote, in the case of a vacancy in the office of a Common Stock Director elected by either class during the term for which such Common Stock Director was elected, such vacancy may be filled by the remaining directors of such class. Except as provided in the foregoing sentence, any vacancy on the Board of Directors may be filled by a vote of holders of Class A Common Stock or the Common Stock Directors elected thereby if the number of Common Stock Directors elected thereby is then less than 25% of the total number of Common Stock Directors, and otherwise may be filled by a vote of holders of Class B Common Stock or the Common Stock Directors elected thereby; provided, that in each case at the time of the filling of such vacancy, the holders of such class of stock were then entitled to elect directors to the Board of Directors by class vote. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders (at which time such person’s term shall expire) and until such person’s successor has been duly elected and qualified. If the Board of Directors increases the number of directors in accordance with Article FIFTH of this Certificate of Incorporation, any newly created directorship may be filled by the Board of Directors; provided that, so long as the holders of Class A Common Stock have the rights provided in subsections (b) and (c) of this Section III in respect of the last preceding annual meeting of stockholders to elect 25% of the total number of Common Stock Directors, (i) the Board of Directors may be so enlarged by the directors only to the extent that at least 25% of the enlarged board consists of (1) Common Stock Directors elected by the holders of Class A Common Stock, (2) persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class A Common Stock or (3) persons appointed by Common Stock Directors elected by holders of Class A Common Stock or persons appointed to fill vacancies created by the death, resignation or removal of persons elected by holders of Class A Common Stock and (ii) each person filling a newly-created directorship is designated either (x) as a Common Stock Director to be elected by holders of Class A Common Stock and is appointed by Common Stock Directors elected by holders of Class A Common Stock or persons appointed to fill vacancies created by the death, resignation or removal of persons elected by holders of Class A Common Stock or (y) as a Common Stock Director to be elected by holders of Class B Common Stock and is appointed by Common Stock Directors elected by holders of Class B Common Stock or persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class B Common Stock.

(d) Notwithstanding anything in this Section III to the contrary, the holders of Class A Common Stock shall have exclusive voting power on all matters upon which, pursuant to this Certificate of Incorporation or applicable laws, the holders of Common Stock are entitled to vote, at any time when no shares of Class B Common Stock are issued and outstanding.

(e) Wherever any provision of this Certificate of Incorporation or the By-laws of the Corporation sets forth a specific percentage of the shares outstanding and entitled to vote which is required for approval or ratification of any action upon which the vote of the stockholders is required or may be obtained, such provision shall mean such specified percentage of the votes entitled to be cast by holders of shares then outstanding and entitled to vote on such action.

(f) From and after the date on which Cablevision Systems Corporation (“Cablevision”) first distributes to its stockholders shares of Class A Common Stock and Class B Common Stock pursuant to the Distribution Agreement, dated as of June 6, 2011, between the Corporation and Cablevision, no action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of the stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied. Notwithstanding this clause (f), the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

IV.	Conversion Rights.

(a) Subject to the terms and conditions of this Article FOURTH, each share of Class B Common Stock shall be convertible at any time and from time to time, at the option of the holder thereof, at the office of any transfer agent for such Class B Common Stock and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and non-assessable share of Class A Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Common Stock surrendered for conversion or on account of any dividends on the Class A Common Stock issuable on such conversion; provided, that the foregoing shall not affect the right of any holder of Class B Common Stock on the record date for any dividend to receive payment of such dividend. Before any holder of Class B Common Stock shall be entitled to convert the same into Class A Common Stock, he or she shall surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he or she elects so to convert said Class B Common Stock in accordance with the terms of this Section IV, and shall state in writing therein the name or names in which he or she wishes the certificate or certificates for Class A Common Stock to be registered. Every such notice of election to convert shall constitute a binding contract between the holder of such Class B Common Stock and the Corporation, whereby the holder of such Class B Common Stock shall be deemed to subscribe for the amount of Class A Common Stock which he or she shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Common Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Class A Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock, accompanied by the written notice, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Class A Common Stock to which he shall be entitled as aforesaid. Subject to the provisions of subsection (c) of this Section IV, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Common

Stock to be converted; and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date. Upon conversion of shares of Class B Common Stock, shares of Class B Common Stock so converted will be canceled and retired by the Corporation, such shares shall not be reissued and the number of shares of Class B Common Stock which the Corporation shall have authority to issue shall be decreased by the number of shares of Class B Common Stock so converted and the Board of Directors shall take such steps as are required to so retire such shares.

(b) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or that no such tax is due.

(c) The Corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Common Stock for conversion during any period while such books are closed shall be deemed effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.

(d) The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock will, upon issue, be fully paid and non-assessable and not entitled to any preemptive rights.

V.	Securities Distributions.

(a) The Corporation may declare and pay a dividend or distribution consisting of shares of Class A Common Stock, Class B Common Stock or any other securities of the Corporation or any other person (hereinafter sometimes called a “share distribution”) to holders of one or more classes of Common Stock only in accordance with the provisions of this Section V.

(b) If at any time a share distribution is to be made with respect to Class A Common Stock or Class B Common Stock, such share distribution may be declared and paid only as follows:

(i) a share distribution consisting of shares of Class A Common Stock (or Convertible Securities (as defined below) convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis;

(ii) a share distribution consisting of shares of Class A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and, on an equal per share basis, shares of Class B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock; and

(iii) a share distribution consisting of any class or series of securities of the Corporation or any other person other than as described in clauses (i) and (ii) of this subsection (a) of this Section V, either (1) on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock and Class B Common Stock or (2) on the basis of a distribution of one class or series of securities to holders of Class A Common Stock and another class or series of securities to holders of Class B Common Stock; provided, that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than differences in their rights (other than voting rights) consistent in all material respects with the differences between the Class A Common Stock and the Class B Common Stock and difference in their relative voting rights, with holders of shares of Class B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such voting rights differ to a greater or lesser extent than the corresponding differences in the voting rights of the Class A Common Stock and the Class B Common Stock provided in Section A.III of this Article FOURTH); provided, that if the securities so distributed constitute capital stock of a subsidiary of the Corporation, such voting rights shall not differ to a greater extent than the corresponding differences in voting rights of the Class A Common Stock and the Class B Common Stock provided in Section A.III of this Article FOURTH, and provided in each case that such distribution is otherwise made on an equal per share basis, as determined by the Board of Directors in its sole discretion.

For purposes of this Certificate of Incorporation, “Convertible Securities” shall mean any securities of the Corporation (other than any class of Common Stock) or any subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of any class of Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

VI.	Liquidation Rights.

In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after payment in full of the amounts to be paid to holders of Preferred Stock as set forth in any Certificates of Designations filed with respect thereto, the remaining assets and funds of the Corporation shall be divided among, and paid ratably to the holders of Class A Common Stock and Class B Common Stock (including those persons who shall become holders of Class A Common Stock by reason of the conversion of their shares of Class B Common Stock) as a single class. For the purposes of this Section VI, a consolidation or merger of the Corporation with one or more other corporations or business entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

VII.	Reclassifications, Etc.

Neither the Class A Common Stock nor the Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of Common Stock is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

VIII.	Mergers, Consolidations, Etc.

In any merger, consolidation or business combination of the Corporation with or into another corporation, whether or not the Corporation is the surviving corporation, the consideration per share to be received by holders of Class A Common Stock and Class B Common Stock in such merger, consolidation or business combination must be identical to that received by holders of the other class of Common Stock, except that in any such transaction in which shares of capital stock are distributed, such shares may differ as to voting rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ as provided herein.

IX.	Rights and Warrants.

In case the Corporation shall issue rights or warrants to purchase shares of capital stock of the Corporation, the terms of the rights and warrants, and the number of rights or warrants per share, to be received by holders of Class A Common Stock and Class B Common Stock must be identical to that received by holders of the other class of Common Stock, except that the shares of capital stock into which such rights or warrants are exercisable may differ as to voting rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ as provided herein.

B.	Preferred Stock.

I.	Issuance.

Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a Certificate or Certificates of Designations providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided.

II.	Powers of the Board of Directors.

Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and with respect to each series to set forth in a Certificate or Certificates of Designations provisions with respect to the issuance of such series, the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof of the shares of each series of Preferred Stock, including without limitation the following:

(a) The maximum number of shares to constitute such series and the distinctive designation thereof;

(b) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(c) The dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

(d) Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

(e) The rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

(f) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(h) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of the Class A Common Stock, the Class B Common Stock or any other class or classes of stock of the corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

(i) The conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

(j) Any other preference and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Article FOURTH.

III.	Ranking.

All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section B.II of this Article FOURTH; and all shares of Preferred Stock shall rank senior to the Common Stock both as to dividends and upon liquidation.

IV.	Liquidation Rights.

Except as shall be otherwise stated and expressed in the Certificate or Certificates of Designations adopted by the Board of Directors with respect to any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. Except as aforesaid, if, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this Section IV, a consolidation or merger of the Corporation with one or more other corporations or business entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

V.	Voting.

Except as shall be otherwise stated and expressed herein or in the Certificate or Certificates of Designations adopted by the Board of Directors with respect to the issuance of any series of Preferred Stock and except as otherwise required by the laws of the State of Delaware, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

FIFTH. The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman, if any, the President, the Treasurer, the Secretary, and other principal officers of the Corporation, shall be vested in its Board of Directors. The number of directors of the Corporation shall be fixed by the By-Laws of the Corporation and may be altered from time to time as provided therein. A director shall be elected to hold office until the expiration of the term for which such person is elected (which shall expire at the next annual meeting of stockholders after such person’s election), and until such person’s successor shall be duly elected and qualified.

SIXTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this corporation.

SEVENTH. The power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors and the stockholders entitled to vote in the election of directors.

EIGHTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this paragraph shall not eliminate or limit the liability of a director (A) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived an improper personal benefit.

NINTH. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if:

A. The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

B. The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

C. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

TENTH.

A.	Certain Acknowledgements; Definitions.

It is recognized that (a) certain directors and officers of the Corporation and its subsidiaries (the “Overlap Persons”) have served and may serve as directors, officers, employees and agents of Cablevision Systems Corporation and of Madison Square Garden, Inc. (“MSG”) and their subsidiaries and successors (each of the foregoing is an “Other Entity”), (b) the Corporation and its subsidiaries, directly or indirectly, may engage in the same, similar or related lines of business as those engaged in by any Other Entity and other business activities that overlap with or compete with those in which such Other Entity may engage, (c) the Corporation or its subsidiaries may have an interest in the same areas of business opportunity as an Other Entity, (d) the Corporation will derive substantial benefits from the service as directors or officers of the Corporation and its subsidiaries of Overlap Persons, and (e) it is in the best interests of the Corporation that the rights of the Corporation, and the duties of any Overlap Persons, be determined and delineated as provided in this Article TENTH in respect of any Potential Business Opportunities (as defined below) and in respect of the agreements and transactions referred to herein. The provisions of this Article TENTH will, to the fullest extent permitted by law, regulate and define the conduct of the business and affairs of the Corporation and its officers and directors who are Overlap Persons in connection with any Potential Business Opportunities and in connection with any agreements and transactions referred to herein. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, will be deemed to have notice of and to have consented to the provisions of this Article TENTH. References in this Article TENTH to “directors,” “officers,” “employees” and “agents” of any person will be deemed to include those persons who hold similar positions or exercise similar powers and authority with respect to any other entity that is a limited liability company, partnership, joint venture or other non-corporate entity.

B.	Duties of Directors and Officers Regarding Potential Business Opportunities; Renunciation of Interest in Potential Business Opportunities.

If a director or officer of the Corporation who is an Overlap Person is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its subsidiaries, in which the Corporation or any of its subsidiaries could, but for the provisions of this Article TENTH, have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”), (i) such Overlap Person will, to the fullest extent permitted by law, have no duty or obligation to refrain from referring such Potential Business Opportunity to any Other Entity and, if such Overlap Person refers such Potential Business Opportunity to an Other Entity, such Overlap Person shall have no duty or obligation to refer such Potential Business Opportunity to the Corporation or to any of its subsidiaries or to give any notice to the Corporation or to any of its subsidiaries regarding such Potential Business Opportunity (or any matter related thereto), (ii) if such Overlap Person refers a Potential Business Opportunity to an Other Entity, such Overlap Person, to the fullest extent permitted by law, will not be liable to the Corporation as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to the Corporation regarding such Potential Business Opportunity or any matter relating thereto; (iii) any Other Entity may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to such Other Entity by an Overlap Person, and (iv) if a director or officer who is an Overlap Person refers a Potential Business Opportunity to an Other Entity, then, as between the Corporation and/or its subsidiaries, on the one hand, and such Other Entity, on the other hand, the Corporation and its subsidiaries shall be deemed to have renounced any interest, expectancy or right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Overlap Person having been presented or offered, or otherwise acquiring knowledge of, such Potential Business Opportunity, unless in each case referred to in clause (i), (ii), (iii) or (iv), such Potential Business Opportunity satisfies all of the following conditions (any Potential Business Opportunity that satisfies all of such conditions, a “Restricted Potential Business Opportunity”): (A) such Potential Business Opportunity was expressly presented or offered to the Overlap Person solely in his or her capacity as a director or officer of the Corporation; (B) the Overlap Person believed that the Corporation possessed, or would reasonably be expected to be able to possess, the resources necessary to exploit such Potential Business Opportunity; and (C) substantially all of such opportunity, at the time it is presented to the Overlap Person, is, and is expected to remain, an “Independent Film Network;” provided, that the Corporation or any of its subsidiaries is directly engaged in that business at the time the Potential Business Opportunity is presented or offered to the Overlap Person. For purposes hereof, an “Independent Film Network” shall mean a nationally distributed cable television network that (i) has at least fifty million viewing subscribers in the United States, (ii) at least 75% of its (x) programming is comprised of and (y) revenues are derived from, independent films and other programming relating to the world of independent film, and (iii) is not targeted to sports fans or music fans (including, without limitation, such network does not feature a material portion of music or sports-related programming). The Corporation hereby renounces, on behalf of itself and its subsidiaries, to the fullest extent permitted by law, any interest or expectancy in any Potential Business Opportunity that is not a Restricted Potential Business Opportunity. In the event the Corporation’s board of directors declines to pursue a Restricted Potential Business Opportunity, Overlap Persons shall be free to refer such Restricted Potential Business Opportunity to an Other Entity.

C.	Certain Agreements and Transactions Permitted.

No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between the Corporation and/or any of its subsidiaries, on the one hand, and Cablevision or MSG and/or any of their subsidiaries, on the other hand, before the Corporation ceased to be an indirect, wholly-owned subsidiary of Cablevision shall be void or voidable or be considered unfair to the Corporation or any of its subsidiaries solely because an Other Entity is a party thereto, or because any directors, officers or employees of an Other Entity were present at or participated in any meeting of the board of directors, or a committee thereof, of the Corporation, or the board of directors, or committee thereof, of any subsidiary of the Corporation, that authorized the contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. The Corporation may from time to time enter into and perform, and cause or permit any of its subsidiaries to enter into and perform, one or more contracts, agreements, arrangements or transactions (or amendments, modifications or supplements thereto) with an Other Entity. To the fullest extent permitted by law, no such contract, agreement, arrangement or transaction (nor any such amendments, modifications or supplements), nor the performance thereof by the Corporation, or any subsidiary of the Corporation, or by an Other Entity, shall be considered contrary to any fiduciary duty owed to the Corporation (or to any subsidiary of the Corporation, or to any stockholder of the Corporation or any of its subsidiaries) by any director or officer of the Corporation (or by any director or officer of any subsidiary of the Corporation) who is an Overlap Person. To the fullest extent permitted by law, no director or officer of the Corporation or any subsidiary of the Corporation who is an Overlap Person thereof shall have or be under any fiduciary duty to the Corporation (or to any subsidiary of the Corporation, or to any stockholder of the Corporation or any of its subsidiaries) to refrain from acting on behalf of the Corporation or Cablevision or MSG, or any of their respective subsidiaries, in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction in accordance with its terms and each such director or officer of the Corporation or any subsidiary of the Corporation who is an Overlap Person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and its subsidiaries, and shall be deemed not to have breached his or her duties of loyalty to the Corporation or any of its subsidiaries or any of their respective stockholders, and not to have derived an improper personal benefit therefrom.

D.	Amendment of Article TENTH.

No alteration, amendment or repeal of, or adoption of any provision inconsistent with, any provision of this Article TENTH will have any effect upon (a) any agreement between the Corporation or a subsidiary thereof and any Other Entity, that was entered into before the time of such alteration, amendment or repeal or adoption of any such inconsistent provision (the “Amendment Time”), or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after the Amendment Time, (b) any transaction entered into between the Corporation or a subsidiary thereof and any Other Entity, before the Amendment Time, (c) the allocation of any business opportunity between the Corporation or any subsidiary thereof and any Other Entity before the Amendment Time, or (d) any duty or obligation owed by any director or officer of the Corporation or any subsidiary of the Corporation (or the absence of any such duty or obligation) with respect to any Potential Business Opportunity which such director or officer was offered, or of which such director or officer otherwise became aware, before the Amendment Time (regardless of whether any proceeding relating to any of the above is commenced before or after the Amendment Time).

IN WITNESS WHEREOF, AMC NETWORKS INC. has caused this certificate to be signed by Joshua W. Sapan, its President and Chief Executive Officer, on the 28th day of June, 2011.

AMC NETWORKS INC.

By	/s/ Joshua W. Sapan
Name: Joshua W. Sapan Title: President and Chief Executive Officer

ANNEX H – AMC NETWORKS INC. DELAWARE BYLAWS

AMENDED BY-LAWS

OF

AMC NETWORKS INC.

(A DELAWARE CORPORATION)

AMENDED EFFECTIVE AS OF JUNE 30, 2011

AMC NETWORKS INC.

BY-LAWS

AMENDED BY-LAWS

OF

AMC Networks Inc.

(A DELAWARE CORPORATION)

ARTICLE I

STOCKHOLDERS

1.Certificates; Uncertificated Shares. The shares of stock in the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, to the extent, if any, required by applicable law, every holder of stock in the corporation represented by a certificate shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman, the Chief Executive Officer or Vice Chairman, if any, or by the President, if any, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. In lieu thereof it shall either pay in cash the fair value of fractions of a share, as determined by the Board of Directors, to those entitled thereto or issue scrip or fractional warrants in registered form, either represented by a certificate or uncertificated, or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a stockholder except as therein provided. Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock or uncertificated full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board of Directors may determine.

3. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4. Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, including any Preferred Stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

6. Stockholder Meetings.

Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors. A special meeting shall be held on the date and at the time fixed by the directors.

Place. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

Call. Annual meetings and special meetings may be called by the Board of Directors only.

Notice or Waiver of Notice. Notice of all meetings shall be given, stating the place, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail or in such other manner as may be permitted by the General Corporation Law, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder’s record address or at such other address which he may have furnished for such purpose in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereof prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Stockholder List. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order or seniority and if present and acting, the Chairman, if any, the Executive Chairman, if any, the Chief Executive Officer, if any, a Vice Chairman, if any, the President, if any, a Vice President, a chairman for the meeting chosen by the Board of Directors, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman for the meeting shall appoint a secretary of the meeting. The presiding officer shall: call the meeting to order; determine when proxies must be filed with the secretary of the meeting; open the polls, establish the time period for which polls remain open and close the polls; decide who may address the meeting and generally determine the order of business and time for adjournment of the meeting. The presiding officer shall also maintain proper and orderly conduct, and shall take all means reasonably necessary to prevent or cease disruptions, personal attacks or inflammatory remarks at the meeting. In addition to the powers and duties specified herein, the presiding officer shall have the authority to make all other determinations necessary for the order and proper conduct of the meeting.

Proxy Representation. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting or voting or participating at a meeting. Such authorization may take any form permitted by the General Corporation Law. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Inspectors and Judges. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his or her ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by such inspector(s) and execute a certificate of any fact found by such inspector(s).

Quorum. Except as the General Corporation Law or these by-laws may otherwise provide, the holders of a majority of the votes represented by the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business; provided, however, that if the certificate of incorporation or the General Corporation Law provides that voting on a particular action is to be by class, a majority of the votes represented by the outstanding shares of stock of such class shall constitute a quorum at a meeting of stockholders for the authorization of such action. The stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

Voting. Except as otherwise provided in these by-laws, the certificate of incorporation or, with respect to Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance thereof, and except as otherwise provided by the General Corporation Law, at every meeting of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to the number of votes as specified, and to the extent provided for, in the certificate of incorporation or, with respect to Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance thereof, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of directors, a plurality of the votes cast by each class of stock, voting separately as a class, shall elect the directors that such class is authorized to elect as specified, and to the extent provided for, in the certificate of incorporation. Any other action shall be authorized by a majority of the votes cast except where the certificate of incorporation or the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the General Corporation Law.

Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the corporation at any meeting of stockholders shall be given to the Secretary of the corporation not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. No additional public announcement or disclosure of the date of any annual meeting of stockholders need be made if the corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the corporation beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), such person’s signed consent to serve as a director of the corporation if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the corporation beneficially owned by such stockholder. As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

ARTICLE II

DIRECTORS

1. Functions and Definitions. The business of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The use of the phrase “whole Board of Directors” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of 12 persons. Thereafter the number of directors constituting the whole Board of Directors shall be at least three. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the Board of Directors only, or, if the number is not fixed, the number shall be 12.

3. Election and Term. The first Board of Directors shall be elected by the incorporator and shall hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office for the term of the class for which such directors shall have been chosen and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, any vacancy in the Board of Directors may be filled as provided in the certificate of incorporation.

4. Meeting.

Time. Meetings shall be held at such time as the Board of Directors shall fix.

First Meeting. The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of the stockholders at the same place at which the annual meeting of stockholders is held, and no notice of such meeting shall be necessary, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as hereinafter provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the directors.

Place. Meetings, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman, if any, a Vice Chairman, if any, the Chief Executive Officer, or the President, if any, or of a majority of the directors in office.

Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, electronic or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.

Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Quorum and Action. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum; provided, however, that such majority shall constitute at least one-third (1/3) of the whole Board of Directors. Any director may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board of Directors shall constitute presence in person at such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law or the certificate of incorporation, the act of the Board of Directors shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these by-laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors.

Chairman of the Meeting. The Chairman, if any and if present and acting, shall preside at all meetings; otherwise, any other director chosen by the Board of Directors shall preside.

5. Removal of Directors. Any or all of the directors may be removed for cause or without cause by the stockholders; provided, however, that so long as the certificate of incorporation provides that each class of stock, voting separately as a class, shall elect a certain percentage of directors, a director may be removed without cause by stockholders only by the vote of the class of stock, voting separately as a class, that either elected such director or elected the predecessor of such director whose position was filled by such director due to the predecessor director’s death, resignation or removal.

6. Action in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

7. Executive Committee.

Powers. The Board of Directors may appoint an Executive Committee of the Board of Directors of the corporation of such number of members as shall be determined from time to time by the Board of Directors. The term of office of each member of the Executive Committee shall be co-extensive with the term of such member’s office as director. Any member of the Executive Committee who shall cease to be a director of the corporation shall ipso facto cease to be a member of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum for the valid transaction of business. The Executive Committee may meet at stated times or on two days’ notice by any member of the Executive Committee to all other members, by delivered letter, by mail, by courier service or by email. The provisions of Section 4 of this Article II with respect to waiver of notice of meetings of the Board of Directors and participation at meetings of the Board of Directors by means of a conference telephone or similar communications equipment shall apply to meetings of the Executive Committee. The provisions of Section 6 of this Article II with respect to action taken by a committee of the Board of Directors without a meeting shall apply to action taken by the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, except as limited by the General Corporation Law. The Executive Committee shall have power to make rules and regulations for the conduct of its business. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors from among the directors at a regular meeting, or at a special meeting held for that purpose.

Chairman and Secretary. The Executive Committee shall elect from its own members a chairman who shall hold office during the term of such person’s office as a member of the Executive Committee. When present, the chairman shall preside over all meetings of the Executive Committee. The Executive Committee shall also elect a secretary of the Executive Committee who shall attend all meetings of the Executive Committee and keep the minutes of its acts and proceedings. Such secretary shall be a member of the Board of Directors and may, but need not, be a member of the Executive Committee.

Minutes. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

Meetings. The Executive Committee may hold meetings, both regular and special, either within or without the State of Delaware, as shall be set forth in the Notice of the Meeting or in a duly executed Waiver of Notice thereof.

8. Other Committees. The Board of Directors may from time to time, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine. No such other committee of the Board of Directors shall be composed of fewer than two directors. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or the committee in question. Such committees may meet at stated times or on two days’ notice by any member of such committee to all other members, by delivered letter, by mail, by courier service or by email. The provisions of Section 4 of this Article II with respect to waiver of notice of meetings of the Board of Directors and participation at meetings of the Board of Directors by means of a conference telephone or similar communications equipment shall apply to meetings of such other committees.

ARTICLE III

OFFICERS

1. Officers. The directors may elect or appoint an Executive Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Chief Accounting Officer, one or more Vice Chairmen, a President, one or more Vice Presidents (one or more of whom may be denominated “Executive Vice President” or “Senior Vice President”), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers and such other officers as they may determine. Any number of offices may be held by the same person.

2. Term of Office; Removal. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor has been elected and qualified. The Board of Directors may remove any officer for cause or without cause.

3. Authority and Duties. All officers, as between themselves and the corporation, shall have such authority and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by these by-laws, or, to the extent not so provided, by the Board of Directors. The Board of Directors may delegate to the Chairman or to the Chief Executive Officer the power and authority to define the authority and duties of any or all of the other officers of the corporation.

4. The Chairman. The Chairman, if any, shall preside at all meetings of the Board of Directors; otherwise, any other director chosen by the Board of Directors shall preside. The Chairman, if any, shall have such additional duties as the Board of Directors may prescribe. As used in these by-laws, the term “Chairman” means the Executive Chairman if any.

ARTICLE IV

VOTING OF STOCK IN OTHER COMPANIES

Unless otherwise ordered by the Board of Directors, the Chairman, if any, the Executive Chairman, the Chief Executive Officer, a Vice Chairman, the President, a Vice President, the Secretary or the Treasurer shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of stockholders of any corporation, or to execute written consents as a stockholder of any corporation, in which the corporation may hold stock and at any such meeting, or in connection with any such consent, shall possess and exercise any and all of the rights and powers incident to the ownership of such stock which as the owner thereof the corporation might have possessed and exercised if present or any of the foregoing officers of the corporation may in his or her discretion give a proxy or proxies in the name of the corporation to any other person or persons, who may vote said stock, execute any written consent, and exercise any and all other rights in regard to it here accorded to the officers. The Board of Directors by resolution from time to time may limit or curtail such power. The officers named above shall have the same powers with respect to entities which are not corporations.

ARTICLE V

CORPORATE SEAL AND CORPORATE BOOKS

The corporate seal shall be in such form as the Board of Directors shall prescribe.

The books of the corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BY-LAWS

The power to amend, alter, and repeal these by-laws and to adopt new by-laws shall be vested in both the Board of Directors and the stockholders entitled to vote in the election of directors.

ARTICLE VIII

INDEMNIFICATION

A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.

B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

C. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

SCAN TO VIEW MATERIALS & VOTE wVote by Internet or Telephone or Mail AMC NETWORKS INC. 24 Hours a Day, 7 Days a Week11 PENN PLAZA Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.NEW YORK, NY 10001 Notice of Internet availability of Proxy Materials: VOTE BY INTERNETBefore The Meeting—Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 4, 2025 (June 2, 2025 for participants in the AMC Networks 401(k) Savings Plan, if applicable). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting—Go to www.virtualshareholdermeeting.com/AMCX2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Daylight Time, on June 4, 2025 (June 2, 2025 for participants in the AMC Networks 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 4, 2025.If you vote by Internet or by telephone you do NOT need to mail back your proxy card. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONSIf you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V71412-P29271 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYCLASS A STOCKHOLDERS For Withhold For All To withhold authority to vote for any individual AMC NETWORKS INC. All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below.FOR the following Director nominees: ! ! !1. Election of the following nominees as Directors: 01) Matthew C. Blank 02) Joseph M. Cohen 03) Debra G. Perelman 04) Leonard Tow 05) Carl E. VogelThe Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5: For Against Abstain2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 ! ! !3. Advisory vote on Named Executive Officer compensation ! ! !4. Vote on Proposal to Approve the Company’s Amended and Restated 2016 Employee Stock Plan ! ! !5. Vote on Proposal to Approve the Company’s Redomestication to the State of Nevada by Conversion ! ! !Unless otherwise specified in the spaces provided, the undersigned’s vote is cast “FOR” the election of the Director nominees listed in Proposal (1), “FOR” Proposals (2), (3), (4) and (5) as more fully described in the accompanying Proxy Statement.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.ï± FOLD AND DETACH HEREï± V71413-P29271CLASS A PROXY AMC NETWORKS INC.Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 5, 2025The undersigned hereby appoints Salvatore Romanello and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held live via the Internet at www.virtualshareholdermeeting.com/AMCX2025, on Thursday, June 5, 2025, at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” each of the Director nominees in Proposal (1), “FOR” Proposals (2), (3), (4) and (5), and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.Attention participants in the AMC Networks 401(k) Savings Plan: If shares of AMC Networks Inc. Class A Common Stock are held in this plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the Plan, how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on June 2, 2025 so that the Trustee (who votes the shares on behalf of the Plan’s participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the Participant. Please read the enclosed Proxy Statement for more information.The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc.(Continued and to be signed on the reverse side)

SCAN TO VIEW MATERIALS & VOTE wAMC NETWORKS INC. Vote by Internet or Telephone or Mail24 Hours a Day, 7 Days a Week11 PENN PLAZA Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if NEW YORK, NY 10001 you marked, signed and returned your proxy card.Notice of Internet availability of Proxy Materials: VOTE BY INTERNETBefore The Meeting—Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting—Go to www.virtualshareholdermeeting.com/AMCX2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Daylight Time, on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 4, 2025.If you vote by Internet or by telephone you do NOT need to mail back your proxy card. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONSIf you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V71414-P29271 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYCLASS B STOCKHOLDERS For Withhold For All To withhold authority to vote for any individual AMC NETWORKS INC. All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below.FOR the following Director nominees:! ! !1. Election of the following nominees as Directors: 01) James L. Dolan 05) Thomas C. Dolan 02) Christopher J. Cox 06) Stephen C. Mills 03) Aidan J. Dolan 07) Brian G. Sweeney 04) Patrick F. Dolan 08) Vincent TeseThe Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5: For Against Abstain2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 ! ! !3. Advisory vote on Named Executive Officer compensation ! ! !4. Vote on Proposal to Approve the Company’s Amended and Restated 2016 Employee Stock Plan ! ! !5. Vote on Proposal to Approve the Company’s Redomestication to the State of Nevada by Conversion ! ! !Unless otherwise specified in the spaces provided, the undersigned’s vote is cast “FOR” the election of the Director nominees listed in Proposal (1), “FOR” Proposals (2), (3), (4) and (5) as more fully described in the accompanying Proxy Statement.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.ï± FOLD AND DETACH HEREï± V71415-P29271CLASS B PROXYAMC NETWORKS INC.Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 5, 2025The undersigned hereby appoints Salvatore Romanello and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held live via the Internet at www.virtualshareholdermeeting.com/AMCX2025, on Thursday, June 5, 2025, at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” each of the Director nominees in Proposal (1), “FOR” Proposals (2), (3), (4) and (5), and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc.(Continued and to be signed on the reverse side)